       As filed with the Securities and Exchange Commission on September 8, 2006
                                                Registration No. 333-___________


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                        --------------------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        --------------------------------


                          ONE VOICE TECHNOLOGIES, INC.
                          ----------------------------
                 (Name of small business issuer in its charter)


             NEVADA                                               95-4714338
  (State or other Jurisdiction                                (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)

                                      7372
                          (Primary Standard Industrial
                           Classification Code Number)

                        4275 EXECUTIVE SQUARE, SUITE 200
                           LA JOLLA, CALIFORNIA 92037
                                 (858) 552-4466
          (Address and telephone number of principal executive offices and principal place of business)

                                   DEAN WEBER
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          ONE VOICE TECHNOLOGIES, INC.
                        4275 EXECUTIVE SQUARE, SUITE 200
                           LA JOLLA, CALIFORNIA 92037
                                 (858) 552-4466
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             DARRIN M. OCASIO, ESQ.
                              ERIC A. PINERO, ESQ.
                       SICHENZIA ROSS FRIEDMAN FERENCE LLP
                     1065 AVENUE OF THE AMERICAS, 21ST FLR.
                            NEW YORK, NEW YORK 10018
                                 (212) 930-9700
                              (212) 930-9725 (FAX)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ] ________

                                               CALCULATION OF REGISTRATION FEE

-------------------------------------------------- ------------------- ------------------ -------------------- --------------
    TITLE OF EACH CLASS OF SECURITIES TO BE          AMOUNT TO BE          PROPOSED            PROPOSED           AMOUNT OF
                   REGISTERED                       REGISTERED (1)         MAXIMUM              MAXIMUM         REGISTRATION
                                                                        OFFERING PRICE         AGGREGATE             FEE
                                                                        PER SHARE (2)       OFFERING PRICE
-------------------------------------------------- ------------------- ------------------ -------------------- --------------
Common stock, $.001 par value issuable upon         144,000,000 (3)         $.013             $1,872,000.00        $200.30
conversion of the convertible notes
-------------------------------------------------- ------------------- ------------------ -------------------- --------------
Common stock, $.001 par value issuable upon          91,239,173 (4)         $.013             $1,186,109.00        $126.91
exercise of Class A warrants
-------------------------------------------------- ------------------- ------------------ -------------------- --------------
                                       Total        235,239,173                               $3,058,109.00        $327.21
-------------------------------------------------- ------------------- ------------------ -------------------- --------------

(1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of secured convertible notes and the exercise of warrants held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the secured convertible notes and exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the secured convertible notes and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the secured convertible notes and upon exercise of the warrants to account for market fluctuations, and antidilution and price protection adjustments, respectively. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on September 5, 2006, which was $.013 per share.

(3) Includes 150% of the shares of our common stock issuable upon conversion of our secured convertible notes which we issued in July and August 2006.

(4) Includes shares of our common stock issuable upon exercise of our Class A common stock purchase warrants at an exercise price equal to $0.015 per share which we issued in July and August 2006.

_________________________________


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

      PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED SEPTEMBER 8, 2006

                          ONE VOICE TECHNOLOGIES, INC.
                              235,239,173 SHARES OF
                                  COMMON STOCK

This prospectus relates to the resale by the selling stockholders of up to 235,239,173 shares of our common stock, including up to (i) 82,500,000 shares of common stock underlying our 6% secured convertible notes in the aggregate principal amount of $550,000 which we issued in July 2006, (ii) 61,500,000 shares of common stock underlying our 6% secured convertible notes in the aggregate principal amount of $410,000 which we issued in August 2006, (iii) 48,530,839 shares of common stock issuable upon the exercise of Class A common stock purchase warrants at a price of $.015 per share which we issued in July 2006, and (iv) 42,708,334 shares of common stock issuable upon the exercise of Class A common stock purchase warrants at a price of $.015 per share which we issued in August 2006. The secured convertible notes are convertible into our common stock at the lower of (i) $0.015 or (ii) 80% of the average of the three lowest closing bid prices for our common stock for the 30 trading days prior to, but not including, the conversion date as reported by Bloomberg, L.P. on any principal market or exchange where our common stock is listed or traded. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.

Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "ONEV". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on September 5, 2006, was $.013.

  INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS"
                              BEGINNING ON PAGE 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is ________, 2006.

The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by One Voice Technologies, Inc. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

                                         TABLE OF CONTENTS


Cautionary Note Regarding Forward-Looking Statements                                             5
Prospectus Summary                                                                               6
Risk Factors                                                                                     9
Use of Proceeds                                                                                 15
Market For Common Equity and Related Stockholder Matters                                        15
Management's Discussion and Analysis of Financial Condition and Results of Operations           16
Description of Business                                                                         22
Description of Property                                                                         25
Legal Proceedings                                                                               25
Management                                                                                      26
Executive Compensation                                                                          27
Certain Relationships and Related Transactions                                                  29
Security Ownership of Certain Beneficial Owners and Management                                  29
Description of Securities                                                                       30
Commission's Position on Indemnification For Securities Act Liabilities                         30
Plan of Distribution                                                                            31
Selling Stockholders                                                                            33
Legal Matters                                                                                   36
Experts                                                                                         36
Changes In and Disagreements With Accountants on Accounting and Financial Disclosure            37
Available Information                                                                           37
Index to Consolidated Financial Statements                                                      38


                                                4

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement contain forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events.

In some cases, you can identify forward-looking statements by words such as "may," "should," "expect," "plan," "could," "anticipate," "intend," "believe," "estimate," "predict," "potential," "goal," or "continue" or similar terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

                               PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

                          ONE VOICE TECHNOLOGIES, INC.

OUR BUSINESS

We are a voice recognition technology company with over $43 million invested in research and development and deployment of more than 20 million products worldwide in seven languages. To date, our customers include: Walt Disney Internet Group, Warner Home Video, Golden State Cellular, Inland Cellular, Eloqui Wireless, Cell One of Amarillo, Panhandle Telephone Cooperative, Plateau Wireless, West Central Wireless, Telispire PCS, NewEgg.com, PC Alchemy, CompUSA, Dell.com and Cannon PC. Based on our patented technology, we offer voice solutions for the Telecom and Interactive Multimedia markets. Our telecom solutions allow business and consumer phone users to voice dial, group conference call, read and send e-mail and instant message, all by voice. We offer PC Original Equipment Manufacturers (OEM's) the ability to bundle a complete voice interactive computer assistant which allows PC users to talk to their computers to quickly play digital media (music, videos, DVD), along with read and send e-mail messages, SMS text messaging to mobile phones, PC-to-Phone calling (VoIP) and PC-to-PC audio/video. We believe that we are strongly positioned across these markets with our patented voice technology.

We believe that the presence of voice technology as an interface in mobile communications and PC computing is of paramount importance. Voice interface technology makes portable communications products mobile, more effective and safer to use and it makes communicating with a PC to play digital content, such as music, videos and photos, easier for consumers. Our development efforts currently are focused on the Telecom and PC multimedia markets and more specifically on mobile communications from a cell phone, directory assistance and in-home digital media access.

We are listed on the Over-The-Counter Bulletin Board under the symbol "ONEV". We are incorporated in the State of Nevada and we commenced operations on July 14, 1999. Our principal executive offices are located at 4275 Executive Square, Suite 200, La Jolla, California 92037, and our telephone number is (858) 552-4466.

     The Offering

     Common stock offered by selling stockholders................  Up to 235,239,173 shares, including the following:

                                                                   -    up to 82,500,000 shares of common stock underlying secured convertible notes in a principal amount of $550,000 issued pursuant to our July 2006 Subscription Agreement (includes a good faith estimate of the shares underlying convertible
                                                                        notes to account for market fluctuations and antidilution
                                                                        protection adjustments, respectively),

                                                                   -    up to 61,500,000 shares of common stock underlying secured convertible notes in a principal amount of $410,000 issued pursuant to our August 2006 Subscription Agreement (include a good faith estimate of the shares underlying convertible notes to account for market fluctuations and antidilution
                                                                        protection adjustments, respectively),


                                                                  6



                                                                   -    up to 48,530,839 shares of common stock issuable upon the
                                                                        exercise of Class A common stock purchase warrants at a
                                                                        price of $.015 per share issued pursuant to our July 2006
                                                                        Subscription Agreement (includes a good faith estimate of
                                                                        the shares underlying warrants to account for antidilution protection adjustments), and

                                                                   -    up to 42,708,334 shares of common stock issuable upon the
                                                                        exercise of Class A common stock purchase warrants at a
                                                                        price of $.015 per share issued pursuant to our August 2006
                                                                        Subscription Agreement (includes a good faith estimate of
                                                                        the shares underlying warrants to account for antidilution protection adjustments),

                                                                        This number represents 45.81% of our current outstanding
                                                                        stock.

     Common stock to be outstanding after the offering...........  Up to 748,807,744 shares

     Use of proceeds.............................................  We will not receive any proceeds from the sale of the common stock. However, we will receive the sale price of any common stock we sell to the selling stockholders upon exercise of the warrants. We expect to use the proceeds received from the
                                                                   exercise of the warrants, if any, for general working capital purposes. However, the selling stockholders will be entitled one year after the closing date to exercise up to the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective
                                                                   registration statement. In the event that the selling
                                                                   stockholders exercise the warrants on a cashless basis, then we will not receive any proceeds from the exercise of those
                                                                   warrants. The proceeds received from the sale of the secured convertible notes will be used for working capital needs.

     Over-The-Counter Bulletin Board Symbol......................  ONEV

The above information regarding common stock to be outstanding after the offering is based on 513,568,601 shares of common stock outstanding as of September 1, 2006 and assumes the subsequent conversion of our issued secured convertible notes and exercise of warrants by our selling stockholders, although there can be no assurances that any warrants will be exercised.

JULY 2006 SUBSCRIPTION AGREEMENT*

On July 6, 2006, we completed a private placement pursuant to a Subscription Agreement which we entered into with several accredited and/or qualified institutional investors pursuant to which the investors subscribed to purchase an aggregate principal amount of $550,000 in 6% secured convertible promissory notes and 1 Class A common stock purchase warrant for each 1share which would be issued on the closing date assuming full conversion of the secured convertible notes issued on the closing date.

The secured convertible notes bear simple interest at 6% per annum payable upon each conversion, August 1, 2006 and semi-annually thereafter, and mature 2 years after the date of issuance. Each investor shall have the right to convert the secured convertible notes after the date of issuance and at any time, until paid in full, at the election of the investor into fully paid and nonassessable shares of our common stock. The conversion price per share shall be the lower of
(i) $0.015 or (ii) 80% of the average of the three lowest closing bid prices for our common stock for the 30 trading days prior to, but not including, the conversion date as reported by Bloomberg, L.P. on any principal market or exchange where our common stock is listed or traded. The conversion price is adjustable in the event of any stock split or reverse stock split, stock dividend, reclassification of common stock, recapitalization, merger or consolidation. In addition, the conversion price of the secured convertible notes will be adjusted in the event that we spin off or otherwise divest ourselves of a material part of our business or operations or dispose all or a portion of our assets. Our obligation to repay all principal, and accrued and unpaid interest under the convertible notes is secured by all of our assets pursuant to a certain Security Agreement dated as of February 16, 2006, which also secures the remaining principal amount of our convertible notes in the aggregate amount of $2,374,000 which we issued on March 18, 2005, July 13, 2005, March 20, 2006, May 5, 2006 and July 6, 2006 to certain of the investors participating in this new private placement.

We issued an aggregate of 48,530,839 Class A common stock purchase warrants to the investors, representing 1 Class A warrant issued for each 1 share which would be issued on the closing date assuming full conversion of the secured convertible notes issued on the closing date. The Class A warrants are exercisable until four years from the closing date at an exercise price of $0.015 per share. The exercise price of the Class A warrants will be adjusted in the event of any stock split or reverse stock split, stock dividend, reclassification of common stock, recapitalization, merger or consolidation. In addition, the exercise price of the warrants will be adjusted in the event that we spin off or otherwise divest ourselves of a material part of our business or operations or dispose all or a portion of our assets.

We are obligated to file a registration statement registering the shares of our common stock issuable upon conversion of the secured promissory notes and exercise of the Class A warrants no later than 45 days after the closing date and cause it to be effective within 120 days after the closing date. If we do not meet the aforementioned filing and effectiveness deadlines, we shall pay to each investor an amount equal to 1% for the first 30 days or part thereof of the pendency of such non-registration event and 2% for each 30 days or part thereof thereafter, of the purchase price of the secured convertible notes remaining unconverted and purchase price of the shares of our common stock issued upon conversion of the notes.

On August 28, 2006, we entered into a letter agreement with the investors of our July 2006 Subscription Agreement under which the parties agreed to extend the date we are required to file the registration statement to September 8, 2006 in order to permit the registration of the shares underlying our secured convertible notes issued pursuant to the August 2006 Subscription Agreement (described below).

AUGUST 2006 SUBSCRIPTION AGREEMENT*

On August 28, 2006, we entered into a Subscription Agreement with several accredited and/or qualified institutional investors pursuant to which the investors subscribed to purchase an aggregate principal amount of up to $510,000 in 6% secured convertible promissory notes and 1 Class A common stock purchase warrant for each 1share which would be issued on the closing date assuming full conversion of the secured convertible notes issued on the closing date.

The secured convertible notes bear simple interest at 6% per annum payable upon each conversion, September 1, 2006 and semi-annually thereafter, and mature 2 years after the date of issuance. Each investor shall have the right to convert the secured convertible notes after the date of issuance and at any time, until paid in full, at the election of the investor into fully paid and nonassessable shares of our common stock. The conversion price per share shall be the lower of
(i) $0.015 or (ii) 80% of the average of the three lowest closing bid prices for our common stock for the 30 trading days prior to, but not including, the conversion date as reported by Bloomberg, L.P. on any principal market or exchange where our common stock is listed or traded. The conversion price is adjustable in the event of any stock split or reverse stock split, stock dividend, reclassification of common stock, recapitalization, merger or consolidation. In addition, the conversion price of the secured convertible notes will be adjusted in the event that we spin off or otherwise divest ourselves of a material part of our business or operations or dispose all or a portion of our assets. Our obligation to repay all principal, and accrued and unpaid interest under the convertible notes is secured by all of our assets pursuant to a certain Security Agreement dated as of February 16, 2006, which also secures the remaining principal amount of our convertible notes in the aggregate amount of $2,374,000 which we issued on March 18, 2005, July 13, 2005, March 20, 2006, May 5, 2006 and July 6, 2006 to certain of the investors participating in this new private placement.

We issued an aggregate of 42,708,334 Class A common stock purchase warrants to the investors, representing 1 Class A warrant issued for each 1 share which would be issued on the closing date assuming full conversion of the secured convertible notes issued on the closing date. The Class A warrants are exercisable until four years from the closing date at an exercise price of $0.015 per share. The exercise price of the Class A warrants will be adjusted in the event of any stock split or reverse stock split, stock dividend, reclassification of common stock, recapitalization, merger or consolidation. In addition, the exercise price of the warrants will be adjusted in the event that we spin off or otherwise divest ourselves of a material part of our business or operations or dispose all or a portion of our assets.

We are obligated to file a registration statement registering the shares of our common stock issuable upon conversion of the secured promissory notes and exercise of the Class A warrants no later than 10 days after the closing date and cause it to be effective on or prior to November 3, 2006. If we do not meet the aforementioned filing and effectiveness deadlines, we shall pay to each investor an amount equal to 1% for the first 30 days or part thereof of the pendency of such non-registration event and 2% for each 30 days or part thereof thereafter, of the purchase price of the secured convertible notes remaining unconverted and purchase price of the shares of our common stock issued upon conversion of the notes.

*We claim an exemption from the registration requirements of the Act for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the investors were accredited investors and/or qualified institutional buyers, the investors had access to information about us and their investment, the investors took the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

                                  RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

                   RISKS RELATED TO OUR BUSINESS AND INDUSTRY

WE HAVE A HISTORY OF LOSSES. WE EXPECT TO CONTINUE TO INCUR LOSSES, AND WE MAY NEVER ACHIEVE AND SUSTAIN PROFITABILITY.

Since inception, we have incurred significant losses and have negative cash flows from operations. For the six months ended June 30, 2006 and 2005, we incurred a net loss of $2,908,977 and $3,232,185, respectively. For the year ended December 31, 2005 and 2004, we incurred a net loss of $1,546,000 and $8,752,000, respectively. These factors, among others discussed in Note 1 to the financial statements, raise substantial doubt about the ability to continue as a going concern. We expect to continue to incur net losses until sales generate sufficient revenues to fund our continuing operations. We may fail to achieve significant revenues from sales or achieve or sustain profitability. There can be no assurance of when, if ever, we will be profitable or be able to maintain profitability.

IF WE DO NOT BECOME PROFITABLE WE MAY NOT BE ABLE TO CONTINUE OUR OPERATIONS.

Our future sales and profitability depend in part on our ability to demonstrate to prospective customers the potential performance advantages of using voice interface software. To date, commercial sales of our software have been limited.

WE HAVE A LIMITED OPERATING HISTORY WHICH MAKES IT DIFFICULT TO EVALUATE OUR BUSINESS.

Our current corporate entity commenced operations in 1999 and has a limited operating history. We have limited financial results on which you can assess our future success. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by growing companies in new and rapidly evolving markets, such as voice recognition software, media delivery systems and electronic commerce.

To address the risks and uncertainties we face, we must:

         o establish and maintain broad market acceptance of our products and services and convert that acceptance into direct and indirect sources of revenues;

         o        maintain and enhance our brand name;

         o continue to timely and successfully develop new products, product features and services and increase the functionality and features of existing products;

         o successfully respond to competition, including emerging technologies and solutions; and

         o develop and maintain strategic relationships to enhance the distribution, features and utility of our products and services.

IF WE ARE UNABLE TO OBTAIN ADDITIONAL FUNDING OUR BUSINESS OPERATIONS WILL BE HARMED.

We believe that our available short-term assets and investment income will be sufficient to meet our operating expenses and capital expenditures through the end of fiscal year 2006. We do not know if additional financing will be available when needed, or if it is available, if it will be available on acceptable terms. Insufficient funds may prevent us from implementing our business strategy or may require us to delay, scale back or eliminate certain contracts for the provision of voice interface software.

OUR OPERATING RESULTS ARE LIKELY TO FLUCTUATE SIGNIFICANTLY.

As a result of our limited operating history and the rapidly changing nature of the markets in which we compete, our quarterly and annual revenues and operating results are likely to fluctuate from period to period. These fluctuations may be caused by a number of factors, many of which are beyond our control. These factors include the following, as well as others discussed elsewhere in this section:

         o how and when we introduce new products and services and enhance our existing products and services;

         o our ability to attract and retain new customers and satisfy our customers' demands;

         o the timing and success of our brand-building and marketing campaigns;

         o        our ability to establish and maintain strategic relationships;

         o        our ability to attract, train and retain key personnel;

         o        the demand for voice recognition applications;

         o        the emergence and success of new and existing competition;

         o varying operating costs and capital expenditures related to the expansion of our business operations and infrastructure, domestically and internationally, including the hiring of new employees;

         o technical difficulties with our products, system downtime, system failures or interruptions in Internet access

         o changes in the mix of products and services that we sell to our customers;

         o costs and effects related to the acquisition of businesses or technology and related integration; and

         o        costs of litigation and intellectual property protection.

In addition, because the market for our products and services is relatively new and rapidly changing, it is difficult to predict future financial results.

For these reasons, you should not rely on period-to-period comparisons of our financial results, if any, as indications of future results. Our future operating results could fall below the expectations of public market analysts or investors and significantly reduce the market price of our common stock. Fluctuations in our operating results will likely increase the volatility of our stock price.

We are in the starting stages of our business plan and are therefore more vulnerable to unexpected or uncontrollable business and economic forces. Unknown software errors may not be corrected in time to develop a sustainable customer base. Unfavorable product reviews or news reports could squelch early sales efforts. A competitor may quickly release a better version of a similar product before we can complete our development efforts. Economic conditions such as a national or world recession, international trade restrictions on computer product sales, or a slowdown in new technology growth could reduce our revenues below financially-healthy levels. The risks of a development-stage company include the possible loss of all investment funds by investors.

OUR CURRENT AND POTENTIAL COMPETITORS, SOME OF WHOM HAVE GREATER RESOURCES THAN WE DO, MAY DEVELOP PRODUCTS AND TECHNOLOGIES THAT MAY CAUSE DEMAND FOR, AND THE PRICES OF, OUR PRODUCTS TO DECLINE.

A number of companies have developed, or are expected to develop, products that compete with our products. Competitors in the voice interface software market include IBM, Scansoft and Nuance. We expect additional competition from other companies such as Microsoft, who has recently made investments in, and acquired, voice interface technology companies. Furthermore, our competitors may combine with each other, and other companies may enter our markets by acquiring or entering into strategic relationships with our competitors. Current and potential competitors have established, or may establish, cooperative relationships among themselves or with third parties to increase the abilities of their advanced speech and language technology products to address the needs of our prospective customers.

Many of our current and potential competitors have longer operating histories, significantly greater financial, technical, product development and marketing resources, greater name recognition and larger customer bases than we do. Our present or future competitors may be able to develop products comparable or superior to those we offer, adapt more quickly than we do to new technologies, evolving industry trends and standards or customer requirements, or devote greater resources to the development, promotion and sale of their products than we do. Accordingly, we may not be able to compete effectively in our markets, competition may intensify and future competition may harm our business.

ANY INABILITY TO ADEQUATELY PROTECT OUR PROPRIETARY TECHNOLOGY COULD HARM OUR ABILITY TO COMPETE.

Our future success and ability to compete depends in part upon our proprietary technology and our trademarks, which we attempt to protect with a combination of patent, copyright, trademark and trade secret laws, as well as with our confidentiality procedures and contractual provisions. These legal protections afford only limited protection and are time-consuming and expensive to obtain and/or maintain. Further, despite our efforts, we may be unable to prevent third parties from infringing upon or misappropriating our intellectual property.

We have recently been issued three patents covering the United States, Australia, China and parts of Europe. Any patents that are issued to us could be invalidated, circumvented or challenged. If challenged, our patents might not be upheld or their claims could be narrowed. Our intellectual property may not be adequate to provide us with competitive advantage or to prevent competitors from entering the markets for our products. Additionally, our competitors could independently develop non-infringing technologies that are competitive with, equivalent to, and/or superior to our technology. Monitoring infringement and/or misappropriation of intellectual property can be difficult, and there is no guarantee that we would detect any infringement or misappropriation of our proprietary rights. Even if we do detect infringement or misappropriation of our proprietary rights, litigation to enforce these rights could cause us to divert financial and other resources away from our business operations. Further, we license our products internationally, and the laws of some foreign countries do not protect our proprietary rights to the same extent as do the laws of the United States.

OUR PRODUCTS MAY INFRINGE UPON THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS AND RESULTING CLAIMS AGAINST US COULD BE COSTLY AND REQUIRE US TO ENTER INTO DISADVANTAGEOUS LICENSE OR ROYALTY ARRANGEMENTS.

The software industry is characterized by the existence of a large number of patents and frequent litigation based on allegations of patent infringement and the violation of intellectual property rights. Although we attempt to avoid infringing upon known proprietary rights of third parties, we may be subject to legal proceedings and claims for alleged infringement by us or our licensees of third-party proprietary rights, such as patents, trade secrets, trademarks or copyrights, from time to time in the ordinary course of business. Any claims relating to the infringement of third-party proprietary rights, even if not successful or meritorious, could result in costly litigation, divert resources and management's attention or require us to enter into royalty or license agreements which are not advantageous to us. In addition, parties making these claims may be able to obtain injunctions, which could prevent us from selling our products. Furthermore, former employers of our employees may assert that these employees have improperly disclosed confidential or proprietary information to us. Any of these results could harm our business. We may be increasingly subject to infringement claims as the number of, and number of features of, our products grow.

IF THE STANDARDS WE HAVE SELECTED TO SUPPORT ARE NOT ADOPTED AS THE STANDARDS FOR SPEECH-ACTIVATED SOFTWARE, BUSINESSES MIGHT NOT USE OUR SPEECH-ACTIVATED SOFTWARE PLATFORM FOR DELIVERY OF APPLICATIONS AND SERVICES, AND OUR REVENUE GROWTH COULD BE NEGATIVELY AFFECTED.

The market for speech-activated services software is new and emerging. Certain industry software standards have, however, been established but may change as the technology evolves. We may not be competitive unless our products support changing industry software standards. The emergence of industry standards other than those we have selected to support, whether through adoption by official standards committees or widespread usage, could require costly and time consuming redesign of our products. If these standards become widespread and our products do not support them, our clients and potential clients may not purchase our products, and our revenue growth could be adversely affected. Multiple standards in the marketplace could also make it difficult for us to design our products to support all applicable standards, which could also result in decreased sales of our products.

OUR FAILURE TO RESPOND TO RAPID CHANGE IN THE MARKET FOR SPEECH-ACTIVATED SERVICES SOFTWARE COULD CAUSE US TO LOSE REVENUE AND HARM OUR BUSINESS.

The speech-activated services software industry is relatively new and rapidly evolving. Our success will depend substantially upon our ability to enhance our existing products and to develop and introduce, on a timely and cost-effective basis, new products and features that meet changing end-user requirements and incorporate technological advancements. If we are unable to develop new products and enhanced functionalities or technologies to adapt to these changes, or if we cannot offset a decline in revenue from existing products with sales of new products, our business will suffer.

Commercial acceptance of our products and technologies will depend, among other things, on:

         o the ability of our products and technologies to meet and adapt to the needs of our target markets;

         o the performance and price of our products as compared to our competitors' products;

         o our ability to deliver customer service directly and through our resellers; and

         o        the ability of our customers to utilize our product.


              RISKS RELATING TO OUR CURRENT FINANCING ARRANGEMENTS

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR SECURED CONVERTIBLE NOTES AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

As of September 1, 2006, we had 513,568,601 shares of common stock issued and outstanding, secured convertible notes outstanding in the aggregate principal amount of $960,000 under our July and August 2006 Subscription Agreements that may be converted into an estimated 96,000,000 shares of common stock at current market prices and outstanding warrants to purchase 91,239,173 shares of common stock pursuant to our July and August 2006 Subscription Agreements. In addition, the number of shares of common stock issuable upon conversion of the outstanding secured convertible notes may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the secured convertible notes and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR SECURED CONVERTIBLE NOTES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

Our obligation to issue shares upon conversion of our secured convertible notes under our July and August 2006 Subscription Agreements is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of our secured convertible notes (excluding accrued interest), based on market prices 25%, 50% and 75% below the market price, as of September 5, 2006 of $0.013.

                                                              Number of Shares
 % Below Market      Price Per Share     Discount of 20%      Issuable
 --------------      ---------------     ---------------      -----------------
 25%                 $.0098              $.0078              123,076,923
 50%                 $.0065              $.0052              184,615,385
 75%                 $.0033              $.0026              369,230,769

As illustrated, the number of shares of common stock issuable upon conversion of our secured convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR SECURED CONVERTIBLE NOTES MAY HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

The secured convertible notes are convertible into shares of our common stock at a 20% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholders convert and sell material amounts of common stock could have an adverse effect on our stock price. In addition, not only the sale of shares issued upon conversion or exercise of secured convertible notes and warrants, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE SECURED CONVERTIBLE NOTES AND EXERCISE OF OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

The issuance of shares upon conversion of the secured convertible notes and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their secured convertible notes and/or exercise their warrants if such conversion or exercise would cause them to own more than 9.99% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholders could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING SECURED CONVERTIBLE NOTES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE SECURED CONVERTIBLE NOTES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

In July and August 2006, we entered into Subscription Agreements for the sale of an aggregate of $550,000 and $410,000, respectively, principal amount of secured convertible notes. The secured convertible notes are due and payable, with 6% interest, two years from the date of issuance, unless sooner converted into shares of our common stock. Any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Subscription Agreement or related convertible note, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against our company in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against our company and the delisting of our common stock could require the early repayment of the secured convertible notes, including a default interest rate of 15% on the outstanding principal balance of the notes if the default is not cured with the specified grace period. We anticipate that the full amount of the secured convertible notes will be converted into shares of our common stock, in accordance with the terms of the secured convertible notes. If we were required to repay the secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

IF AN EVENT OF DEFAULT OCCURS UNDER THE SECURITIES PURCHASE AGREEMENT, SECURED CONVERTIBLE NOTES, WARRANTS, SECURITY AGREEMENT OR INTELLECTUAL PROPERTY SECURITY AGREEMENT, THE INVESTORS COULD TAKE POSSESSION OF ALL OUR GOODS, INVENTORY, CONTRACTUAL RIGHTS AND GENERAL INTANGIBLES, RECEIVABLES, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER, AND INTELLECTUAL PROPERTY.

In connection with the March, May, July and August 2006 Subscription Agreements, we executed a Security Agreement in favor of the investors granting them a security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. The Security Agreement states that if an event of default occurs under the Subscription Agreement, Secured Convertible Notes, Warrants, or Security Agreement, the investors have the right to take possession of the collateral, to operate our business using the collateral, and have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy our obligations under these agreements.


                       RISKS RELATING TO OUR COMMON STOCK

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

         o that a broker or dealer approve a person's account for transactions in penny stocks; and

         o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

         o obtain financial information and investment experience objectives of the person; and

         o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

         o sets forth the basis on which the broker or dealer made the suitability determination; and

         o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.


                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes. However, the selling stockholders will be entitled to exercise the warrants on a cashless basis one year after the closing date if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholders exercise the warrants on a cashless basis, then we will not receive any proceeds from the exercise of those warrants.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock began trading on the NASDAQ SmallCap Market on October 24, 2000, under the symbol ONEV. Our common stock is currently traded on The Over-The-Counter Bulletin Board under the symbol ONEV.OB. The Over-The-Counter Bulletin Board is sponsored by the National Association of Securities Dealers
(NASD) and is a network of security dealers who buy and sell stocks.

For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

         Year Ended December 31, 2004:                      High           Low
         -----------------------------                    --------      --------
         First Quarter                                    $   0.05      $   0.02
         Second Quarter                                   $   0.22      $   0.01
         Third Quarter                                    $   0.16      $   0.08
         Fourth Quarter                                   $   0.12      $   0.01

         Year Ending December 31, 2005:
         ------------------------------
         First Quarter                                    $   0.06      $   0.04
         Second Quarter                                   $   0.06      $   0.03
         Third Quarter                                    $   0.05      $   0.03
         Fourth Quarter                                   $   0.03      $   0.02

         Year Ending December 31, 2006:
         ------------------------------
         First Quarter                                    $   0.05      $   0.02
         Second Quarter                                   $   0.04      $   0.01
         Third Quarter*                                   $   0.02      $   0.01

* Through September 1, 2006.

HOLDERS

As of September 1, 2006, our common stock were held by 178 stockholders of record and we had 513,568,601 shares of common stock issued and outstanding. We believe that the number of beneficial owners is substantially greater than the number of record holders because a significant portion of our outstanding common stock is held of record in broker street names for the benefit of individual investors. The transfer agent of our common stock is Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209.

We have not declared any dividends to date. We have no present intention of paying any cash dividends on our common stock in the foreseeable future, as we intend to use earnings, if any, to generate growth. The payment by us of dividends, if any, in the future, rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements and our financial condition, as well as other relevant factors. There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

         o        discuss our future expectations;

         o contain projections of our future results of operations or of our financial condition; and

         o        state other "forward-looking" information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

OVERVIEW

We are a voice recognition technology company with over $43 million invested in research and development and deployment of more than 20 million products worldwide in seven languages. Based on our patented technology, we offer voice solutions for the Telecom and Interactive Multimedia markets. Our telecom solutions allow business and consumer phone users to Voice Dial, Group Conference Call, Read and Send E-Mail and Instant Message, all by voice. We offer PC Original Equipment Manufacturers (OEM's) the ability to bundle a complete voice interactive computer assistant which allows PC users to talk to their computers to quickly play digital media (music, videos, DVD) along with read and send e-mail messages, SMS text messaging to mobile phones, PC-to-Phone calling (VoIP) and PC-to-PC audio/video. We feel we are strongly positioned across these markets with our patented voice technology.

We believe that the presence of voice technology as an interface in mobile communications and PC computing is of paramount importance. Voice interface technology makes portable communications products mobile, more effective and safer to use and it makes communicating with a PC to play digital content, such as music, videos and photos, easier for consumers. Our development efforts currently are focused on the Telecom and PC multimedia markets and more specifically on mobile communications from a cell phone, directory assistance and in-home digital media access.

TELECOM SECTOR

In the Telecom sector, we believe that the Mobile Messaging market, which has both business and consumer market applications including: E-mail, Instant Messages, and SMS (Short Message Service), is extremely large and is growing at an astonishing rate. Billions of text messages are sent globally every year, and messaging has also shown the consistent ability to generate significant revenue for carriers. Our solutions enable users to send, intelligently route and receive text messages using voice from any type of phone (wired or wireless) anywhere in the world.

Our strategy, in the telecom sector, is to continue aggressive sales and marketing activities for our voice solutions which we believe may result in increased deployments and revenue stream. The product offerings will encompass both MobileVoice(TM) suite of solutions as well as our ADA(TM) Alternative to Directory Assistance(TM).

We recently signed an agreement with Tata Consultancy Services (TCS) in which TCS will begin selling and hosting our MobileVoice services in India and the rest of Asia. The Telecom Group within TCS, with annual revenues of approximately $490 million, has existing carrier customers throughout these regions and our goal is to jointly win carrier contracts and have our MobileVoice solution hosted and managed by TCS in India.

We recently signed an agreement with VeriSign, Inc. in which VeriSign has begun testing our MobileVoice services at a select VeriSign carrier customer. Our goal is to jointly win contracts for MobileVoice services and eventually have our MobileVoice service managed and hosted by VeriSign in the United States and Latin America.

PC SECTOR

In the PC sector, we believe that digital in-home entertainment is rapidly growing with the wide acceptance of digital photography, MP3 music and videos, along with plasma and LCD TV's. We believe that companies including Apple, Microsoft and Intel are actively creating products and technology, which allow consumers to experience the next generation of digital entertainment. Our Media Center Communicator(TM) product works with Microsoft Windows XP Media Center Edition 2005 to add voice-navigation and a full suite of communication features allowing consumers to talk to their Media Center PC to play music, view photo slideshows, watch and record TV, place Voice-Over-IP (VoIP) phone calls, read and send e-mail and Instant Message friends and family, all by voice.

Our strategy, in the PC Sector, is to continue our aggressive marketing efforts to sign-up system integrators, such as those engaged in the business of home theatre installation and value-added resellers under our reseller program launched in 2005. We will continue to pursue OEMs for bundling agreements of our Media Center Communicator product. These OEM agreements may include revenue share business models as well as discounted individual user license fees. We will continue to use industry associations, forums and tradeshow events such as CES, CEDIA, EHX and Digital Life to promote awareness of our products and build strategic alliances.

We are scheduled to have our Media Center Communicator bundled with a tier-one PC manufacturer potentially this January, 2007 to coincide with the Windows Vista launch for new PC purchases.

We recently gained certification by Microsoft to produce a Windows XP Media Center 2005 remote control device. This remote contains the standard Media Center remote buttons, such as Play, Pause, etc., with the addition of a unique TALK button which allows users to control the Media Center functionality using our voice recognition technology. In addition, this TALK button allows users to place VoIP (Voice-Over-IP) phone calls as if they were using a regular telephone. We have a patent pending on this remote.

CRITICAL ACCOUNTING POLICIES

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates, including those related to impairment of property, plant and equipment, intangible assets, deferred tax assets and fair value computation using the Black Scholes option pricing model. We base our estimates on historical experience and on various other assumptions, such as the trading value of our common stock and estimated future undiscounted cash flows, that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions; however, we believe that our estimates, including those for the above-described items, are reasonable.

RESULTS OF OPERATIONS

The following table sets forth selected information from the statements of operations for the three months ended June 30, 2006 and 2005.

SELECTED STATEMENT OF OPERATIONS INFORMATION

                                                        Three Months Ended
                                                              June 30,
                                                        2006            2005
                                                    -----------     -----------
            Gross revenues                          $   109,851     $    23,937

            Cost of sales                               (16,552)         (3,725)
            General and administrative expenses        (962,475)       (620,438)
            Other income (expenses)                   3,776,816        (567,143)
                                                    -----------     -----------

            Net Income (loss)                       $ 2,907,640     $(1,167,369)
                                                    ===========     ===========

DISCUSSION OF THE THREE MONTHS ENDED JUNE 30, 2006 COMPARED WITH THE THREE MONTHS ENDED JUNE 30, 2005.

Gross revenues amounted to $110,000 and $24,000 for the three months ended June 30, 2006 and 2005, respectively. The increase in revenues compared with the prior year period resulted from the addition of three MobileVoice customers and one Alternative to Directory Assistance customer.

General and administrative expenses increased to $962,000 for the three months ended June 30, 2006 from $620,000 for the same period in 2005. Salary and wage expense was $367,000 for the three months ended June 30, 2006 as compared to $346,000 for the same period in 2005. Depreciation and amortization expenses decreased to $31,000 for the three months ended June 30, 2006 from $45,000 for the same period in the prior year, primarily due to the retirement of fixed assets. Amortization expense consisted of amortization of patent trademarks, and software development fees.

Interest expense decreased to $222,000 in 2006, as compared to $568,000 in 2005.

We had a net income of $2,908,000, or basic and diluted net income per share of $0.01, for the three months ended June 30, 2006 compared to a net loss of $1,167,000, or basic and diluted net loss per share of $0.01, for the same period in 2005.

SIX MONTH PERIOD IN 2006 COMPARED WITH SIX MONTH PERIOD IN 2005

Net revenue totaled $171,000 for the six months ended June 30, 2006. Net revenues totaled $34,000 for the six months ended June 30, 2005.

General and administrative expenses increased to $1,953,000 for the six months ended June 30, 2006 ("2006 Period") from $1,637,000 for the six months ended June 30, 2005 ("2005 Period"). The net increase in operating expenses over the 2005 Period was a result of the increase in stock-based compensation expense and an increase in license fee expense. Additionally, salary and wage expense increased to $749,000 for the 2006 Period as compared to $674,000 for the 2005 Period. Depreciation and amortization decreased to $63,000 for the 2006 Period from $96,000 for the 2005 Period.

Other expense decreased to $1,090,000 for the six months ended June 30, 2006 ("2006 Period") from $1,625,000 for the six months ended June 30, 2005 ("2005 Period"). The net decrease in other expense from the 2005 Period was a direct result of a non-cash interest expense associated with debt financing. Non-cash interest expense associated with debt financing decreased to $1,115,000 for the 2006 Period, as compared to $1,625,000 for the 2005 Period.

We had a net loss of $2,909,000 or basic and diluted net loss per share of $0.01 For the six months ended June 30, 2006 compared to a net loss of $3,232,000 or basic and diluted net loss per share of $0.01 for the six months ended June 30, 2005.

DISCUSSION OF THE YEAR ENDED DECEMBER 31, 2005 COMPARED WITH THE YEAR ENDED DECEMBER 31, 2004.

Revenues totaled $142,000 for the year ended December 31, 2005. Revenues of $2,100 were earned for the year ended December 31, 2004. The recognition of increased revenues for the year ended 2005 resulted primarily from work performed in the MobileVoice/ADA sector.

Operating expenses decreased to $3,433,000 for the year ended December 31, 2005 from $3,734,000 for the same period in 2004.

Salary and wage expense was $1,326,000 for the year ended December 31, 2005 as compared to $1,229,000 for the same period in 2004. Advertising and promotion expense totaled $77,000 for the year ended December 31, 2005 as compared to $27,000 for the same period in 2004. Advertising and promotion expense increase resulted from us increasing our travel budget. Legal and consulting expenses decreased to approximately $231,000 for the year ended December 31, 2005 from approximately $263,000 for the same period in 2004. Depreciation and amortization expenses decreased to approximately $172,000 for the year ended December 31, 2005 from approximately $499,000 for the same period in the prior year. Amortization and depreciation expenses consisted of patent and trademarks, computer equipment, consultant fees, and tradeshow booth.

For the year ended December 31, 2005, other income was approximately $1,776,000 compared to other expense of approximately $5,018,000 for the same period in 2004. Other income (expenses) consisted of interest expense, settlement expense and gain (loss) on warrant derivative liability. Interest expense increased to approximately $2,487,000 for the year ended December 31, 2005, as compared to approximately $1,650,000 for the same period in 2004, primarily due to a warrant re-pricing in October 2005. Settlement expense increased to approximately $760,000 for the year ended December 31, 2005, as compared to $0 for the same period in 2004, due to a settlement agreement liability we entered into in the beginning of 2006. Gain on warrant derivative increased to approximately $5,070,000 for the year ended December 31, 2005, as compared to a loss of approximately $3,369,000 for the same period in 2004, due to a change in warrant valuation.

We had a net loss of $1,546,000 or basic and diluted net loss per share of $0.01 for the year ended December 31, 2005 compared to a net loss of $8,752,000 or basic and diluted net loss per share of $0.05 for the same period in 2004.

LIQUIDITY AND CAPITAL RESOURCES

At June 30, 2006, we had a negative working capital of $4,168,000 as compared to a negative working capital of $3,731,000 at December 31, 2005.

Net cash used in operating activities was $1,624,000 for the 2006 Period compared to $1,380,000 for the 2005 Period. We believe that our average monthly cash requirements approximate $270,000.

Net cash used in investing activities was $34,000 for the 2006 Period compared to $31,000 for the 2005 Period. During the six months ended June 30, 2006, cash was primarily used for capitalized computer equipment and patents.

Net cash provided by financing activities was $1,351,000 for the 2006 Period compared to $1,029,000 for 2005 Period.

We incurred a net loss of $2,909,000 during the 2006 Period and had an accumulated deficit of $45,573,000. Our losses through June 30, 2006 included interest and amortization expenses, development costs and operational and promotional expenses.

FINANCING TRANSACTIONS

On August 18, 2004, we entered into a securities purchase agreement with four accredited investors, Alpha Capital Aktiengesellschaft, Greenwich Growth Fund Limited, Whalehaven Capital, LP and Whalehaven Fund Limited for the issuance of 7% convertible debentures in the aggregate amount of $700,000. The notes bear interest at 7% (effective interest rate of 146% on the aggregate amount), mature on August 18, 2007, and are convertible into our common stock, at the holders' option, at the lower of (i) $0.085 or (ii) 80% of the average of the three lowest closing bid prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. The note may not be paid, in whole or in part, before August 18, 2007 without the consent of the holder. The full principal amount of the convertible notes is due upon default under the terms of convertible notes. In addition, we issued an aggregate of 7,063,774 warrants to the investors (3,531,887 Class A warrants and 3,531,887 Class B warrants). The Class A warrants are exercisable until August 18, 2009 at a purchase price of $.0935 per share. The Class B warrants are exercisable until August 18, 2009 at a purchase price of $.10625 per share. Net proceeds amounted to approximately $621,000, net of debt issue cash cost of $79,000. The fair value of the warrants of $323,000 using Black Scholes option pricing model and the beneficial conversion feature of approximately $298,000 will be amortized over the life of the debt using the interest method. Upon conversion of the debt, unamortized debt issue costs are charged to expense.

On October 28, 2004, we entered into a securities purchase agreement with four accredited investors, Alpha Capital Aktiengesellschaft, Stonestreet Limited Partnership, Ellis International Ltd. and Momona Capital Corp. for the issuance of 7% convertible debentures in the aggregate amount of $596,000. The notes bear interest at 7% (effective interest rate of 100% on the aggregate amount), mature on October 28, 2007 and are convertible into our common stock, at the holders' option, at the lower of (i) $0.074 or (ii) 80% of the average of the three lowest closing bid prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. The note may not be paid, in whole or in part, before October 28, 2007 without the consent of the holder. The full principal amount of the convertible note is due upon default under the terms of convertible notes. In addition, we issued an aggregate of 11,825,398 Class A warrants and 11,825,398 Class B warrants to the investors. The warrants are exercisable until October 28, 2009 at a purchase price of $0.07 per share. Net proceeds amounted to approximately $532,000, net of debt issue cash cost of $64,000. The relative value (limited to the face amount of the debt) of all the warrants of $276,000 using Black Scholes option pricing model and the beneficial conversion feature of approximately $319,000 will be amortized over the life of the debt using the interest method. Upon conversion of the debt mentioned above, any unamortized debt issue costs will be charged to expense.

On December 23, 2004, we entered into a securities purchase agreement with Alpha Capital Aktiengesellschaft, Stonestreet Limited Partnership, Ellis International Ltd. and Momona Capital Corp. for the issuance of 7% convertible debentures in the aggregate amount of $894,000. The notes bear interest at 7% (effective interest rate of 100% on the aggregate amount), mature on December 23, 2007 and are convertible into our common stock, at the holders' option, at the lower of
(i) $0.074 or (ii) 80% of the average of the three lowest closing bid prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. The note may not be paid, in whole or in part, before December 23, 2007 without the consent of the holder. The full principal amount of the convertible note is due upon default under the terms of convertible notes. In addition, we issued an aggregate of 22,183,622 Class A warrants and 22,183,622 Class B warrants to the investors. The warrants are exercisable until December 23, 2009 at a purchase price of $0.07 per share. Net proceeds amounted to approximately $835,000, net of debt issue cash cost of $59,000. The relative value (limited to the face amount of the debt) of all the warrants of $682,000 using Black Scholes option pricing model and the beneficial conversion feature of approximately $210,000 will be amortized over the life of the debt using the interest method. Upon conversion of the debt mentioned above, any unamortized debt issue costs will be charged to expense.

On March 18, 2005, we held our first closing pursuant to a subscription agreement we entered into with several accredited investors as of March 18, 2005, pursuant to which the investors subscribed to purchase an aggregate principal amount of $2,000,000 in 6% convertible promissory notes, and 100 Class A and Class B common stock purchase warrants for each 100 shares which would be issued on each closing date assuming full conversion of the convertible notes issued on each such closing date. We received $1,000,000 of the purchase price on the initial closing date of March 18, 2005 and received an additional $1,000,000 of the purchase price pursuant to the second closing (as described below). The convertible notes bear simple interest at 6% per annum payable June 1, 2005 and semi-annually thereafter and mature 3 years after the date of issuance. Each investor shall have the right to convert the convertible notes after the date of issuance at any time, until paid in full, at the election of the investor into fully paid and nonassessable shares of our common stock. The conversion price per share shall be the lower of (i) $0.047 or (ii) 80% of the average of the three lowest closing bid prices for our common stock for the 30 trading days prior to, but not including, the conversion date. We issued an aggregate of 29,069,768 Class A common stock purchase warrants and 29,069,768 Class B common stock purchase warrants to the investors, representing 100 Class A and Class B warrants issued for each 100 shares which would be issued on each closing date assuming full conversion of the convertible notes issued on each such closing date. The Class A warrants are exercisable until four years from the initial closing date at an exercise price of $0.045 per share. The Class B warrants are exercisable until four years from the initial closing date at an exercise price of $0.06 per share. The holder of the Class B warrants will be entitled to purchase one share of common stock upon exercise of the Class B warrants for each share of common stock previously purchased upon exercise of the Class A warrants.

On July 13, 2005, we held our second closing pursuant to the Subscription Agreement we entered into with several accredited investors dated as of March 18, 2005. On the second closing date, we received approximately $935,000, net of debt issue cash cost of approximately $65,000. The convertible notes bear simple interest at 6% per annum payable upon each conversion, June 1, 2005 and semi-annually thereafter and mature 3 years after the date of issuance. Each investor shall have the right to convert the convertible notes after the date of issuance and at any time, until paid in full, at the election of the investor into fully paid and nonassessable shares of our common stock. The conversion price per share shall be the lower of (i) $0.043 or (ii) 80% of the average of the three lowest closing bid prices for our common stock for the 30 trading days prior to, but not including, the conversion date as reported by Bloomberg, L.P. on any principal market or exchange where our common stock is listed or traded. We issued an aggregate of 38,461,537 Class A common stock purchase warrants and 38,461,537 Class B common stock purchase warrants to their investors. The Class A warrants are exercisable until four years from the initial closing date at an exercise price of $0.045 per share. The Class B warrants are exercisable until four years from the initial closing date at an exercise price of $0.06 per share. The fair value of the warrants of approximately $675,000 using Black Scholes option pricing model and the beneficial conversion feature of approximately $325,000 will be amortized over the life of the debt using the interest method.

On January 24, 2006, we issued nonstatutory options to purchase an aggregate of 57,200,000 shares of our common stock at a price equal to $0.016 per share to certain of our employees, directors and consultants. The aforementioned options were issued pursuant to our 2005 Stock Incentive Plan.

On February 15, 2006, we voluntarily determined to reduce the exercise prices of 29,069,968 Class A warrants issued pursuant to the first closing of our March 2005 Subscription Agreement from an exercise price of $0.02 to $0.014 per share.

On March 16, 2006, we held a closing with one accredited investor pursuant to which the investor subscribed to purchase an aggregate of 3,000,000 shares of restricted common stock for a total purchase price of $60,000. In addition, the investor received an aggregate of 3,000,000 Class A common stock purchase warrants and 3,000,000 Class B common stock purchase warrants. The Class A warrants are exercisable until four years from the closing date at an exercise price of $0.045 per share. The Class B warrants are exercisable until four years from the closing date at an exercise price of $0.06 per share. The holder of the Class B warrants will be entitled to purchase one share of common stock upon exercise of the Class B warrants for each share of common stock previously purchased upon exercise of the Class A warrants.

On March 20, 2006, we completed a private placement pursuant to a Subscription Agreement which we entered into with several accredited and/or qualified institutional investors dated as of dated as of March 17, 2006, pursuant to which the investors subscribed to purchase an aggregate principal amount of $700,000 in 6% secured convertible promissory notes and one Class A common stock purchase warrant for each one share which would be issued on the closing date assuming full conversion of the secured convertible notes issued on the closing date.

The secured convertible notes bear simple interest at 6% per annum payable upon each conversion, June 1, 2006 and semi-annually thereafter, and mature 2 years after the date of issuance. Each investor shall have the right to convert the secured convertible notes after the date of issuance and at any time, until paid in full, at the election of the investor into fully paid and nonassessable shares of our common stock. The conversion price per share shall be the lower of
(i) $0.043 or (ii) 80% of the average of the three lowest closing bid prices for our common stock for the 30 trading days prior to, but not including, the conversion date as reported by Bloomberg, L.P. on any principal market or exchange where our common stock is listed or traded. The conversion price is adjustable in the event of any stock split or reverse stock split, stock dividend, reclassification of common stock, recapitalization, merger or consolidation. In addition, the conversion price of the secured convertible notes will be adjusted in the event that we spin off or otherwise divest ourselves of a material part of our business or operations or dispose all or a portion of our assets. Our obligation to repay all principal, and accrued and unpaid interest under the convertible notes is secured by all of our assets pursuant to a certain Security Agreement dated as of February 16, 2006, which also secures the remaining principal amount of our convertible notes in the aggregate amount of $1,010,000 which we issued on March 18, 2005 and July 13, 2005, December 2004 and March 2006 to certain of the investors participating in this new private placement.

We issued an aggregate of 50,972,111 Class A common stock purchase warrants to the investors, representing one Class A warrant issued for each one share which would be issued on the closing date assuming full conversion of the secured convertible notes issued on the closing date. The Class A warrants are exercisable until four years from the closing date at an exercise price of $0.045 per share. The exercise price of the Class A warrants will be adjusted in the event of any stock split or reverse stock split, stock dividend, reclassification of common stock, recapitalization, merger or consolidation. In addition, the exercise price of the warrants will be adjusted in the event that we spin off or otherwise divest ourselves of a material part of our business or operations or dispose all or a portion of our assets.

On May 5, 2006, we held a closing pursuant to a subscription agreement we entered into with several accredited investors as of May 5, 2006, pursuant to which the investors subscribed to purchase an aggregate principal amount of $324,000 in 6% convertible promissory notes.

On July 6 and August 28, 2006, we completed a private placement pursuant to Subscription Agreements which we entered into with several accredited and/or qualified institutional investors pursuant to which the investors subscribed to purchase an aggregate principal amount of $550,000 and $410,000, respectively, in 6% secured convertible promissory notes and 1 Class A common stock purchase warrant for each 1share which would be issued on the closing date assuming full conversion of the secured convertible notes issued on the closing date.

We anticipate maintaining a cash balance through our financial partners that will sustain operations through fiscal 2006. We continue to rely heavily on our current method of convertible debt and equity funding, which has financed us since 2001, until we are operationally cash flow positive. The losses through the quarter ended June 30, 2006 were due to minimal revenue and our operating expenses, with the majority of expenses in the areas of: salaries, legal fees, consulting fees, as well as amortization expense relating to software development, debt issue costs and beneficial conversion features. We face considerable risk in completing each of our business plan steps, including, but not limited to: a lack of funding or available credit to continue development and undertake product rollout; potential cost overruns; a lack of interest in its solutions in the market on the part of wireless carriers or other customers; potential reduction in wireless carriers which could lead to significant delays in consummating revenue bearing contracts; and/or a shortfall of funding due to an inability to raise capital in the securities market. Since further funding is required, and if none is received, we would be forced to rely on our existing cash in the bank or secure short-term loans. This may hinder our ability to complete our product development until such time as necessary funds could be raised. In such a restricted cash flow scenario, we would delay all cash intensive activities including certain product development and strategic initiatives described above.


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

OFF BALANCE SHEET ARRANGEMENTS

We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity or capital expenditures.


                             DESCRIPTION OF BUSINESS

INTRODUCTION

We are a voice recognition technology company with over $43 million invested in Research and Development and deployment of more than 20 million products worldwide in seven languages. To date, our customers include: Walt Disney Internet Group, Warner Home Video, Golden State Cellular, Inland Cellular, Eloqui Wireless, Cell One of Amarillo, Panhandle Telephone Cooperative, Plateau Wireless, West Central Wireless, Telispire PCS, NewEgg.com, PC Alchemy, CompUSA, Dell.com and Cannon PC. Based on our patented technology, we offer voice solutions for the Telecom and Interactive Multimedia markets. Our telecom solutions allow business and consumer phone users to voice dial, group conference call, read and send e-mail and instant message, all by voice. We offer PC Original Equipment Manufacturers (OEM's) the ability to bundle a complete voice interactive computer assistant which allows PC users to talk to their computers to quickly play digital media (music, videos, DVD) along with read and send e-mail messages, SMS text messaging to mobile phones, PC-to-Phone calling (VoIP) and PC-to-PC audio/video. We believe that we are strongly positioned across these markets with our patented voice technology.

We are listed on the Over-The-Counter Bulletin Board under the symbol "ONEV". We are incorporated in the State of Nevada and we commenced operations on July 14, 1999. Our principal executive offices are located at 4275 Executive Square, Suite 200, La Jolla, California 92037, and our telephone number is (858) 552-4466.

MARKET OPPORTUNITY

We believe that the presence of voice technology as an interface in mobile communications and PC computing is of paramount importance. Voice interface technology makes portable communications products mobile, more effective and safer to use and it makes communicating with a PC to play digit content, such as music, videos and photos, easier for consumers. Our development efforts currently are focused on the Telecom and PC multimedia markets and more specifically on mobile communications from a cell phone and in-home digital media access.

In the Telecom sector, we believe that the mobile messaging market, which has both business and consumer market applications including: e-mail, instant messages, and SMS (Short Message Service), is extremely large and is growing at a rapid rate. Over six trillion text messages are sent globally every year, and messaging has shown the consistent ability to generate significant revenue for wireless carriers. Our solutions enable users to send, intelligently route and receive text messages using voice from any type of phone (wired or wireless) anywhere in the world.

In the PC sector, we believe that digital in-home entertainment is rapidly growing with the wide acceptance of digital photography, MP3 music and videos, along with plasma and LCD TV's. Companies including Apple, Microsoft and Intel are actively creating products and technology, which allows consumers to experience the next generation of digital entertainment. Our Media Center Communicator product works with Microsoft Windows XP Media Center Edition 2005 to add voice-navigation and communication features allowing consumers to talk to their Media Center PC to play music, view photo slideshows, watch and record TV, place Voice-Over-IP (VoIP) phone calls, read and send e-mail and instant messages, all by voice.

ONE VOICE PRODUCTS

MOBILEVOICE PLATFORM

Our messaging and voice-activated dialing applications are built on our MobileVoice(TM) platform, which combines patented natural language speech processing with the scalability, redundancy and fault-tolerance of a server based, telco-ready architecture. The result is a completely integrated solution that allows people to:

         o        Send free-format voice-to-text messages;

         o        Make voice-activated dialing calls; and

         o        Access E-mail from mobile environments - using voice.


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

MOBILEVOICE ACTIVATED DIALING(TM)

MobileVoice Activated Dialing is server-based and we believe it delivers higher levels of accuracy and reliability than other solutions on the market today. It was designed with a high capacity for contact lists, advanced functionality such as synchronization and import tools that interface with Microsoft Outlook and Lotus Notes, and we believe it requires less setup time than other solutions. It was designed to meet the challenges of today's mobile environments while delivering high accuracy for native and non-native speaking individuals.

We believe an opportunity exists for the adoption of MobileVice Activated Dialing by wireless carriers, as more safety legislation is introduced for hands free communications while operating motor vehicles. MobileVice Activated Dialing allows a user to place calls to members of a contact list using voice commands while employing safe driving techniques.

MOBILECONFERENCE(TM)

On-the-fly group conferencing is a new addition to our MobileVoice solution. MobileConference allows users to connect up to 64 people on a single conference call by speaking their name, group name or phone number.

MOBILEVOICE EMAIL(TM)

A unique Voice-to-Text Email solution that let's subscribers send free-form email messages to PCs, mobile phones or wireless alphanumeric paging devices while on the road. Available for English and Spanish it delivers some of the highest levels of accuracy in the industry.

MOBILEVOICE SMS(TM)

Short Message Service (SMS) has gained wide popularity in major markets throughout the world. MobileVoice SMS is a mobile Voice-to-Text SMS solution that let's subscribers send free-form messages from phone-to-phone with only their voice. Subscribers can avoid triple-tapping their text messages by dictating the message through the MobileVoice SMS interface. Subscribers can send messages within network or to subscribers on other networks.

MOBILEVOICE INSTANT MESSAGING(TM)

Instant messaging has long been a popular way for friends and colleagues to communicate on their computers. MobileVoice Instant Messaging takes instant messaging mobile, allowing people to chat and send quick messages using free form dictation. Targeted at subscribers and enterprise customers, MobileVoice Instant Messaging allows for voice based instant communications in mobile environments.

MOBILEVOICE VOICE MAIL(TM)

MobileVoice Voice Mail lets subscribers record and send messages in their own voice. The voice recording of a message will be sent as an e-mail attachment to the recipient or group of recipients. These messages may be retrieved from any computer or phone.

MOBILEVOICE EMAIL READER(TM)

MobileVoice Email Reader allows subscribers to fully manage their Email accounts from any phone. Subscribers can sort and find important messages from specific contacts. The MobileVoice Email Reader offers management tools such as "Reply", "Reply to "All", "Forward", "Skip" and "Delete" functionality. Subscribers can access personal and corporate Email accounts from any phone.

MEDIACENTER COMMUNICATOR VERSION 2

Media Center Communicator Version 2 uses voice recognition to control Windows(R) XP Media Center Edition 2005. Features include:

         o        Voice Navigate Windows XP Media Center Edition 2005;

         o        Send e-mail;

         o        Read e-mail;

         o        SMS text messaging;

         o        Text instant messaging;

         o        PC-to-PC calls;

         o        Video conferencing; and

         o        PC-to-Phone calling.

COMMUNICATOR VOICE NAVIGATION

We believe that our Media Center Communicator(TM) Version 2 makes managing digital content easier and more efficient by using voice recognition technology. The user can play a particular song by saying its title, watch TV, read and send e-mail, place a phone call from a PC or instant message a friend using intuitive voice commands. Media Center Communicator(TM) Version 2 eliminates the need to navigate through numerous drop down menus to access favorite content which we believe makes the experience faster and more user friendly. The request of a particular song or artist can be done without turning on the television.

Our Media Center Communicator utilizes an open microphone solution where the user has the ability to control his/her media center without using a remote control. It can be set up whereby a microphone is constantly scanning the room for a keyword that the user has set. The keyword is a personalized system name used whenever the user wishes to make a command. The default is "One Voice."
Example: "One Voice, play artist The Rolling Stones."

COMMUNICATOR E-MAIL

Communicator's E-Mail reader will speak the user's E-Mail messages to him/her eliminating the need to use confining keyboard and mouse interfaces. The user has the ability to control everything using only voice. Communicator's E-Mail reader works with widespread E-Mail accounts, including, but not limited to, Yahoo, EarthLink, Lycos, and SBC.

COMMUNICATOR PC-TO-PHONE

Media Center Communicator's PC-to-phone calling allows full-duplex, high quality phone calling to preset contacts or keyed entries.

COMMUNICATOR INSTANT MESSENGER

Media Center Communicator's Instant Messenger allows for online chat sessions with other users on our network. Users can text message, talk or video chat using Communicator's high quality, full-duplex PC-to-PC audio and video.

COMMUNICATOR SMS TEXT MESSAGING

Media Center Communicator(TM) allows the user to send a quick message to someone on the road. Users can send SMS text messages to cellular telephones by speaking the name of a contact or entering the cellular phone number, entering or speaking the message and saying the "Send" command.

PATENT PROTECTION

We own exclusive rights to three United States patents on our software. We have filed for international patent protection as well. These patents define the primary features and unique procedures that comprise our products and solutions.

Our future success and ability to compete depends in part upon the proprietary technology and trademarks, which we attempt to protect with a combination of patent, copyright, trademark and trade secret laws, as well as with our confidentiality procedures and contractual provisions. These legal protections afford only limited protection and are time-consuming and expensive to obtain and/or maintain. Further, despite our efforts, we may be unable to prevent third parties from infringing upon or misappropriating our intellectual property. Additionally, there can be no assurances that others will not develop market and sell products substantially equivalent to our products or utilize technologies similar to those used by us. Although we believe that our products do not infringe on any third-party patents and our patents offer sufficient protection, there can be no assurance that we will not become involved in litigation involving patents or proprietary rights. Patent and proprietary rights litigation entails substantial legal and other costs, and there can be no assurance that we will have the necessary financial resources to defend or prosecute our rights in connection with any litigation. Responding to, defending or bringing claims related to our rights to our intellectual property may require our management to redirect its resources to address these claims, which could have a material adverse effect on our business, financial condition and results of operations.


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

EMPLOYEES

At September 1, 2006, we employed 11 full-time employees and 4 consultant/part-time employees. None of these employees is subject to a collective bargaining agreement, and there is no union representation within our company. We maintain various employee benefit plans and believe our employee relations are good.

                             DESCRIPTION OF PROPERTY

Our headquarters are located at 4275 Executive Square, Suite 200, La Jolla, California. We lease our facility under a lease that expires in November 2010. The size of our office is 5,162 square feet. Rent expense, net of sublease income, amounted to $193,503 for the year ended December 31, 2005.

                                LEGAL PROCEEDINGS

There has been no bankruptcy, receivership or similar proceedings.

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

As previously disclosed to the public in our reports filed with the Securities and Exchange Commission, we were the subject of a legal proceeding in the San Diego County Superior Court (the "Court") entitled La Jolla Cove Investors, Inc. ("La Jolla") vs. One Voice Technologies, Inc., Case No. GIC850038 (the "Action") which was filed with the Court for an unspecified amount of damages. La Jolla held our convertible debentures related to our past financings. La Jolla claimed that we failed to honor its conversion notices resulting in damages. La Jolla filed a similar suit in 2004 and dismissed the suit after we transferred shares pursuant to conversion notices and an interim settlement agreement. In particular, we agreed to and did register 8,425,531 shares of our common stock to honor the past conversion notice and an additional 8,425,531 shares pursuant to such interim settlement agreement. Part of the resolution of the first lawsuit restrained La Jolla from tendering additional conversion notices for a specified period of time. During that time period, La Jolla requested that we amend the terms of the outstanding debentures, but we refused to do so. We tendered back the outstanding debenture amounts to La Jolla on two occasions. We secured alternative financing and did not honor further conversion notices from La Jolla. The Action was thereafter commenced by La Jolla.

On January 6, 2006, La Jolla and the Company entered into a Settlement Agreement and Mutual Release (the "Settlement Agreement") in which La Jolla and we agreed to forever settle, resolve and dispose of all claims, demands and causes of action asserted, existing or claimed to exist between the parties because of or in any way related to the Action. Under the Settlement Agreement, La Jolla and the Company agreed that the parties shall bear their own costs and attorney's fees associated with the Action. In addition, we agreed to pay to La Jolla:

         o 10,000,000 restricted shares of our common stock upon the execution of the Settlement Agreement;

         o        $300,000 was paid on May 5, 2006; and

         o        $400,000 was due on June 6, 2006.

Interest accrued on the $400,000 unpaid balance at 8% per annum commencing on the date of the Settlement Agreement until paid in full. Because payment of $400,000 was not made within 30 days of its due date (June 6, 2006), La Jolla is entitled to enter a judgment against us for the unpaid balance, plus accrued interest and $100,000, upon the filing of a declaration of default by La Jolla. We are currently negotiating with La Jolla to restructure that payment obligation and avoid entry of a judgment.


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

                                   MANAGEMENT

EXECUTIVE OFFICERS, DIRECTORS AND KEY EMPLOYEES

The following table sets forth information about our executive officers, key employees and directors as of September 1, 2006.

         Name                   Age   Position
         ----                   ---   --------
         Dean Weber             44    Chairman of the Board, President, Chief
                                      Executive Officer and Director

         James Hadzicki         45    Chief Financial Officer

         Bradley J. Ammon       42    Director

         Rahoul Sharan          44    Director


Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve for one year until the meeting of the board of directors following the annual meeting of stockholders and until their successors have been elected and qualified. There are no family relationships between any of our directors or officers.

The principal occupations for the past five years (and, in some instances, for prior years) of each of our executive officers and directors, followed by our key employees, are as follows:

DEAN WEBER - CHAIRMAN OF THE BOARD, PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR. Dean Weber brings an extensive background to our company with over 20 years of technology and management experience. He is responsible for developing our strategic vision and pioneering our products, patented technology and business strategies. He was elected to our Board of Directors in July of 1999 as Chairman. Before founding our company in 1998, Mr. Weber played key roles in many high profile technology companies including Northrop, United Technologies and Xerox. Throughout his career, Mr. Weber has developed a comprehensive knowledge of Human Computer Interaction, Cognitive Science, Artificial Intelligence and Natural Language Processing. Mr. Weber currently has numerous patents in Artificial Intelligence, Natural Language Processing and other related technologies. As our CEO, Mr. Weber has been instrumental in the growth and development of the company, successfully raising over $30 million of institutional funding, taking us public, winning the Deloitte and Touche Technology Fast 50 award, and has been featured in Forbes, Time, and on CNN. Mr. Weber holds a Bachelor of Science degree in Computer Science from Central Connecticut State University.

JAMES HADZICKI - CHIEF FINANCIAL OFFICER. James Hadzicki has been our Vice President of Operations since June 2002. From January 2000 to June of 2002, Mr. Hadzicki served as Director of Operations for our company. Mr. Hadzicki is actively involved in all financial, administrative and operational decisions regarding accounting, quarterly and annual audits, public filings and SEC activities. Prior to joining our team, James served as the United States Directing Manager for HPK, a multi-national marketing company. In this role, Jim opened and oversaw seven regional offices throughout the U.S. and led many key promotional efforts with major retailers, including Wal-Mart, K-Mart, and Target. Mr. Hadzicki received a B.S. in New Venture Management/Entrepreneurial Sciences from the University of Southern California in 1984.

BRADLEY J. AMMON - DIRECTOR. Bradley J. Ammon is a tax attorney in the Washington, D.C. office of Deloitte Tax LLP. Mr. Ammon specializes in international tax planning, including restructuring of international operations, domestic mergers and acquisitions, and developing business plans to minimize worldwide taxation. Prior to joining the firm, Mr. Ammon was with SAIC as an International Tax Manager. He previously was with KPMG, LLP in the International Corporate Services department since 1998 where his principal practice consisted of clients in the information, communications and entertainment ("ICE") industry. Prior to joining KPMG, Mr. Ammon worked from 1995 to 1998 at Deloitte & Touche, LLP in their tax services department where he provided corporate, partnership, and personal tax and business planning services to clients. Mr. Ammon also worked several years as a staff accountant where his responsibilities included the compilation and consolidation of monthly financial statements for multiple subsidiaries. Mr. Ammon has a Juris Doctor and a Master's of Law in taxation (LL.M.) from the University of San Diego, and received his undergraduate degree from the University of California, San Diego. He is admitted to the California Bar. Mr. Ammon was appointed to our Board on June 9, 2000.

RAHOUL SHARAN - DIRECTOR. Rahoul Sharan brings over 18 years of finance and accounting experience to our company. He was elected to our Board of Directors in July of 1999. Prior to joining our, Mr. Sharan was a partner of the S&P Group, which specializes in investment financing for venture capital projects, real estate development and construction. At S&P Group, Mr. Sharan led the successful financing efforts for over 15 companies in several industries. Mr. Sharan was also the President of KJN Management Ltd., which provides a broad range of administrative, management and financial services. He also worked in public accounting for six years with Coopers & Lybrand. At C&L, Mr. Sharan worked in both the tax and audit groups for a wide variety of large and small clients. Mr. Sharan holds a Bachelor of Commerce degree from the University of British Columbia and is a member of the Institute of Chartered Accountants of British Columbia.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

During the year ended December 31, 2005, there were certain directors, officers or beneficial owners of more than 10 percent of any class of our equity securities registered pursuant to Section 12 of the Exchange Act that failed to file on a timely basis, reports required by Section 16(a) of the Exchange Act during the year ended December 31, 2005. With the exception of the Form 4 filed for Dean Weber on December 5, 2005, none of our officers or Directors have filed form 4's which they were required to file for fiscal year ended December 31, 2005. The aforementioned is based solely upon a review of Form 3, Form 4 and Form 5 filings furnished to us during the year ended December 31, 2005, certain written representations and shareholders who, to the best of our knowledge, hold 10 percent or more of our shares.

COMMITTEES OF THE BOARD

We currently have no audit committee, compensation committee, nominations and governance committee of our board of directors.

DIRECTOR COMPENSATION

Non-employee directors receive $1,000 for each Board of Directors meeting attended. We pay all out-of-pocket expenses of attendance.

INDEBTEDNESS OF EXECUTIVE OFFICERS AND DIRECTORS

No executive officer, director or any member of these individuals' immediate families or any corporation or organization with whom any of these individuals is an affiliate is or has been indebted to us since the beginning of our last fiscal year.

FAMILY RELATIONSHIPS

There are no family relationships among our executive officers and directors.

LEGAL PROCEEDINGS

As of the date of this prospectus, there are no material proceedings to which any of our directors, executive officers, affiliates or stockholders is a party adverse to us.

CODE OF ETHICS

We have adopted a Code of Ethics within the meaning of Item 406(b) of Regulation S-B of the Securities Exchange Act of 1934. This Code of Ethics applies to our chief executive officer and our senior financial officers.


                             EXECUTIVE COMPENSATION

The following table sets forth the cash compensation (including cash bonuses) paid or accrued by us for our years ended December 31, 2005, 2004 and 2003 to our Chief Executive Officer and our four most highly compensated officers other than the Chief Executive Officer at December 31, 2005.

                                        SUMMARY COMPENSATION TABLE


                                                         Annual                  Long-term
                                                      Compensation             Compensation
                                                 ----------------------- --------------------------
                                                                            Awards       Payouts
                                                                         -------------- -----------
                                                                          Securities
                                                                          Underlying       LTIP        All Other
                                        Fiscal     Salary       Bonus      Options/      Payouts      Compensation
 Name and Principal Position             Year        ($)         ($)       SARs (#)        ($)            ($)
 ------------------------------------- --------- ------------ ---------- -------------- ----------- ----------------
 Dean Weber                              2005        277,000      --            --          --             --
 Chief Executive Officer                 2004        252,000      --            --          --             --
                                         2003        241,629      --            --          --             --

 James Hadzicki                          2005        136,250      --            --          --             --
 Chief Financial Officer                 2004        120,000      --            --          --             --
                                         2003        113,123      --            --          --             --

OPTIONS/SAR GRANTS IN THE LAST FISCAL YEAR

No individual grants of stock options, whether or not in tandem with stock appreciation rights ("SARs") and freestanding SARs have been made to any executive officer or any director during our fiscal year ended December 31, 2005.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES

No individual exercises of stock options, whether or not in tandem with stock appreciation rights ("SARs") and freestanding SARs have been made by executive officer or any director during our fiscal year ended December 31, 2005.

LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

We had no long-term incentive plans and made no stock awards during our fiscal year ended December 31, 2005.

However, on July 29, 2005, we adopted the 2005 Stock Incentive Plan and reserved 60,000,000 shares of our common stock for issuance under the 2005 Plan.

EMPLOYMENT AGREEMENT

On February 15, 2006, we entered into an Employment Agreement with Dean Weber, our Chief Executive Officer. Pursuant to the Employment Agreement, we will employ Mr. Weber unless the Agreement is terminated by either party as set forth therein. Mr. Weber will be paid an annual base salary of $282,000 (the "Base Salary"). In addition, Mr. Weber will be eligible to earn an annual cash bonus as may be deemed appropriate by our Board of Directors. Further, Mr. Weber may be awarded incentive stock options pursuant to the Company's stock option plan as may be deemed appropriate by our Board of Directors.

If the Employment Agreement is terminated as set forth therein, Mr. Weber will be entitled to a severance package equal to no more than 100% of his Base Salary for up to two years after the date of termination. In addition, all unvested stock options shall immediately vest on the date of termination. During the term of his employment, Mr. Weber will be subject to non-competition and non-solicitation provisions, subject to standard exceptions.

AMENDED AND RESTATED 1999 STOCK OPTION PLAN

Our Amended and Restated 1999 Stock Option Plan authorizes us to grant to our directors, employees, consultants and advisors both incentive and non-qualified stock options to purchase shares of our Common Stock. As of December 31, 2001, our Board of Directors had reserved 3,000,000 shares for issuance under the 1999 Plan, of which 1,900,500 shares were subject to outstanding options and 1,099,500 shares remained available for future grants. Our Board of Directors or a committee appointed by the Board (the Plan Administrator) administers the 1999 Plan. The Plan Administrator selects the recipients to whom options are granted and determines the number of shares to be awarded. Options granted under the 1999 Plan are exercisable at a price determined by the Plan Administrator at the time of the grant, but in no event will the option price for any incentive stock option be lower than the fair market value for our Common Stock on the date of the grant. Options become exercisable at such times and in such installments as the Plan Administrator provides in the terms of each individual option agreement. In general, the Plan Administrator is given broad discretion to issue options and to accept a wide variety of consideration (including shares of our Common Stock and promissory notes) in payment for the exercise price of options. The 1999 Plan was authorized by the Board of Directors and stockholders.

2005 INCENTIVE STOCK PLAN

On July 29, 2005 the Company adopted the 2005 Stock Incentive Plan and reserved 60,000,000 shares of the Company's common stock for issuance under the 2005 Plan. Two types of options may be granted under the 2005 Plan: (1) Incentive Stock Options (also known as Qualified Stock Options) which may only be issued to employees of the Company and whereby the exercise price of the option is not less than the fair market value of the common stock on the date it was reserved for issuance under the Plan; and (2) Nonstatutory Stock Options which may be issued to either employees or consultants of the Company and whereby the exercise price of the option is greater than 85% of the fair market value of the common stock on the date it was reserved for issuance under the plan. Grants of options may be made to employees and consultants without regard to any performance measures. All options issued pursuant to the Plan vest at a rate of at least 20% per year over a 5-year period from the date of the grant or sooner if approved by the Board of Directors. All options issued pursuant to the Plan are nontransferable and subject to forfeiture. In addition, Stock Awards and restricted Stock Purchase Offers may be granted under the 2005 Stock Incentive Plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There were no material related transactions which we entered into during the past two fiscal years.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables sets forth, as of September 1, 2006, the number of and percent of our common stock beneficially owned by:

         o        all directors and nominees, naming them,

         o        our executive officers,

         o our directors and executive officers as a group, without naming them, and o persons or groups known by us to own beneficially 5% or more of our common stock:

We believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

A person is deemed to be the beneficial owner of securities that can be acquired by him within 60 days from September 1, 2006 upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of September 1, 2006 have been exercised and converted.

               Shares Beneficially Owned (1)
            Name and Address of Beneficial Owner             Number      Percent
          ----------------------------------------        -----------    -------

          Dean Weber, CEO, President and Chairman
            of the Board (2)                               12,473,800      2.42%

          IVantage, Inc. (2)                                  900,200       *

          James Hadzicki, CFO                               2,782,300       *

          Rahould Sharan, Director                          1,386,000       *

          Bradley J. Ammon, Director                          959,000       *

          Jocobo Kaloyan                                   21,050,000      4.09%

          Total securities held by officers and
            directors as a group (4 people):               18,501,300      3.60%

* Less than one percent.

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of September 1, 2006 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) IVantage, Inc. is wholly owned by Dean Weber, Chairman of the Board, CEO, and President of our company. Mr. Weber is the beneficial owner of the 900,200 shares in the name of IVantage, Inc. and those shares are also included in the amount presented in this table for Mr. Weber.

                            DESCRIPTION OF SECURITIES

Our Amended Articles of Incorporation authorize the issuance of 1,290,000,000 shares of common stock, $.001 par value per share. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefor. In the event of a liquidation, dissolution, or winding up of the Company, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares.

In addition, our Amended Articles of Incorporation authorize the issuance of 10,000,000 shares of preferred stock, $.001 par value per share. The shares of preferred stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the board of directors. Our board of directors are expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of preferred stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Nevada.

     COMMISSION'S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under the Nevada General Corporation Law and our Articles of Incorporation, as amended, and our Bylaws, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care." This provision does not apply to the directors' (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its stockholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its stockholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its stockholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

The effect of this provision in our Articles of Incorporation and Bylaws is to eliminate the rights of our Company and our stockholders (through stockholder's derivative suits on behalf of our Company) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (vi) above. This provision does not limit nor eliminate the rights of our Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, our Bylaws provide that if the Nevada General Corporation Law is amended to authorize the future elimination or limitation of the liability of a director, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the law, as amended. The Nevada General Corporation Law grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o        privately-negotiated transactions;

         o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

         o        a combination of any such methods of sale; and

         o        any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, or Regulation S, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions.

We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

PENNY STOCK

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

         o that a broker or dealer approve a person's account for transactions in penny stocks; and

         o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

         o obtain financial information and investment experience objectives of the person; and

         o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

         o sets forth the basis on which the broker or dealer made the suitability determination; and

         o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

                      Total Shares of                                                                                Percentage
                       Common Stock                      Shares of                                     Beneficial     of Common
                       Issuable Upon       Total       Common Stock     Beneficial    Percentage of     Ownership    Stock Owned
                       Conversion of     Percentage    Included in      Ownership      Common Stock     After the       After
        Name               Notes          of Common     Prospectus      Before the     Owned Before     Offering      Offering
                      and/or Warrants*     Stock          (1)          Offering        Offering**        (2)           (2)
--------------------  ---------------   -----------   --------------   ------------   --------------   -----------   -----------
Alpha Capital              49,240,456        9.6%         Up to          49,240,456        9.6%             0            --
Anstalt(3)                                            49,240,456 (1)
                                                        shares of
                                                       common stock
--------------------  ---------------   -----------   --------------   ------------   --------------   -----------   -----------
Whalehaven Capital         49,240,456        9.6%         Up to          49,240,456        9.6%             0            --
Fund Limited(4)                                       49,240,456 (1)
                                                        shares of
                                                       common stock
--------------------  ---------------   -----------   --------------   ------------   --------------   -----------   -----------
Centurion Microcap         23,823,789        4.6%         Up to          23,823,789        4.6%             0            --
L.P.(5)                                                23,823,789 (1)
                                                        shares of
                                                       common stock
--------------------  ---------------   -----------   --------------   ------------   --------------   -----------   -----------
Bristol Investment         59,559,472       11.6%        Up to           51,305,503        9.9%             0            --
Fund Limited(6)                                         59,559,472
                                                        shares of
                                                       common stock
--------------------  ---------------   -----------   --------------   ------------   --------------   -----------   -----------
Ellis International        38,125,000        7.4%        Up to           38,125,000        7.4%             0            --
Ltd.(7)                                                 38,125,000
                                                        shares of
                                                       common stock
--------------------  ---------------   -----------   --------------   ------------   --------------   -----------   -----------
Osher Capital, Inc.        15,250,000        3.0%        Up to           15,250,000        3.0%             0            --
(8)                                                     15,250,000
                                                        shares of
                                                       common stock
--------------------  ---------------   -----------   --------------   ------------   --------------   -----------   -----------

* This column represents an estimated number based on a conversion price as of a recent date of September 1, 2006 of $.0096 divided into the principal amount.

** These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time) due to their 9.99% limitation.

*** Less than 1%

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the secured convertible notes is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) Includes a good faith estimate (150%) of the shares issuable upon conversion of the secured convertible notes and exercise of warrants, based on current market prices. Because the number of shares of common stock issuable upon conversion of the secured convertible notes is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. Under the terms of the secured convertible notes, if the secured convertible notes had actually been converted on September 5, 2006, the secured convertible notes would have had a conversion price of $.01. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the secured convertible notes and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. However the selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the secured convertible notes and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2) Assumes that all securities will be sold.

(3) Includes: (i) 15,000,000 shares underlying secured convertible notes issued pursuant to our July 2006 Subscription Agreement, (ii) 8,823,789 shares underlying Class A warrants issued pursuant to our July 2006 Subscription Agreement, (iii) 15,000,000 shares underlying secured convertible notes issued pursuant to our August 2006 Subscription Agreement, and (iv) 10,416,667 shares underlying Class A warrants issued pursuant to our August 2006 Subscription Agreement. In accordance with rule 13d-3 under the securities exchange act of 1934, Alpha Capital Anstalt is a private investment fund that is owned by all of its investors and managed by Konrad Ackerman. Mr. Konrad Ackerman may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares. The selling stockholder has notified us that they are not broker-dealers and/or affiliates of broker-dealers.

(4) Includes: (i) 15,000,000 shares underlying secured convertible notes issued pursuant to our July 2006 Subscription Agreement, (ii) 8,823,789 shares underlying Class A warrants issued pursuant to our July 2006 Subscription Agreement, (iii) 15,000,000 shares underlying secured convertible notes issued pursuant to our August 2006 Subscription Agreement, and (iv) 10,416,667 shares underlying Class A warrants issued pursuant to our July 2006 Subscription Agreement. In accordance with rule 13d-3 under the securities exchange act of 1934, Whalehaven Capital Fund Limited is a private investment fund that is owned by all of its investors and managed by Michael Finkelstein and Bhavesh Singh. Evan Schemenauer, Arthur Jones and Jennifer Kelly may be deemed control persons of the shares owned by such entity, with final voting power and investment control over such shares. The selling stockholder has notified us that they are not broker-dealers and/or affiliates of broker-dealers.

(5) Includes: (i) 15,000,000 shares underlying secured convertible notes issued pursuant to our July 2006 Subscription Agreement and (ii) 8,823,789 shares underlying Class A warrants pursuant to our July 2006 Subscription Agreement. In accordance with rule 13d-3 under the securities exchange act of 1934, Centurion Microcap, L.P. is a limited partnership that is owned by all of its partners and managed by Abraham Schwartz, its general partner. Abraham Schwartz may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares. The selling stockholder has notified us that they are not broker-dealers and/or affiliates of broker-dealers.

(6) Includes: (i) 37,500,500 shares underlying secured convertible notes issued pursuant to our July 2006 Subscription Agreement and (ii) 22,059,472 shares underlying Class A warrants issued pursuant to our July 2006 Subscription Agreement. In accordance with rule 13d-3 under the securities exchange act of 1934, Bristol Investment Fund is a private investment fund that is owned by all of its investors and managed by Bristol Capital Advisors, LLC ("BCA"). Paul Kessler, as manager of BCA, may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares. Mr. Kessler disclaims beneficial ownership of these shares. The selling stockholder has notified us that they are not broker-dealers and/or affiliates of broker-dealers.

(7) Includes: (i) 22,500,000 shares underlying secured convertible notes issued pursuant to our August 2006 Subscription Agreement and (ii) 15,625,000 shares underlying Class A warrants issued pursuant to our August 2006 Subscription Agreement. In accordance with rule 13d-3 under the securities exchange act of 1934, Ellis International Ltd. is a private investment fund that is owned by all of its investors and managed by Wilhelm Ungar. Mr. Ungar may be deemed a control persons of the shares owned by such entity, with final voting power and investment control over such shares.

(8) Includes: (i) 9,000,000 shares underlying secured convertible notes issued pursuant to our August 2006 Subscription Agreement and (ii) 6,250,000 shares underlying Class A warrants issued pursuant to our August 2006 Subscription Agreement. In accordance with rule 13d-3 under the securities exchange act of 1934, Osher Capital, Inc. is a corporation that is owned by all of its shareholders and managed by Yisroel Kluger. Yisroel Kluger may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

TERMS OF SECURED CONVERTIBLE NOTES AND THE WARRANTS

On July 6, 2006, we completed a private placement pursuant to a Subscription Agreement which we entered into with several accredited and/or qualified institutional investors pursuant to which the investors subscribed to purchase an aggregate principal amount of $550,000 in 6% secured convertible promissory notes and 1 Class A common stock purchase warrant for each 1share which would be issued on the closing date assuming full conversion of the secured convertible notes issued on the closing date.

The secured convertible notes bear simple interest at 6% per annum payable upon each conversion, September 1, 2006 and semi-annually thereafter, and mature 2 years after the date of issuance. Each investor shall have the right to convert the secured convertible notes after the date of issuance and at any time, until paid in full, at the election of the investor into fully paid and nonassessable shares of our common stock. The conversion price per share shall be the lower of
(i) $0.015 or (ii) 80% of the average of the three lowest closing bid prices for our common stock for the 30 trading days prior to, but not including, the conversion date as reported by Bloomberg, L.P. on any principal market or exchange where our common stock is listed or traded. The conversion price is adjustable in the event of any stock split or reverse stock split, stock dividend, reclassification of common stock, recapitalization, merger or consolidation. In addition, the conversion price of the secured convertible notes will be adjusted in the event that we spin off or otherwise divest ourselves of a material part of our business or operations or dispose all or a portion of our assets. Our obligation to repay all principal, and accrued and unpaid interest under the convertible notes is secured by all of our assets pursuant to a certain Security Agreement dated as of February 16, 2006, which also secures the remaining principal amount of our convertible notes in the aggregate amount of $2,374,000 which we issued on March 18, 2005, July 13, 2005, March 20, 2006, May 5, 2006 and July 6, 2006 to certain of the investors participating in this new private placement.

We issued an aggregate of 48,530,839 Class A common stock purchase warrants to the investors, representing 1 Class A warrant issued for each 1 share which would be issued on the closing date assuming full conversion of the secured convertible notes issued on the closing date. The Class A warrants are exercisable until four years from the closing date at an exercise price of $0.015 per share. The exercise price of the Class A warrants will be adjusted in the event of any stock split or reverse stock split, stock dividend, reclassification of common stock, recapitalization, merger or consolidation. In addition, the exercise price of the warrants will be adjusted in the event that we spin off or otherwise divest ourselves of a material part of our business or operations or dispose all or a portion of our assets.

We are obligated to file a registration statement registering the shares of our common stock issuable upon conversion of the secured promissory notes and exercise of the Class A warrants no later than 45 days after the closing date and cause it to be effective within 120 days after the closing date. If we do not meet the aforementioned filing and effectiveness deadlines, we shall pay to each investor an amount equal to 1% for the first 30 days or part thereof of the pendency of such non-registration event and 2% for each 30 days or part thereof thereafter, of the purchase price of the secured convertible notes remaining unconverted and purchase price of the shares of our common stock issued upon conversion of the notes.

On August 28, 2006, we entered into a letter agreement with the investors of our July 2006 Subscription Agreement under which the parties agreed to extend the date we are required to file the registration statement to September 8, 2006 in order to permit the registration of the shares underlying our secured convertible notes issued pursuant to the August 2006 Subscription Agreement (described below).

On August 28, 2006, we entered into a Subscription Agreement with several accredited and/or qualified institutional investors pursuant to which the investors subscribed to purchase an aggregate principal amount of up to $510,000 in 6% secured convertible promissory notes and 1 Class A common stock purchase warrant for each 1share which would be issued on the closing date assuming full conversion of the secured convertible notes issued on the closing date.

The secured convertible notes bear simple interest at 6% per annum payable upon each conversion, September 1, 2006 and semi-annually thereafter, and mature 2 years after the date of issuance. Each investor shall have the right to convert the secured convertible notes after the date of issuance and at any time, until paid in full, at the election of the investor into fully paid and nonassessable shares of our common stock. The conversion price per share shall be the lower of
(i) $0.015 or (ii) 80% of the average of the three lowest closing bid prices for our common stock for the 30 trading days prior to, but not including, the conversion date as reported by Bloomberg, L.P. on any principal market or exchange where our common stock is listed or traded. The conversion price is adjustable in the event of any stock split or reverse stock split, stock dividend, reclassification of common stock, recapitalization, merger or consolidation. In addition, the conversion price of the secured convertible notes will be adjusted in the event that we spin off or otherwise divest ourselves of a material part of our business or operations or dispose all or a portion of our assets. Our obligation to repay all principal, and accrued and unpaid interest under the convertible notes is secured by all of our assets pursuant to a certain Security Agreement dated as of February 16, 2006, which also secures the remaining principal amount of our convertible notes in the aggregate amount of $2,374,000 which we issued on March 18, 2005, July 13, 2005, March 20, 2006, May 5, 2006 and July 6, 2006 to certain of the investors participating in this new private placement.

We issued an aggregate of 42,708,334 Class A common stock purchase warrants to the investors, representing 1 Class A warrant issued for each 1 share which would be issued on the closing date assuming full conversion of the secured convertible notes issued on the closing date. The Class A warrants are exercisable until four years from the closing date at an exercise price of $0.015 per share. The exercise price of the Class A warrants will be adjusted in the event of any stock split or reverse stock split, stock dividend, reclassification of common stock, recapitalization, merger or consolidation. In addition, the exercise price of the warrants will be adjusted in the event that we spin off or otherwise divest ourselves of a material part of our business or operations or dispose all or a portion of our assets.

We are obligated to file a registration statement registering the shares of our common stock issuable upon conversion of the secured promissory notes and exercise of the Class A warrants no later than 10 days after the closing date and cause it to be effective on or prior to November 3, 2006. If we do not meet the aforementioned filing and effectiveness deadlines, we shall pay to each investor an amount equal to 1% for the first 30 days or part thereof of the pendency of such non-registration event and 2% for each 30 days or part thereof thereafter, of the purchase price of the secured convertible notes remaining unconverted and purchase price of the shares of our common stock issued upon conversion of the notes.

The investors have agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock.

We claim an exemption from the registration requirements of the Act for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the investors were accredited investors and/or qualified institutional buyers, the investors had access to information about us and their investment, the investors took the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

A complete copy of the Subscription Agreements and related documents are incorporated by reference as exhibits to our Form SB-2 registration statement relating to this prospectus.

SAMPLE CONVERSION CALCULATION

The number of shares of common stock issuable upon conversion of the secured convertible notes issued pursuant to our July and August 2006 Subscription Agreements is determined by dividing that portion of the principal of the notes to be converted and interest, if any, by the conversion price. For example, assuming conversion of the $960,000 of secured convertible notes on September 5, 2006, at a conversion price of $0.01, the number of shares issuable upon conversion would be:

$960,000/$0.01 = 96,000,000 shares

The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our secured convertible notes, based on market prices 25%, 50% and 75% below the market price as of September 5, 2006 of $0.013.

                                                             Number of Shares
% Below Market      Price Per Share     Discount of 20%      Issuable
--------------      ---------------     ---------------      ----------------
25%                 $.0098              $.0078              123,076,923
50%                 $.0065              $.0052              184,615,385
75%                 $.0033              $.0026              369,230,769


                                  LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.


                                     EXPERTS

Our financial statements at December 31, 2005 and 2004 appearing in this prospectus and registration statement have been audited by Peterson & Co., LLP, independent registered public accountants, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

On April 19, 2004, we notified Stonefield Josephson, Inc., ("SJ ") that we had engaged Peterson & Co., LLP as our auditor and as a consequence, was dismissed as our auditors. On April 12, 2004, we engaged Peterson & Co., LLP as our independent registered public accountants for the fiscal year ending December 31, 2004. The action to engage Peterson & Co., LLP was taken upon the unanimous approval of the Audit Committee of our Board of Directors.

During the two fiscal years ended December 31, 2003 and December 31, 2002 and through April 19, 2004, (i) there were no disagreements between us and SJ on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of SJ would have caused SJ to make reference to the matter in its reports on our financial statements, and (ii) SJ's reports did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. During the two fiscal years ended December 31, 2003 and 2002 and through April 19, 2004, there were no reportable events as the term described in Item 304(a)(1)(iv) of Regulation S-B. SJ 's opinion in its report on our financial statements for the years ended December 31, 2002 and 2003, included an explanatory paragraph which expressed substantial doubt with respect to our ability to continue as a going concern.

We obtained a letter from SJ addressed to the Securities and Exchange Commission stating whether they agreed with the above statements, as it relates to them. A copy of such letter, dated April 28, 2004, is filed as Exhibit 16.1 to the Form 8-K filed with the Commission on May 3, 2004 and is hereby incorporated by reference.

During the two fiscal years ended December 31, 2003 and 2004, we have not consulted with Peterson & Co. LLP regarding either:

1. the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that Peterson & Co., LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or

2. any matter that was either subject of disagreement or event, as defined in
Item 304(a)(1)(iv)(A) of Regulation S-B and the related instruction to Item 304 of Regulation S-B, or a reportable event, as that term is explained in Item 304(a)(1)(iv)(A) of Regulation S-B.

We obtained a letter from SJ addressed to the Securities and Exchange Commission stating whether they agreed with the above statements, as it relates to them. A copy of such letter, dated April 28, 2004, is filed as Exhibit 16.1 to the Form 8-K filed with the Commission on May 3, 2004 and is hereby incorporated by reference.


                              AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Itronics Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street N.E. Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street N.E. Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                              INDEX TO FINANCIAL STATEMENTS

                               ONE VOICE TECHNOLOGIES, INC.

                                   FINANCIAL STATEMENTS

                                         CONTENTS

                                                                                 Page
                                                                                 ----
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                           F-1

AUDITED FINANCIAL STATEMENTS: YEAR ENDED DECEMBER 31, 2005 AND 2004
  Balance Sheets                                                                  F-2
  Statements of Operations                                                        F-3
  Statements of Stockholders' Equity (Deficit)                                 F-4 - F-5
  Statements of Cash Flows                                                     F-6 - F-7
  Notes to Financial Statements                                                F-8 - F-23

INTERIM FINANCIAL STATEMENTS: THREE MONTHS ENDED JUNE 30, 2006 AND 2005
  Balance Sheets                                                                  F-24
  Statements of Operations                                                        F-25
  Statements of Stockholders' Equity (Deficit)                                 F-26 - F-27
  Statements of Cash Flows                                                     F-28 - F-29
  Notes to Financial Statements                                                F-30 - F-35


                                           38

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
One Voice Technologies, Inc.

We have audited the accompanying balance sheets of One Voice Technologies, Inc. (the "Company") as of December 31, 2005 and 2004, and the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of One Voice Technologies, Inc. as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has reported recurring losses from operations aggregating $42,644,000, and had a working capital deficit of $3,731,000. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans as to these matters are described in Note 1. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                               PETERSON & CO., LLP

San Diego, California
March 31, 2006

                                   ONE VOICE TECHNOLOGIES, INC.

                                          BALANCE SHEETS
                                     DECEMBER 31, 2005 & 2004


                                              ASSETS

                                                                        2005            2004
                                                                    ------------    ------------
                                                                                     (Restated)
CURRENT ASSETS:
  Cash and cash equivalents                                         $    338,811         535,642
  Accounts receivable                                                     42,696           6,274
  Inventories                                                              5,254           9,724
  Prepaid expenses                                                        40,574          27,756
                                                                    ------------    ------------

          Total current assets                                           427,335         579,396

PROPERTY AND EQUIPMENT, net                                               84,703         177,949

OTHER ASSETS:
  Software development and licensing, net                                 40,552          78,700
  Trademarks, net                                                          5,517          13,310
  Patents, net                                                            94,200         118,569
  Deposits                                                                18,665           2,157
  Deferred debt issue costs                                               69,970          96,954
                                                                    ------------    ------------

          Total assets                                              $    740,942    $  1,067,035
                                                                    ============    ============


                          LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Accounts payable                                                  $    128,630    $    162,625
  Accrued expenses                                                       147,305          72,887
  Security deposits                                                           --          12,522
  Settlement agreement liability                                         920,000              --
  License agreement liability                                            930,000       1,050,000
  Warrant derivative liability                                         2,032,299       4,941,415
  Current portion of convertible debt, net                                    --          92,044
                                                                    ------------    ------------
         Total current liabilities                                     4,158,234       6,331,493

LONG-TERM DEBT:
  Long term portion of notes payable,                                    100,000         100,000
  Long term portion of convertible debt, net                             221,850          32,656
                                                                    ------------    ------------
         Total liabilities                                             4,480,084       6,464,149

STOCKHOLDERS' EQUITY (DEFICIT):
  Preferred stock; $.001 par value, 10,000,000 shares
   authorized, no shares issued and outstanding                               --              --
  Common stock; $.001 par value, 990,000,000 and 250,000,000
   Shares authorized at December 31, 2005 and 2004,
   respectively; 363,590,152 and 246,467,927 shares issued
   and outstanding at December 31, 2005 and 2004, respectively           363,590         246,468
  Additional paid-in capital                                          38,561,381      35,474,238
  Accumulated deficit                                                (42,664,113)    (41,117,820)
                                                                    ------------    ------------

          Total stockholders' equity (deficit)                        (3,739,142)     (5,397,114)
                                                                    ------------    ------------

          Total liabilities and stockholders' equity (deficit)      $    740,942    $  1,067,035
                                                                    ============    ============


           The accompanying notes form an integral part of these financial statements.

                                               F-2

                          ONE VOICE TECHNOLOGIES, INC.

                            STATEMENTS OF OPERATIONS


                                                   Year ended       Year ended
                                                  December 31,     December 31,
                                                      2005             2004
                                                 -------------    -------------
                                                                    (Restated)

REVENUE                                          $     142,285    $       2,105

COST OF REVENUE                                         31,467            1,930
                                                 -------------    -------------

GROSS PROFIT                                           110,818              175

GENERAL AND ADMINISTRATIVE EXPENSES                  3,433,281        3,733,753
                                                 -------------    -------------

NET LOSS FROM OPERATIONS                            (3,322,463)   $  (3,733,578)


OTHER INCOME (EXPENSES)

  Interest expense                                  (2,487,116)      (1,649,641)
  Settlement expense, net                             (760,387)              --
  Gain (loss) on warrant derivative                  5,070,081       (3,369,412)
  Other, net                                           (46,408)             741
                                                 -------------    -------------
NET LOSS                                         $  (1,546,293)   $  (8,751,890)
                                                 =============    =============

NET LOSS PER SHARE, basic and diluted            $        (.01)   $        (.05)
                                                 =============    =============

WEIGHTED AVERAGE SHARES OUTSTANDING,
  basic and diluted                                299,279,000      188,236,940
                                                 =============    =============


   The accompanying notes form an integral part of these financial statements.

                                                ONE VOICE TECHNOLOGIES, INC.

                                        STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)


                                                     Common stock             Additional                        Total
                                              ----------------------------      paid-in      Accumulated     stockholders'
                                                 Shares          Amount         capital        deficit      equity (deficit)
                                              ------------    ------------    ------------   ------------   ----------------

Balance at December 31, 2003 (Restated)        107,130,615    $    107,131    $ 31,851,609   $(32,365,930)   $   (407,190)

Issuance of warrants in connection
  with debt financing                                                            1,281,550                      1,281,550

Beneficial conversion feature
  embedded in debt securities                                                      827,626                        827,626

Exercise of warrants for cash                   12,008,067          12,008       1,368,121                      1,380,129

Conversion of debt to
  equity - Alpha Capital                        25,720,939          25,721         587,172                        612,893

Conversion of debt to
  equity - Bristol Investments                   4,317,308           4,317          96,708                        101,025

Conversion of debt to
  equity - Ellis Enterprise                      5,229,575           5,230         165,230                        170,460

Conversion of debt to
  equity - Greenwich Funds                       2,541,700           2,542          99,889                        102,431

Conversion of debt to
  equity - Whalehaven Capital                    2,639,175           2,639         124,834                        127,473

Conversion of debt to
  equity - Whalehaven Fund                       2,009,448           2,009          84,787                         86,796

Conversion of debt to
  equity - Momona Capital                          375,994             376          14,777                         15,153

Conversion of debt to
  equity - Stonestreet Limited                   6,067,844           6,068         239,640                        245,708

Conversion of debt to
  equity - La Jolla Cove                        78,427,262          78,427          13,845                         92,272

Reclassification of warrants to
  current liabilities                                                           (1,281,550)                    (1,281,550)

Net loss for the year ended
  December 31, 2004                                                                            (8,751,890)     (8,751,890)
                                              ------------    ------------    ------------   ------------    ------------

Balance at December 31, 2004 (Restated)        246,467,927         246,468      35,474,238    (41,117,820)     (5,397,114)


                         The accompanying notes form an integral part of these financial statements.

                                                             F-4



                                                ONE VOICE TECHNOLOGIES, INC.

                                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) (CONTINUED)


                                                     Common stock             Additional                        Total
                                              ----------------------------      paid-in      Accumulated     stockholders'
                                                 Shares          Amount         capital        deficit      equity (deficit)
                                              ------------    ------------    ------------   ------------   ----------------

Issuance of common stock in connection          17,000,000          17,000              --                         17,000
  with private placement

Issuance of warrants in connection
  with private placement                                                           489,400                        489,400

Issuance of warrants in connection
  with debt financing                                                            1,399,637                      1,399,637

Beneficial conversion feature
  embedded in debt securities                                                      600,363                        600,363

Exercise of warrants for cash                   31,552,521          31,553         617,658                        649,211

Expenses incurred in connection
  with warrant re-pricing                                                          271,898                        271,898

Conversion of debt to
  equity - Alpha Capital                        25,945,668          25,945         714,676                        740,621

Conversion of debt to
  equity - Momona Capital                        1,938,262           1,938          74,215                         76,153

Conversion of debt to
  equity - Ellis Enterprise                     11,522,589          11,523         257,446                        268,969

Conversion of debt to
  equity - Omega Capital                         3,488,833           3,489          61,511                         65,000

Conversion of debt to
  equity - Whalehaven Capital                    9,110,077           9,110         235,769                        244,879

Conversion of debt to
  equity - Whalehaven Fund                       1,026,466           1,026          40,032                         41,058

Conversion of debt to
  equity - Osher Capital                         1,714,932           1,715          43,631                         45,346

Conversion of debt to
  equity - Stonestreet Limited                  13,822,877          13,823         441,842                        455,665

Reclassification of warrants to
  current liabilities                                                           (2,160,935)                    (2,160,935)

Net loss for the year ended
  December 31, 2005                                                                            (1,546,293)     (1,546,293)
                                              ------------    ------------    ------------   ------------    ------------

Balance at December 31, 2005                   363,590,152    $    363,590    $ 38,561,381   $(42,664,113)   $ (3,739,142)
                                              ============    ============    ============   ============    ============


                         The accompanying notes form an integral part of these financial statements.

                                                             F-5



                                ONE VOICE TECHNOLOGIES, INC.

                                  STATEMENTS OF CASH FLOWS


                                                                Year ended      Year ended
                                                               December 31,    December 31,
                                                                   2005           2004
                                                               ------------    ------------

                                                                                (Restated)
Cash flows from operating activities:
  Net loss                                                     $ (1,546,293)   $ (8,751,890)
                                                               ------------    ------------

 Adjustments to reconcile net loss to net cash used in
  operating activities:
      Depreciation and amortization                                 172,426         499,216
      Loss on disposal of assets                                     49,332              --
      Amortization of debt discount and debt issue costs          2,351,877       1,917,203
      Warrant re-pricing                                            271,898              --
      (Gain)loss on warrant derivative liability                 (5,070,081)      3,369,412

 Changes in operating assets and liabilities:
  (Increase) decrease in assets:
      Accounts receivable                                           (36,422)        130,726
      Inventories                                                     4,470          (9,724)
      Prepaid expenses and other assets                            (157,844)       (191,021)
      Deposits                                                      (16,508)          7,769

  Increase (decrease) in liabilities:
      Accounts payable                                              (33,965)        (10,463)
      Accrued expenses                                               74,418          14,468
      Settlement agreement liability                                920,000              --
      License agreement liability                                  (120,000)        380,000
      Deposit                                                       (12,522)             --
                                                               ------------    ------------

          Net cash used in operating activities                  (3,149,214)     (2,644,304)
                                                               ------------    ------------

Cash flows from investing activities:
  Purchase of property and equipment                                (45,768)        (63,046)
  Software development costs                                             --         (22,080)
  Trademarks                                                           (528)             --
  Patents                                                           (11,906)        (65,718)
                                                               ------------    ------------

          Net cash used in investing activities                     (58,202)       (150,844)
                                                               ------------    ------------

(Continued)

        The accompanying notes form an integral part of these financial statements.

                                            F-6



                                 ONE VOICE TECHNOLOGIES, INC.

                             STATEMENTS OF CASH FLOWS (CONTINUED)


                                                                   Year ended      Year ended
                                                                  December 31,    December 31,
                                                                      2005            2004
                                                                  ------------    ------------
                                                                                   (Restated)
Cash flows from financing activities:
  Proceeds from issuance of common stock                               506,400              --
  Proceeds from convertible debt                                     2,000,000       2,109,000
  Proceeds from warrant exercise                                       649,210       1,369,044
  Payments for debt issue costs                                       (145,025)       (200,963)
                                                                  ------------    ------------

          Net cash provided by financing activities                  3,010,585       3,277,081
                                                                  ------------    ------------

Net increase (decrease) in cash                                       (196,831)        481,933
Cash and cash equivalents, beginning of year                           535,642          53,709
                                                                  ------------    ------------

Cash and cash equivalents, end of year                            $    338,811    $    535,642
                                                                  ============    ============

Supplemental disclosure of cash flow information:
  Interest paid                                                   $     74,727    $     74,621
                                                                  ============    ============
  Income taxes paid                                               $        800    $        800
                                                                  ============    ============

Supplemental disclosure of non-cash financing activities:

   Issuance of warrant derivative in connection
     with private placement and debt financing                    $  2,160,935    $  1,281,550
                                                                  ============    ============
   Beneficial conversion feature of debt                          $    600,363    $    827,626
                                                                  ============    ============
   Common Stock issued upon conversion of debt                    $  1,937,691    $  1,554,211
                                                                  ============    ============


          The accompanying notes form an integral part of these financial statements.

                                              F-7

                          ONE VOICE TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS


(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

ORGANIZATION AND BASIS OF PRESENTATION:

One Voice Technologies, Inc. is incorporated under the laws of the State of Nevada. The Company develops voice recognition software and it commenced operations in 1999.

Prior to the fourth quarter of 2005, the Company's financial statements had been prepared and presented as those of a development stage enterprise. Based on the commercialization of its Mobile Voice product during 2005, the Company believes that such presentation is no long necessary. Cumulative disclosures required for development stage enterprises that were included in the previously filed December 31, 2004 financial statements have been omitted in the comparative financial statements presented here in.

GOING CONCERN:

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred significant losses since inception of $42,664,000 and used cash for operations of $ 3,149,000 during the year ended December 31, 2005. The Company also has a working capital deficit of $3,731,000 and a stockholders' deficit of $3,739,000 as of December 31, 2005. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management is currently seeking additional equity or debt financing. Additionally, management is currently pursuing revenue-bearing contracts utilizing various applications of its technology including wireless technology. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

RESTATEMENT TO PRIOR YEAR FINANCIAL STATEMENTS

Subsequent to the issuance of the financial statements for the years ended December 31, 2004 and 2003, management determined that the Company's previous accounting for its warrants did not comply with Emerging Issues Task Force 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock ("EITF 00-19"). As a result, the Company determined that the fair value of the warrants should have been reclassified from additional paid in capital, to a current liability, and that the warrant fair value should have been marked to market as of the balance sheet date with the corresponding non-cash gain or loss reflected in the results of operations. Accordingly, the accompanying financial statements for the years ended December 31, 2004 and 2003 have been restated from the amounts previously reported.

The impact of this restatement will change net income within the various periods covered. This correction in the accounting for its warrants had no impact on the Company's net sales, net cash flows, cash balances or debt covenant compliance.

A summary of the significant effects of the restatements is as follows:

                                                      As Previously                        As
                                                        Reported      Adjustments       Restated
                                                     --------------   ------------   --------------
             Year Ended December 31, 2004
             ----------------------------
             Net loss                                $  (5,382,478)   $(3,369,412)   $  (8,751,890)
             Net loss per share, basic and diluted   $       (0.03)   $     (0.02)   $       (0.05)

             Year Ended December 31, 2003
             ----------------------------
             Net loss                                $  (5,931,972)   $    93,078    $  (5,838,894)
             Net loss per share, basic and diluted   $       (0.09)   $        --    $       (0.09)

                          ONE VOICE TECHNOLOGIES, INC.

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BUSINESS ACTIVITY:

The Company develops voice recognition based software for both the Telecom and Interactive Multimedia PC sectors.

RECLASSIFICATIONS:

Certain reclassifications have been made to prior years' disclosures to conform to current year classifications.

USE OF ESTIMATES:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the amount of revenue and expense reported during the period. Actual results could differ from those estimates.

FAIR VALUE:

The Company's financial instruments consist principally of cash and cash equivalents, accounts receivable, accounts payable and notes payable and convertible debt. The carrying value of cash and cash equivalents, accounts receivable and accounts payable, approximates their fair value due to their short term nature. The carrying value of notes payable and convertible debt approximate their fair value, as interest approximates market rates.

CASH AND CASH EQUIVALENTS:

For purposes of the statement of cash flows, cash equivalents include all highly liquid debt instruments with original maturities of three months or less which are not securing any corporate obligations.

CONCENTRATION:

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

REVENUE RECOGNITION:

The Company recognizes revenues when earned in the period in which the service is provided.

Service and license fees are deferred and recognized over the life of the agreement. Revenues from the sale of products will be recognized upon shipment of the product.

ADVERTISING AND PROMOTION COSTS:

Advertising and promotion costs are expensed as incurred. For the years ended December 31, 2005 and 2004, advertising and promotion costs were $77,000 and $27,000 respectively.

PROPERTY AND EQUIPMENT:

Property and equipment are recorded at cost. Depreciation is being provided by use of the straight-line method over the estimated useful lives of the assets, ranging from three to seven years.

                          ONE VOICE TECHNOLOGIES, INC.

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

INVENTORIES:

Inventories are valued at the lower of cost or market based on actual cost.

WARRANT DERIVATIVE LIABILITY

The Company accounts for warrants issued in connection with financing arrangements in accordance with Emerging Issues Task Force ("EITF") Issue No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock ("EITF 00-19"). Pursuant to EITF 00-19, an evaluation of specifically identified conditions is made to determine whether the fair value of warrants issued is required be classified as a derivative liability. The fair value of warrants classified as derivative liabilities is adjusted for changes in fair value at each reporting period, and the corresponding non-cash gain or loss is recorded in current period earnings.

DEBT WITH STOCK PURCHASE WARRANTS:

Proceeds received from debt issued with stock purchase warrants are allocated between the debt and the warrants, based upon the relative fair values of the two securities. The balance allocated to warrants is accounted for either as additional paid-in capital or as a warrant derivative liability. The resulting debt discount is amortized to expense over the term of the debt instrument, using the interest method. In the event of settlement of such debt in advance of the maturity date, an expense is recognized for the remaining unamortized discount.

DEBT WITH BENEFICIAL CONVERSION FEATURE:

We account for convertible debt in accordance with Financial Accounting Standards Board Emerging Issues Task Force ("EITF") Issue No. 98-5 and Issue 00-27. These pronouncements require the use of the intrinsic value method for recognition of the beneficial conversion feature included with indebtedness, and requires amortization of the amount associated with the convertibility feature over the life of the debt instrument. Upon conversion of the debt, any unamortized beneficial conversion discount will be charged to expense.

SOFTWARE DEVELOPMENT COSTS:

The Company accounts for their software development costs in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," ("SFAS No. 86"). SFAS No. 86 requires the Company to capitalize the direct costs and allocate overhead associated with the development of software products. Initial costs are charged to operations as research prior to the development of a detailed program design or a working model. Costs incurred subsequent to the product release, and research and development performed under contract are charged to operations. Capitalized costs are amortized over the estimated product life of four years on the straight-line basis. The Company evaluates for impairment losses annually or when economic circumstances necessitate. The Company will recognize an impairment loss in the amount by which the unamortized capitalized cost of a computer software product exceeds the net realizable value of that asset. No impairment losses were recognized during the years ended December 31, 2005 and 2004.

Amortization expense totaled $37,000 and $338,000 for the years ended December 31, 2005 and 2004, respectively. Accumulated amortization as of December 31, 2005 amounted to $1,635,000.

                          ONE VOICE TECHNOLOGIES, INC.

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

TRADEMARKS AND PATENTS:

The Company's trademark costs consist of legal fees paid in connection with trademarks. The Company amortizes trademarks using the straight-line method over the period of estimated benefit, generally four years. Amortization expense charged for the years ended December 31, 2005 and 2004 totaled $8,000 and $34,000, respectively. Accumulated amortization as of December 31, 2005 amounted to $238,000.

The Company's patent costs consist of legal fees paid in connection with patents pending. The Company amortizes patents using the straight-line method over the period of estimated benefit, generally five years. Amortization expense charged for the years ended December 31, 2005 and 2004 totaled $36,000 and $25,000, respectively. Accumulated amortization as of December 31, 2005 amounted to $93,000.

In accordance with SFAS 142, the Company periodically evaluates whether events or circumstances have occurred that may affect the estimated useful life or the recoverability of the remaining balance of the patent and trademarks. Impairment of the assets is triggered when the estimated future undiscounted cash flows do not exceed the carrying amount of the intangible asset. If the events or circumstances indicate that the remaining balance of the assets may be permanently impaired, such potential impairment will be measured based upon the difference between the carrying amount of the assets and the fair value of such assets, determined using the estimated future discounted cash flows generated.

NET LOSS PER COMMON SHARE:

Basic earnings per share is calculated using the weighted-average number of outstanding common shares during the period. Diluted earnings per share is calculated using the weighted-average number of outstanding common shares and dilutive common equivalent shares outstanding during the period, using either the as-converted method for convertible notes and convertible preferred stock or the treasury stock method for options and warrants.

The net loss per common share for the years ended December 31, 2005 and 2004 is based on the weighted average number of shares of common stock outstanding during the periods. Potentially dilutive securities include options, warrants and convertible debt; however, such securities have not been included in the calculation of the net loss per common share as their effect is antidilutive.

INCOME TAXES:

Deferred income taxes are reported using the asset/liability method. Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

                          ONE VOICE TECHNOLOGIES, INC.

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES CONTINUED:

INCENTIVE AND STOCK BASED COMPENSATION:

Pro forma information regarding the effect on operations as required by SFAS 123 and SFAS 148, has been determined as if the Company had accounted for its employee stock options under the fair value method of those statements. Pro forma information, using the Black-Scholes method at the date of grant, is based on the following assumptions:

                   Expected life                     3 Years
                   Risk-free interest rate              5.0%
                   Dividend yield                          -
                   Volatility                           100%

This option valuation model requires input of highly subjective assumptions. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing model does not necessarily provide a reliable single measure of fair value of its employee stock options.

For purposes of SFAS 123 pro forma disclosures, the estimated fair value of the options is amortized to expense over the option's vesting period. No expense was recognized under APB 25. The Company's pro forma information is as follows:

                                                           December 31, 2005   December 31, 2004
                                                          ------------------  ------------------
             Net loss, as reported                           $(1,546,293)        $(8,751,890)
                                                             ------------        ------------
             Stock compensation calculated under SFAS 123    $    (1,000)        $   (51,500)
                                                             ------------        ------------
             Pro forma net loss                              $(1,547,293)        $(8,803,390)
                                                             ------------        ------------

             Basic and diluted historical loss per share     $     (0.01)        $     (0.05)
                                                             ------------        ------------
             Pro forma basic and diluted loss per share      $     (0.01)        $     (0.05)
                                                             ------------        ------------

RESEARCH AND DEVELOPMENT

Expenses related to the company's internal research and development efforts, are expensed in the year incurred. Research and development expense were $701,000 and $633,000 for the years ended December 31, 2005 and 2004 respectively.

                          ONE VOICE TECHNOLOGIES, INC.

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES CONTINUED:

NEW ACCOUNTING PRONOUNCEMENTS:

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" ("SFAS No. 154"), which replaces APB Opinion No. 120, "Accounting Changes," and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements." SFAS No. 154 changes the requirements for accounting and reporting a change in accounting principle, and applies to all voluntary changes in accounting principles, as well as changes required by an accounting pronouncement. In the unusual instance it does not include specific transition provisions. Specifically, SFAS No. 154 requires retrospective application to prior periods' financial statements, unless it is impracticable to determine the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the effects of the change, the new accounting principle must be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and a corresponding adjustment must be made to the opening balance of retained earnings for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of the change, the new principle must be applied as if it were adopted prospectively from the earliest date practicable. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. SFAS No. 154 does not change the transition provisions of any existing pronouncements. The Company has evaluated the impact of SFAS No. 154 and does not expect the adoption of this statement to have a significant impact on its statement of income or financial condition. The Company will apply SFAS No. 154 in future periods, when applicable.

In December 2004, the Financial Accounting Standards Board issued SFAS No. 123(R), "Share-Based Payment". SFAS No. 123(R) replaces SFAS No. 123 "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees". SFAS No. 123(R) requires compensation costs related to share-based payment transactions to be recognized in the financial statements over the period that an employee provides service in exchange for the award. SFAS No. 123(R) is effective for fiscal year beginning after June 15, 2005. The Company plans to adopt SFAS No. 123(R) on January 1, 2006. SFAS 123(R) eliminates the alternative to use the intrinsic value method of accounting that was provided in SFAS 123 as originally issued. In accordance with SFAS No. 148, the Company has been disclosing the impact on net income and earnings per share had the fair value based method been adopted.

(2) PROPERTY AND EQUIPMENT:

               A summary is as follows:                  2005           2004
                                                      -----------   ------------
                      Computer equipment              $  687,365    $   974,837
                      Website development                 38,524         38,524
                      Equipment                            1,562        197,049
                      Furniture and fixtures              46,431        122,020
                      Leasehold improvements                  --         15,222
                      Telephone equipment                  4,293         99,910
                                                      -----------   ------------

                                                         778,175      1,447,562
                      Less accumulated depreciation
                       and amortization                 (693,472)    (1,269,613)
                                                      -----------   ------------

                                                      $   84,703    $   177,949
                                                      ===========   ============

Depreciation expense totaled $89,682 and $99,448 for the years ended December 31, 2005 and 2004, respectively.

                          ONE VOICE TECHNOLOGIES, INC.

(3) ACCRUED LIABILITIES

Accrued expenses at December 31 consist of the following:

                                                      Year ended     Year ended
                                                     December 31,   December 31,
                                                         2005           2004
                                                     ------------   ------------
                         Accrued paid time off       $     74,961   $     54,172
                         Accrued interest                  72,109         18,715
                         Other                                235             --
                                                     ------------   ------------
                            Accrued expenses         $    147,305   $     72,887
                                                     ============   ============

(4) NOTES PAYABLE:

On August 8, 2003 the Company entered into a note payable in the amount of $100,000, with principal and interest at 8.0% per annum, due on August 8, 2008. At December 31, 2005 and 2004 the balance on the note payable was $100,000.

(5) LICENSE AGREEMENT LIABILITY

In March 2000 the Company entered into a Software License Agreement ("License Agreement")with Philips Speech Processing, a division of Philips Electronics North America ("Philips"). Pursuant to the License Agreement, the Company received a world-wide, limited, nonexclusive license to certain speech recognition software owned by Philips. The initial term of the License Agreement was three (3) years, and the License Agreement included an extended term provision under which the License Agreement was automatically renewable for successive one (1) year periods, unless terminated by either party upon a minimum of sixty (60) days written notice prior to the expiration of the initial term or any extended term.

The License Agreement provides for the Company to pay a specified commission on revenues from products incorporating licensed software, and includes minimum royalty payment obligations over the initial three (3) year term of the License Agreement in the aggregate amount of $1,100,000.

Under an amendment to the License Agreement entered into in March 2002, the initial term of the License Agreement was extended for two (2) years, and the aggregate minimum royalty payment was increased to $1,500,000. The amendment also included a revised payment schedule of the minimum royalty payment obligation that provided for semi-annual payments of $250,000 (due on June 30th and December 31st of each year). In lieu of scheduled payments, in May, 2003, based on a verbal agreement with Philips, the Company began making monthly payments of $15,000, of which $10,000 is being applied against the remaining minimum royalty payment due and $5,000 is being applied as interest.

As of December 31, 2005 and 2004, the outstanding minimum royalty obligations pursuant to the License Agreement were $930,000 and $1,050,000, respectively.

                          ONE VOICE TECHNOLOGIES, INC.

(6) SETTLEMENT AGREEMENT LIABILITY

On January 6, 2006, La Jolla Cove Investors, Inc. ("La Jolla") and the Company entered into a Settlement Agreement and Mutual Release (the "Settlement Agreement") in which La Jolla and we agreed to forever settle, resolve and dispose of all claims, demands and causes of action asserted, existing or claimed to exist between the parties because of or in any way related to the Action. Under the Settlement Agreement, La Jolla and the Company agreed that the parties shall bear their own costs and attorney's fees associated with the Action and that the outstanding principle balance of convertible notes payable and accrued interest owed to La Jolla in the aggregate amount $159,613, would be extinguished. In addition, we agreed to pay to La Jolla:

         o 10,000,000 restricted shares of our common stock upon the execution of the Settlement Agreement;

         o        $300,000 within 90 days of the date of the Settlement
                  Agreement; and

         o        $400,000 within 150 days of the date of the Settlement
                  Agreement.

Interest shall accrue on the $700,000 unpaid balance at 8% per annum commencing on the date of the Settlement Agreement until paid in full. If any payment is not made within 30 days of its due date, La Jolla may enter a judgment against us for the then unpaid balance, plus accrued interest and $100,000, upon the filing of a declaration of default by La Jolla.

As the finalization of the Settlement Agreement provided additional evidence with respect to conditions that existed at the balance sheet date, the effects of the Settlement agreement, as discussed below, have been reflected in the December 31, 2005 financial statements.

Balance Sheet- As of December 31, 2005, a total of $900,000 has been accrued as a Settlement Agreement liability, and included as a current liability, based on the cash obligation and the estimated fair value of the stock to be issued. In addition, convertible notes and accrued interest payable have been reduced by a total of $159,613.

Statement of Operations- A Settlement Expense totaling $760,387, which represents the net amount of the $920,000 payout obligation and the $159,613 reduction of notes payable and accrued interest payable, has been recorded as a component of Other Income (Expense) for the year ended December 31, 2005.

(7) WARRANT DERIVATIVE LIABILITY

During the years ended December 31, 2005 and 2004 the Company issued warrants in connection with convertible debt agreements and private placements that required analysis in accordance with EITF 00-19. EITF 00-19 specifies the conditions which must be met in order to classify warrants issued in a company's own stock as either equity or as a derivative liability. Evaluation of these conditions under EITF 00-19 resulted in the determination that these warrants are classified as a derivative liability. In accordance with EITF 00-19, warrants which are determined to be classified as derivative liabilities are marked-to-market each reporting period, with a corresponding non-cash gain or loss charged to the current period. The Company valued all warrant derivative liabilities as of December 31, 2005 using a Black-Scholes option pricing model using the following assumptions: expected dividend yield of 0.0%, expected stock price volatility of 100%, risk free interest rate of 4.35% and a remaining contractual life ranging from 0.30 years to 4.00 years. The Company valued all warrant derivative liabilities as of December 31, 2004 using a Black-Scholes option pricing model using the following assumptions: expected dividend yield of 0.0%, expected stock price volatility of 215%, risk free interest rate of 5.50% and a remaining contractual life ranging from 1.30 years to 5.00 years. The valuation conducted as of December 31, 2005 resulted in a non-cash gain of $5,070,000 with a corresponding decrease in the warrant derivative liability. The valuation conducted as of December 31, 2004 resulted in a non-cash loss of $3,369,000 with a corresponding increase in the warrant derivative liability. As of December 31, 2005 and 2004, the fair value of the warrant derivative liability was $2,032,000 and $4,941,000, respectively.

                          ONE VOICE TECHNOLOGIES, INC.

(8) CONVERTIBLE NOTES PAYABLE:

On August 18, 2004, the Company entered into a securities purchase agreement with four accredited investors, Alpha Capital Aktiengesellschaft, Greenwich Growth Fund Limited, Whalehaven Capital, LP and Whalehaven Fund Limited for the issuance of 7% convertible debentures in the aggregate amount of $700,000. The notes bear interest at 7% (effective interest rate of 146% on the aggregate amount), mature on August 18, 2007, and are convertible into the Company's common stock, at the holders' option, at the lower of (i) $0.085 or (ii) 80% of the average of the three lowest closing bid prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. The note may not be paid, in whole or in part, before August 18, 2007 without the consent of the holder. The full principal amount of the convertible notes is due upon default under the terms of convertible notes. In addition, the Company issued an aggregate of 7,063,774 warrants to the investors (3,531,887 Class A warrants and 3,531,887 Class B warrants).The Class A warrants are exercisable until August 18, 2009 at a purchase price of $.0935 per share. The Class B warrants are exercisable until August 18, 2009 at a purchase price of $.10625 per share. Net proceeds amounted to approximately $621,000, net of debt issue cash cost of $79,000. The fair value of the warrants of $323,000 using Black Scholes option pricing model and the beneficial conversion feature of approximately $298,000 have been recorded as debt discount and is being amortized over the life of the debt using the interest method. Upon conversion of the debt, any unamortized debt discount costs will be charged to expense.

On October 28, 2004, the Company entered into a securities purchase agreement with four accredited investors, Alpha Capital Aktiengesellschaft, Stonestreet Limited Partnership, Ellis International Ltd. and Momona Capital Corp. for the issuance of 7% convertible debentures in the aggregate amount of $596,000. The notes bear interest at 7% (effective interest rate of 100% on the aggregate amount), mature on October 28, 2007 and are convertible into the Company's common stock, at the holders' option, at the lower of (i) $0.074 or (ii) 80% of the average of the three lowest closing bid prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. The note may not be paid, in whole or in part, before October 28, 2007 without the consent of the holder. The full principal amount of the convertible note is due upon default under the terms of convertible notes. In addition, the Company issued an aggregate of 11,825,398 Class A warrants and 11,825,398 Class B warrants to the investors. The warrants are exercisable until October 28, 2009 at a purchase price of $0.07 per share. Net proceeds amounted to approximately $532,000, net of debt issue cash cost of $64,000. The relative value (limited to the face amount of the debt) of all the warrants of $276,000 using Black Scholes option pricing model and the beneficial conversion feature of approximately $319,000 have been recorded as debt discount and is being amortized over the life of the debt using the interest method. Upon conversion of the debt, any unamortized debt discount will be charged to expense.

On December 23, 2004, the Company entered into a securities purchase agreement with Alpha Capital Aktiengesellschaft, Stonestreet Limited Partnership, Ellis International Ltd. and Momona Capital Corp. for the issuance of 7% convertible debentures in the aggregate amount of $894,000. The notes bear interest at 7% (effective interest rate of 100% on the aggregate amount), mature on December 23, 2007 and are convertible into the Company's common stock, at the holders' option, at the lower of (i) $0.074 or (ii) 80% of the average of the three lowest closing bid prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. The note may not be paid, in whole or in part, before December 23, 2007 without the consent of the holder. The full principal amount of the convertible note is due upon default under the terms of convertible notes. In addition, the Company issued an aggregate of 22,183,622 Class A warrants and 22,183,622 Class B warrants to the investors. The warrants are exercisable until December 23, 2009 at a purchase price of $0.07 per share. Net proceeds amounted to approximately $835,000, net of debt issue cash cost of $59,000. The relative value (limited to the face amount of the debt) of all the warrants of $682,000 using Black Scholes option pricing model and the beneficial conversion feature of approximately $210,000 have been recorded as debt discount and is being amortized over the life of the debt using the interest method. Upon conversion of the debt mentioned above, any unamortized debt discount will be charged to expense.

                          ONE VOICE TECHNOLOGIES, INC.

(8) CONVERTIBLE NOTES PAYABLE:

On March 18, 2005, the Company held its first closing pursuant to a Subscription Agreement it entered into with several accredited investors dated as of March 18, 2005, pursuant to which the investors subscribed to purchase an aggregate principal amount of $2,000,000 in 6% convertible promissory notes, and 100 Class A and Class B common stock purchase warrants for each 100 shares which would be issued on each closing date assuming full conversion of the convertible notes issued on each such closing date. Net proceeds amounted to $920,000, net of debt issue cash cost of $80,000.

The convertible notes bear simple interest at 6% per annum payable upon each conversion, June 1, 2005 and semi-annually thereafter and mature 3 years after the date of issuance. Each investor shall have the right to convert the convertible notes after the date of issuance and at any time, until paid in full, at the election of the investor into fully paid and nonassessable shares of our common stock. The conversion price per share shall be the lower of (i) $0.047 or (ii) 80% of the average of the three lowest closing bid prices for our common stock for the 30 trading days prior to, but not including, the conversion date as reported by Bloomberg, L.P. on any principal market or exchange where our common stock is listed or traded. In addition, the company issued an aggregate of 29,069,768 Class A common stock purchase warrants and 29,069,768 Class B common stock purchase warrants to the investors, representing 100 Class A and Class B warrants issued for each 100 shares which would be issued on the each closing date assuming full conversion of the convertible notes issued on each such closing date. The Class A warrants are exercisable until four years from the initial closing date at an exercise price of $0.045 per share. The Class B warrants are exercisable until four years from the initial closing date at an exercise price of $0.06 per share. The holder of the Class B warrants will be entitled to purchase one share of common stock upon exercise of the Class B warrants for each share of common stock previously purchased upon exercise of the Class A warrants.

On July 13, 2005, we held our second closing pursuant to the Subscription Agreement we entered into with several accredited investors dated as of March 18, 2005.

On the second closing date, the Company received approximately $935,000, net of debt issue cash cost of approximately $65,000. The convertible notes bear simple interest at 6% per annum payable upon each conversion, June 1, 2005 and semi-annually thereafter and mature 3 years after the date of issuance. Each investor shall have the right to convert the convertible notes after the date of issuance and at any time, until paid in full, at the election of the investor into fully paid and nonassessable shares of our common stock. The conversion price per share shall be the lower of (i) $0.043 or (ii) 80% of the average of the three lowest closing bid prices for our common stock for the 30 trading days prior to, but not including, the conversion date as reported by Bloomberg, L.P. on any principal market or exchange where our common stock is listed or traded. In addition, the Company issued an aggregate of 38,461,537 Class A common stock purchase warrants and 38,461,537 Class B common stock purchase warrants to their investors. The Class A warrants are exercisable until four years from the initial closing date at an exercise price of $0.045 per share. The Class B warrants are exercisable until four years from the initial closing date at an exercise price of $0.06 per share. The fair value of the warrants of approximately $675,000 using Black Scholes option pricing model and the beneficial conversion feature of approximately $325,000 have been recorded as debt discount and is being amortized over the life of the debt using the interest method. Upon conversion of the debt, any unamortized discount will be charged to expense.

                                               ONE VOICE TECHNOLOGIES, INC.

                                        NOTES TO FINANCIAL STATEMENTS (CONTINUED)


A summary of convertible debt at December 31, 2005 is as follows:

                                                                     Due            Principal     Unamortized      Net
                                                                     Date            Amount        Discount       Balance
                                                               -----------------   -----------    -----------    --------
LONG-TERM PORTION

    Stonestreet Limited Partnership                            December 23, 2007   $    10,000    $    (6,873)   $  3,127
                                                                                   -----------    -----------    --------

    Alpha Capital Aktiengesellschaft                           March 18, 2008      $   175,000    $  (134,073)   $ 40,927
                                                                                   -----------    -----------    --------

    Whalehaven Capital Fund Limited                            March 18, 2008      $   160,000    $  (122,581)   $ 37,419
                                                                                   -----------    -----------    --------

    Alpha Capital Aktiengesellschaft                           July 13, 2008       $   400,000    $  (337,995)   $ 62,005
                                                                                   -----------    -----------    --------

    Ellis International Limited                                July 13, 2008       $    65,572    $   (55,407)   $ 10,165
                                                                                   -----------    -----------    --------

    Whalehaven Capital Fund Limited                            July 13, 2008       $   400,000    $  (337,993)   $ 62,007
                                                                                   -----------    -----------    --------

    Omega Capital Small Cap Fund                               July 13, 2008       $    25,000    $   (21,125)   $  3,875
                                                                                   -----------    -----------    --------

    Osher Capital, Inc.                                        July 13, 2008       $    15,000    $   (12,675)   $  2,325
                                                                                   -----------    -----------    --------

       TOTAL LONG TERM PORTION                                                     $ 1,250,572    $(1,028,722)   $221,850
                                                                                   ===========    ===========    ========


A summary of convertible debt at december 31, 2004 is as follows:

                                                                     Due            Principal     Unamortized      Net
                                                                     Date            Amount        Discount       Balance
                                                               -----------------   -----------    -----------    --------
CURRENT PORTION

    La Jolla Cove Investors, Inc.                              December 12, 2005   $   157,728    $   (65,684)   $ 92,044


LONG-TERM PORTION

    Whalehaven Fund Limited                                    August 18, 2007     $    40,000    $   (30,538)   $  9,462
                                                                                   -----------    -----------    --------

    Alpha Capital Aktiengesellschaft                           October 28, 2007    $   200,000    $  (186,764)   $ 13,236
                                                                                   -----------    -----------    --------

    Momona Capital Corp.                                       October 28, 2007    $    21,000    $   (20,104)   $    896
                                                                                   -----------    -----------    --------

    Stonestreet Limited Partnership                            October 28, 2007    $    40,000    $   (38,295)   $  1,705
                                                                                   -----------    -----------    --------

    Ellis International Limited                                October 28, 2007    $     4,841    $    (4,634)   $    207
                                                                                   -----------    -----------    --------

    Alpha Capital Aktiengesellschaft                           December 23, 2007   $   300,000    $  (297,487)   $  2,513
                                                                                   -----------    -----------    --------

    Momona Capital Corp.                                       December 23, 2007   $    54,000    $   (53,548)   $    452
                                                                                   -----------    -----------    --------

    Stonestreet Limited Partnership                            December 23, 2007   $   420,000    $  (416,483)   $  3,517
                                                                                   -----------    -----------    --------

    Ellis International Limited                                December 23, 2007   $    79,700    $   (79,032)   $    668
                                                                                   -----------    -----------    --------

       TOTAL LONG TERM PORTION                                                     $ 1,159,541    $(1,126,885)   $ 32,656
                                                                                   ===========    ===========    ========


                                                           F-18

                          ONE VOICE TECHNOLOGIES, INC.

(9) COMMON STOCK:

During the twelve months ended December 31, 2005, Alpha Capital
Akteingesellschaft converted approximately $741,000 of notes payable into approximately 25,946,000 shares of the Company's common stock at an average conversion price of $0.029. During the same period, Alpha Capital
Akteingesellschaft exercised warrants to purchase 2,000,000 shares of common stock for cash in the amount of $48,000.

During the twelve months ended December 31, 2005, Omega Capital Small Cap Fund converted $65,000 of notes payable into approximately 3,489,000 shares of the Company's common stock at an average conversion price of $0.019.

During the twelve months ended December 31, 2005, Ellis International Ltd. converted approximately $269,000 of notes payable into approximately 11,523,000 shares of the Company's common stock at an average conversion price of $0.023. During the same period, Ellis International exercised warrants to purchase approximately 1,500,000 shares of common stock for cash in the amount of $37,000.

During the twelve months ended December 31, 2005, Stonestreet Limited Partnership converted approximately $456,000 of notes payable into approximately 13,823,000 shares of the Company's common stock at an average conversion price of $0.033.

During the twelve months ended December 31, 2005, Whalehaven Fund, Limited converted $41,000 of notes payable into approximately 1,026,000 shares of the Company's common stock at an average conversion price of $0.040.

During the twelve months ended December 31, 2005, Whalehaven Capital Fund, Ltd. converted $245,000 of notes payable into approximately 9,110,000 shares of the Company's common stock at an average conversion price of $0.027. During the same period, Whalehaven Capital Fund, Ltd. exercised warrants to purchase approximately 27,000,000 shares of common stock for cash in the amount of $540,000.

During the twelve months ended December 31, 2005, Momona Capital Corp. converted approximately $76,000 of notes payable into approximately 1,938,000 shares of the Company's common stock at an average conversion price of $0.039. During the same period, Momona Capital Corp. exercised warrants to purchase 1,000,000 shares of common stock for cash in the amount of $24,000.

During the twelve months ended December 31, 2005, Osher Capital Inc. converted approximately $45,000 of notes payable into approximately 1,715,000 shares of the Company's common stock at an average conversion price of $0.026.

During the twelve months ended December 31, 2005, an accredited investor purchased an aggregate of 17,000,000 shares of restricted common stock for a total purchase price of $506,400. In addition, the investor received an aggregate of 17,000,000 Class A and 17,000,000 Class B common stock purchase warrants with an exercise price of $0.045 and $0.06 per share respectively.

                          ONE VOICE TECHNOLOGIES, INC.

(10) INCOME TAXES:

At December 31, 2005 and December 31, 2004, the Company had net operating loss carry forwards available to reduce future taxable income, if any, of approximately $ 35,300,000 and $30,800,000 respectively, for Federal income tax purposes. It also had net operating loss carry forwards available to reduce future taxable income, if any, of approximately $ 32,500,000 and $ 28,000,000 for state purposes at December 31, 2005 and 2004 respectively. The Federal and state net operating loss carry forwards will begin expiring in 2020 and 2007, respectively. The carryforwards may be limited if a cumulative change in ownership of more than 50% occurs within a three year period.

The expected income tax provision, computed based on the Company's pre-tax income (loss) and the statutory Federal income tax rate, is reconciled to the actual tax provision reflected in the accompanying financial statements as follows:

                                                                      2005           2004
                                                                  ------------   ------------
                 Expected tax provision (benefit) at
                   statutory rates                                $   (615,638)  $ (2,918,979)
                 State taxes, net of Federal benefit                       528            528
                 Meals & Entertainment                                   2,364          2,923
                 Change in Valuation Allowance                       1,702,431      1,236,748
                 Warrant derivative liability                       (2,019,636)     1,088,936
                 Amortization of beneficial conversion feature         966,827        590,644
                 Other permanent differences                           (36,076)            --
                                                                  ------------   ------------
                          Totals                                  $        800   $        800
                                                                  ============   ============


The provision (benefit) for income taxes in 2005 and 2004 consists of the following:

                                                                      2005           2004
                                                                  ------------   ------------

                 Current:
                    Federal                                       $         --   $         --
                    State                                                  800            800
                                                                  ------------   ------------
                          Totals                                           800            800
                                                                  ============   ============
                 Deferred:
                    Federal                                                 --             --
                    State                                                   --             --
                                                                  ------------   ------------
                          Totals                                            --             --
                                                                  ------------   ------------
                          Totals                                  $        800   $        800
                                                                  ============   ============


Significant components of the Company's deferred tax assets and liabilities as of December 31, 2005 and December 31, 2004 are shown below:

                                                                      2005           2004
                                                                  ------------   ------------
                 Deferred tax assets:
                    Accrued vacation                              $     32,113   $     23,208
                    Basis Difference in Fixed Assets                        --         97,713
                    Net operating loss                              14,865,631     12,961,750
                    Other                                               34,362          1,716
                                                                  ------------   ------------
                          Totals                                  $ 14,932,106   $ 13,084,387
                                                                  ------------   ------------
                 Deferred tax liabilities:
                    Deferred State Taxes                              (981,673)      (852,573)
                    Fixed assets                                       (16,188)            --
                                                                  ------------   ------------
                          Totals                                      (997,861)      (852,573)

                          Deferred tax asset (liability)          $ 13,934,245   $ 12,231,814
                          Valuation Allowance                      (13,934,245)   (12,231,814)
                                                                  ------------   ------------
                          Net Deferred Tax Asset (Liability)                 0              0
                                                                  ============   ============

                          ONE VOICE TECHNOLOGIES, INC.

(11) COMMITMENTS AND CONTINGENCIES:

The Company leases its facilities and certain equipment under leases that expire at various times through 2010. The following is a schedule by years of future minimum rental payments required under operating leases that have noncancellable lease terms in excess of one year as of December 31, 2005:

Year ending December 31,

                                     2006                          188,685
                                     2007                          194,259
                                     2008                          199,886
                                     2009                          206,081
                                     2010                          193,515
                                                                ----------
                                                                $  982,426
                                                                ==========


Rent expense, net of sublease income, amounted to $193,503 for the year ended December 31, 2005.

(12) INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN:

On July 14, 1999, the Company adopted an Incentive and Nonqualified Stock Option Plan (the "Plan") for its employees and consultants under which a maximum of 3,000,000 options (Amendment to increase the available shares from 1,500,000 to 3,000,000 approved by the shareholders in December 2001) and approved by the shareholders may be granted to purchase common stock of the Company. On July 29, 2005 the Company adopted the 2005 Stock Incentive Plan and reserved 60,000,000 shares of the Company's common stock for issuance under the 2005 Plan.

                          ONE VOICE TECHNOLOGIES, INC.

(12) INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN, CONTINUED

Two types of options may be granted under the 2005 Plan: (1) Incentive Stock Options (also known as Qualified Stock Options) which may only be issued to employees of the Company and whereby the exercise price of the option is not less than the fair market value of the common stock on the date it was reserved for issuance under the Plan; and (2) Nonstatutory Stock Options which may be issued to either employees or consultants of the Company and whereby the exercise price of the option is greater than 85% of the fair market value of the common stock on the date it was reserved for issuance under the plan. Grants of options may be made to employees and consultants without regard to any performance measures. All options issued pursuant to the Plan vest at a rate of at least 20% per year over a 5-year period from the date of the grant or sooner if approved by the Board of Directors. All options issued pursuant to the Plan are nontransferable and subject to forfeiture.

The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related interpretations in accounting for its employee stock options because the alternative fair value accounting provided for under SFAS No. 123, "Accounting for Stock-Based Compensation," requires use of option valuation models. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized. The Company follows SFAS No. 123 for stock options granted to non-employees and records a consulting expense equal to the fair value of the options at the date of grant.

During the year ended December 31, 2005 the Company granted 225,000 stock options at an average exercise price of $0.032 to employees and consultants of the Company. Throughout 2005, 25,000 options were terminated.

The number and weighted average exercise prices of options granted under the plan for the years ended December 31, 2005 and 2004 are as follows:

                                                            2005                  2004
                                                    --------------------  --------------------
                                                                Average               Average
                                                                Exercise              Exercise
                                                      Number     Price      Number     Price
                                                    ----------  --------  ----------  --------
         Outstanding at beginning of the year       1,721,500   $ 2.70    1,900,500   $ 1.54
         Granted during the year                      225,000      .04           --       --
         Terminated during the year                    25,000      .09      179,000     1.12
         Exercised during the year                         --       --           --       --
         Outstanding at end of the year             1,921,500     1.47    1,721,500     2.70
         Exercisable at end of the year             1,720,806     1.61    1,701,361     2.70

The exercise prices for options outstanding as of December 31, 2005 range from $0.03 to $12.80. The weighted average remaining contractual life of these options is approximately 6 years.

                          ONE VOICE TECHNOLOGIES, INC.

(13) WARRANTS:

At December 31, 2004, the Company had warrants outstanding that allow the holders to purchase up to 215,373,361 shares of common stock.

The number and weighted average exercise prices of the warrants for the years ended December 31, 2005 and 2004 are as follows:

                                                                         2005                  2004
                                                               ----------------------  --------------------
                                                                             Average               Average
                                                                             Exercise              Exercise
                                                                   Number     Price      Number     Price
                                                               ------------  -------   ----------  -------
                         Outstanding at beginning of the year    79,429,673  $ 0.10     16,355,921  $ 0.22
                         Granted during the year                169,062,610    0.05     75,081,815    0.07
                         Terminated during the year               1,566,400      --                     --
                         Exercised during the year               31,552,522    0.02     12,008,063    0.03
                         Outstanding at end of the year         215,373,361    0.05     79,429,673    0.10
                         Exercisable at end of the year         181,373,361    0.05     79,429,673    0.10


As an incentive to exercise warrants early, the Company reduced the exercise price to $0.02 Per share for Series A warrants issued in 2005. As a result, the Company raised approximately $540,000. In connection with the re-pricing of warrants to the investors, the Company recorded a charge of approximately
$272,000 to reflect the additional benefit created for these investors.

At December 31, 2005, the weighted average remaining contractual life of the warrants was approximately 42 months.

(14) SUBSEQUENT EVENTS:

Subsequent to December 31, 2005, note holders converted additional note principal into common shares as follows:

                                                                                        Average
                                                              Amount       Converted    Exercise
                                                             Converted    Shares Into    Price
                                                            -----------   -----------   --------
                         Alpha Capital Akteingesellschaft   $  150,000    11,518,586    $ 0.013
                         Whalehaven Capital                    270,000    20,368,134    $ 0.013
                         Ellis Enterprise Limited               65,572     5,855,167    $ 0.013
                         Omega Capital                          25,000     2,167,075    $ 0.013
                         Osher Capital                          15,000     1,134,088    $ 0.013
                                                            -----------   -----------   --------
                                                            $  525,572    41,043,050    $ 0.013
                                                            ===========   ===========   ========

                                              F-23



                                ONE VOICE TECHNOLOGIES, INC.

                                       BALANCE SHEETS
                                         (UNAUDITED)


                                                                 June 30,      December 31,
                                                                   2006            2005
                                                               ------------    ------------
                                           ASSETS
CURRENT ASSETS:
         Cash and cash equivalents                             $     32,376    $    338,811
         Accounts receivable                                         70,897          42,696
         Inventories                                                 11,538           5,254
         Other current assets                                        45,330          40,574
                                                               ------------    ------------
           Total current assets                                     160,141         427,335

PROPERTY AND EQUIPMENT, net                                          74,435          84,703

         Software development and Licensing, net                     26,151          40,552
         Trademarks, net                                              3,462           5,517
         Patents, net                                                91,853          94,200
         Deposits                                                    18,665          18,665
         Deferred debt issue costs                                   84,992          69,970
                                                               ------------    ------------
           Total assets                                        $    459,699    $    740,942
                                                               ============    ============

                           LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
         Accounts payable                                           325,755         128,630
         Accrued expenses                                           246,839         147,305
         Settlement agreement liability                             500,000         920,000
         License agreement liability                                930,000         930,000
         Warrant derivative liability                             2,325,695       2,032,299
                                                               ------------    ------------
           Total current liabilities                              4,328,289       4,158,234

LONG TERM DEBT:
         Long term portion of notes payable                         100,000         100,000
         Long term portion of convertible debt, net                 420,666         221,850
         Deferred rent                                                6,721              --
                                                               ------------    ------------
            Total liabilities                                     4,855,676       4,480,084

STOCKHOLDERS' DEFICIT:
         Preferred stock; $.001 par value, 10,000,000 shares
           authorized, no shares issued and outstanding                  --              --
         Common stock; $.001 par value, 990,000,000 shares
           authorized, 474,533,757 and 363,590,152 shares issued
           and outstanding at June 30, 2006 and December
           31, 2005, respectively                                   474,550         363,590
         Shares to be issued                                         52,000              --
         Additional paid-in capital                              40,650,563      38,561,381
         Accumulated deficit                                    (45,573,090)    (42,664,113)
                                                               ------------    ------------
           Total stockholders' deficit                           (4,395,977)     (3,739,142)
                                                               ------------    ------------

         Total liabilities and stockholders' deficit           $    459,699    $    740,942
                                                               ============    ============


        The accompanying notes form an integral part of these financial statements.

                                            F-24



                                           ONE VOICE TECHNOLOGIES, INC.

                                             STATEMENTS OF OPERATIONS
                                                    (UNAUDITED)


                                                     Three Months Ended                    Six Months Ended
                                               June 30, 2006     June 30, 2005     June 30, 2006     June 30, 2005
                                               -------------     -------------     -------------     -------------

REVENUE                                        $     109,851     $      23,937     $     171,149     $      34,300
COST OF REVENUE                                       16,552             3,725            37,061             4,853
                                               -------------     -------------     -------------     -------------
GROSS PROFIT                                          93,299            20,212           134,088            29,447

GENERAL AND ADMINISTRATIVE EXPENSES                  962,475           620,438         1,953,450         1,636,940
                                               -------------     -------------     -------------     -------------
NET LOSS FROM OPERATIONS                            (869,176)         (600,226)       (1,819,362)       (1,607,493)

OTHER INCOME (EXPENSES)
   Interest expense                                 (221,742)         (568,182)       (1,115,047)       (1,625,279)
   Settlement expense                               (100,000)               --          (200,500)               --
   Gain  on warrant derivative                     4,098,311                --           220,802                --
   Other, net                                            247             1,039             5,130               587
                                               -------------     -------------     -------------     -------------

NET INCOME (LOSS)                              $   2,907,640     $  (1,167,369)    $  (2,908,977)    $  (3,232,185)
                                               =============     =============     =============     =============
BASIC EARNINGS(LOSS) PER SHARE                 $         .01     $       (0.01)    $       (0.01)    $       (0.01)
                                               =============     =============     =============     =============

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING        471,037,000       280,726,000       440,249,000       270,987,000
                                               =============     =============     =============     =============

DILUTED EARNINGS (LOSS) PER SHARE              $         .01     $       (0.01)    $       (0.01)    $       (0.01)
                                               =============     =============     =============     =============

DILUTED WEIGHTED-AVERAGE SHARES OUTSTANDING      824,275,000       280,726,000       440,249,000       270,987,000
                                               =============     =============     =============     =============


                    The accompanying notes form an integral part of these financial statements.

                                                       F-25



                             ONE VOICE TECHNOLOGIES, INC.

                               STATEMENTS OF CASH FLOWS
                                      (UNAUDITED)


                                                                Six Months Ended
                                                            June 30,        June 30,
                                                              2006            2005
                                                          -----------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                              $(2,908,977)    $(3,232,185)

ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH
  USED IN OPERATING ACTIVITIES
    Depreciation and amortization                              62,896          95,746
    Amortization of debt discount and debt issue costs      1,032,232       1,782,253
    Gain on warrant derivative liability                     (220,802)             --
    Share based compensation expense                          194,636              --

CHANGES IN OPERATING ASSETS AND LIABILITIES:
 (INCREASE) DECREASE IN ASSETS:
    Accounts receivable                                       (28,202)         (4,263)
    Inventories                                                (6,284)          4,469
    Prepaid expenses and other assets                          (4,756)         (9,383)
    Deposits                                                       --         (14,025)
    Deffered debt issue costs                                      --          35,763
    Deferred rent                                               6,721              --
 INCREASE (DECREASE) IN LIABILITIES:
    Accounts payable                                          197,125          (7,353)
    Accrued expenses                                          151,100          36,617
    Settlement agreement liability                            (99,500)             --
    License agreement liability                                    --         (60,000)
    Deposit                                                        --          (7,292)
                                                          -----------     -----------
       Net cash used in operating activities               (1,623,811)     (1,379,653)
                                                          -----------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of property and equipment                        (15,810)        (23,316)
    Additions to patent costs                                 (18,014)         (7,523)
                                                          -----------     -----------
       Net cash used in investing activities                  (33,824)        (30,839)
                                                          -----------     -----------


     The accompanying notes form an integral part of these financial statements.

                                         F-26



                             ONE VOICE TECHNOLOGIES, INC.

                               STATEMENTS OF CASH FLOWS
                                      (UNAUDITED)
                                      (Continued)

                                                                   Six Months Ended
                                                              June 30,        June 30,
                                                                2006            2005
                                                            -----------     -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from issuance of common stock                       60,000              --
    Proceeds from convertible debt                            1,024,000         919,988
    Payments for debt issue costs                               (85,000)             --
    Proceeds from shares to be issued                            52,000              --
    Proceeds from warrant exercise                              300,200         108,960
                                                            -----------     -----------
       Net cash provided by financing activities              1,351,200       1,028,948
                                                            -----------     -----------

NET DECREASE IN CASH                                           (306,435)       (381,544)
CASH AND CASH EQUIVALENTS, beginning of period                  338,811         535,642
                                                            -----------     -----------

CASH AND CASH EQUIVALENTS, end of period                    $    32,376     $   154,098
                                                            ===========     ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
    Interest paid                                           $    10,000     $    44,727
                                                            ===========     ===========
    Income taxes paid                                       $       800     $       800
                                                            ===========     ===========

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES
    Issuance of warrant derivative in connection
      with private placement and debt financing             $   514,198     $   724,305
                                                            ===========     ===========
    Beneficial conversion feature of debt                   $   353,316     $   275,695
                                                            ===========     ===========
    Common Stock issued upon conversion of debt             $ 1,028,635     $ 1,410,266
                                                            ===========     ===========
    Common Stock issued in connection                       $   320,500     $        --
      with reduction of settlement liability                ===========     ===========


      The accompanying notes form an integral part of these financial statements.

                                         F-27

                          ONE VOICE TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS


(1) DESCRIPTION OF BUSINESS

One Voice Technologies, Inc. is incorporated under the laws of the State of Nevada. The Company develops voice recognition software.

Prior to the fourth quarter of 2005, the Company's financial statements had been prepared and presented as those of a development stage enterprise. Based on the commercialization of its Mobile Voice product during 2005, the Company believes that such presentation is no long necessary.

Located in La Jolla, California, the Company has 12 full-time employees and 5 consultant/part-time employees. The Company is traded on the NASD OTC Electronic Bulletin Board ("OTCBB") under the symbol ONEV.OB. One Voice commenced operations on July 14, 1999.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

                          INTERIM FINANCIAL STATEMENTS:

The accompanying financial statements include all adjustments which are, in the opinion of management, necessary for a fair presentation of the results of operations for the periods presented. Interim results are not necessarily indicative of the results to be expected for the full year ending December 31, 2006. The financial statements should be read in conjunction with the financial statements included in the Company's annual report on Form 10-KSB for the year ended December 31, 2005.

                                 GOING CONCERN:

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred significant losses since inception of $45,573,000 and used cash for operations of $1,624,000 during the 6 months ended June 30, 2006. The Company also has a working capital deficit of $4,168,000 and a stockholders' deficit of $4,396,000 as of June 30, 2006. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management is currently seeking additional equity or debt financing and is pursuing revenue-bearing contracts utilizing various applications of its technology including wireless technology. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

                        RECENT ACCOUNTING PRONOUNCEMENTS:

In February 2006, the Financial Accounting Standards Board ("FASB") released Statement No. 155, Accounting for Certain Hybrid Financial Instruments, ("SFAS No. 155") was released. SFAS No.155 is an amendment of Statement No. 133, Accounting for Derivative Instruments and Hedging Activities , and Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. SFAS No. 155 establishes, among other items, the accounting for certain derivative instruments embedded within other types of financial instruments; and, eliminates a restriction on the passive derivative instruments that a qualifying special-purpose entity may hold. Effective for the Company beginning January 1, 2007, SFAS No. 155 is not expected to have any impact on the Company's financial position, results of operations or cash flows.

In March 2006, the FASB released Statement No. 156, Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, ("SFAS No. 156") was released. SFAS No. 156 amends SFAS No. 140 to require that all separately recognized servicing assets and liabilities in accordance with SFAS No. 140 be initially measured at fair value, if practicable. Furthermore, this standard permits, but does not require, fair value measurement for separately recognized servicing assets and liabilities in subsequent reporting periods. SFAS No. 156 is also effective for the Company beginning January 1, 2007; however, the standard is not expected to have an impact on the Company's financial position, results of operation or cash flows.

                          ONE VOICE TECHNOLOGIES, INC.

In the first quarter of 2006, the Company adopted Statement No. 154, Accounting for Changes and Error Corrections--a replacement of APB Opinion No. 20 and FASB Statement No. 3, ("SFAS No. 154") which changed the requirements for the accounting for and reporting of a voluntary change in accounting principle. The Company also adopted Statement No. 151, Inventory Costs--an amendment of ARB No. 43, Chapter 4 ("SFAS No. 151") which, among other changes, requires certain abnormal expenditures to be recognized as expenses in the current period versus capitalized as a component of inventory. The adoption of SFAS No. 154 did not impact the results presented and the impact on any future periods will depend on the nature and significance of any future accounting changes subject to the provisions of the statement. The adoption of SFAS No. 151 did not have any impact on the Company's financial position, results of operations or cash flows.

In June 2006, the FASB issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109" (FIN 48). FIN 48 clarifies the accounting for uncertainty in tax positions and requires that a Company recognizes in its financial statements the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 is not expected to have any impact on the Company's financial position.

NOTE 3 EARNINGS (LOSS) PER SHARE

The following table illustrates the calculation of basic and diluted earnings
(loss) per common share:

                                                                  THREE MONTHS ENDED                SIX MONTHS ENDED
                                                                      JUNE 30,                           JUNE 30,
                                                          ------------------------------     -------------------------------
                                                               2006             2005             2006               2005
                                                          -------------    -------------     -------------     -------------
      BASIC

      Net income (loss)                                   $   2,908,000    $  (1,167,000)    $  (2,909,000)    $  (3,232,000)
                                                          =============    =============     =============     =============

      Basic weighted-average common shares outstanding      471,037,000      280,726,000       440,249,000       270,987,000
                                                          =============    =============     =============     =============

      Basic earnings (loss) per common share              $        0.01    $       (0.01)    $       (0.01)    $       (0.01)
                                                          =============    =============     =============     =============

      DILUTED

      Net income (loss)                                   $   2,908,000    $  (1,167,000)    $  (2,909,000)    $  (3,232,000)
                                                          =============    =============     =============     =============

      Weighted-average common shares outstanding            471,037,000      280,726,000       440,249,000       270,987,000

      Add:

            Exercise of warrants                            250,218,000               --                --                --

            Conversion of debt                              103,020,000               --                --                --
                                                          -------------    -------------     -------------     -------------
      Diluted weighted-average shares outstanding           824,275,000      280,726,000       440,249,000       270,987,000
                                                          =============    =============     =============     =============

      Diluted earnings (loss) per common share            $        0.01    $       (0.01)    $       (0.01)    $       (0.01)
                                                          =============    =============     =============     =============

Due to the net losses for the three months ended June 30, 2005 and six month ended June 30, 2006 and 2005, potentially dilutive securities have been excluded in the calculation of diluted loss per share because their inclusion would be anti-dilutive. Accordingly, basic and diluted loss per share for the three month period ended June 30, 2005 and six month periods presented are the same. Additionally, there were no dividends paid during these reporting periods. Potentially dilutive securities excluded in the calculation of diluted loss per common share include options to purchase 1,846,500 shares of common stock outstanding for the three months ended June 30, 2005 and for the six-month period ended June 30, 2006 and 2005, respectively, which had an exercise price greater than the average market price for the common shares.

Options to purchase 59,621,500 shares of common stock were outstanding during the three months ended June 30, 2006 but were not included in the computation of diluted earnings per share because the option exercise price was greater than the average market price of the common shares and therefore, the effect would be anti-dilutive.

                          ONE VOICE TECHNOLOGIES, INC.

(4) SETTLEMENT AGREEMENT LIABILITY:

On January 6, 2006, La Jolla Cove Investors, Inc. and the Company entered into a Settlement Agreement and Mutual Release (the "Settlement Agreement") in which La Jolla and we agreed to forever settle, resolve and dispose of all claims, demands and causes of action asserted, existing or claimed to exist between the parties because of or in any way related to the Action. Under the Settlement Agreement, La Jolla and the Company agreed that the parties shall bear their own costs and attorney's fees associated with the Action. In addition, we agreed to pay to La Jolla:

o 10,000,000 restricted shares of our common stock upon the execution of the Settlement Agreement;

o $300,000 was paid on May 5, 2006; and

o $400,000 was due on June 6, 2006 (this payment was not made)

Interest accrued on the $400,000 unpaid balance at 8% per annum commencing on the date of the Settlement Agreement until paid in full. Because payment of $400,000 was not made within 30 days of its due date (June 6, 2006), La Jolla is entitled to enter a judgment against us for the unpaid balance, plus accrued interest and $100,000, upon the filing of a declaration of default by La Jolla. We are currently negotiating with La Jolla to restructure that payment obligation and avoid entry of a judgment. Accordingly, $500,000 is accrued as a settlement liability as of June 30, 2006.

(5) LICENSE AGREEMENT LIABILITY:

In March 2000 the Company entered into a Software License Agreement ("License Agreement") with Philips Speech Processing, a division of Philips Electronics North America ("Philips"). Pursuant to the License Agreement, the Company received a world-wide, limited, nonexclusive license to certain speech recognition software owned by Philips. The initial term of the License Agreement was three (3) years, and the License Agreement included an extended term provision under which the License Agreement was automatically renewable for successive one (1) year periods, unless terminated by either party upon a minimum of sixty (60) days written notice prior to the expiration of the initial term or any extended term.

The License Agreement provides for the Company to pay a specified commission on revenues from products incorporating licensed software, and includes minimum royalty payment obligations over the initial three (3) year term of the License Agreement in the aggregate amount of $1,100,000.

Under an amendment to the License Agreement entered into in March 2002, the initial term of the License Agreement was extended for two (2) years, and the aggregate minimum royalty payment was increased to $1,500,000. The amendment also included a revised payment schedule of the minimum royalty payment obligation that provided for semi-annual payments of $250,000, through December 31, 2004 (due on June 30th and December 31st of each year). In lieu of scheduled payments, in May, 2003, based on a verbal agreement with Philips, the Company began making monthly payments of $15,000, of which $10,000 is being applied against the remaining minimum royalty payment due and $5,000 is being applied against interest.

Under an amendment to the License Agreement entered into in January 2006, the term of the License Agreement was extended for five (5) years through December 31, 2010, and the monthly minimum royalty payment was set at $17,500. The amendment also granted the Company a five (5) year interest-free period to repay the $930,000 currently outstanding. In addition to minimum monthly royalty payments, the company is required to make additional payments to Philips once it has become operationally break-even. The additional monthly payments are capped at $200,000 per calendar year. As of June 30, 2006 and December 31,2005, the outstanding minimum royalty obligations pursuant to the License Agreement was $930,000.

                          ONE VOICE TECHNOLOGIES, INC.

(6) WARRANT DERIVATIVE LIABILITY

Emerging Issues Task Force ("EITF") Issue No. 00-19, "Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in a Company's Own Stock ("EITF 00-19") specifies the conditions which must be met in order to classify warrants issued in a company's own stock as either equity or as a derivative liability. Evaluation of these conditions under EITF 00-19 resulted in the determination that these warrants should be classified as a derivative liability. In accordance with EITF 00-19, warrants which are determined to be classified as derivative liabilities are marked-to-market each reporting period, with a corresponding non-cash gain or loss charged to the current period. The Company valued all warrant derivative liabilities as of June 30, 2006 using a Black-Scholes option pricing model using the following assumptions: expected dividend yield of 0.0%, expected stock price volatility of 118%, risk free interest rate of 5.13% and a remaining contractual life ranging from 1.78 years to 3.70 years. The Company valued all warrant derivative liabilities as of December 31, 2005 using a Black-Scholes option pricing model using the following assumptions: expected dividend yield of 0.0%, expected stock price volatility of 100%, risk free interest rate of 4.35% and a remaining contractual life ranging from 0.30 years to 4.00 years. The valuation conducted as of June 30, 2006 resulted in a non-cash gain of $221,000 with a corresponding decrease in the warrant derivative liability. As of June 30, 2006, the fair value of the warrant derivative liability was $2,325,695 respectively.

(7) NOTES PAYABLE:

On August 8, 2003 the Company issued a promissory note in the aggregate principal amount of $100,000, paying interest at 8.0% per annum, due on August 8, 2008. At June 30, 2006 the balance on the note payable was $100,000.

(8) CONVERTIBLE NOTES PAYABLE:

On March 17, 2006, we completed a private placement pursuant to a Subscription Agreement which we entered into with several institutional investors, pursuant to which the investors subscribed to purchase an aggregate principal amount of $700,000 in 6% secured convertible promissory notes and one Class A common stock purchase warrant for each one share which would be issued on the closing date assuming full conversion of the secured convertible notes issued on the closing date.

The secured convertible notes bear simple interest at 6% per annum payable June 1, 2006 and semi-annually thereafter, and mature 2 years after the date of issuance. Each investor shall have the right to convert the secured convertible notes after the date of issuance and at any time, until paid in full into shares of our common stock. The conversion price per share shall be the lower of (i) $0.043 or (ii) 80% of the average of the three lowest closing bid prices for our common stock for the 30 trading days prior to, but not including, the conversion date as reported by Bloomberg, L.P. on any principal market or exchange where our common stock is listed or traded. The conversion price is adjustable in the event of any stock split or reverse stock split, stock dividend, reclassification of common stock, recapitalization, merger or consolidation. In addition, the conversion price of the secured convertible notes will be adjusted in the event that we spin off or otherwise divest ourselves of a material part of our business or operations or dispose all or a portion of our assets. Our obligation to repay all principal and accrued and unpaid interest under the convertible notes is secured by all of our assets pursuant to a certain Security Agreement dated February 16, 2006, which also secures the remaining principal amount of our convertible notes in the aggregate amount of $1,010,000 which we issued on March 18, 2005 and July 13, 2005 to certain of the investors participating in this new private placement.

We issued an aggregate of 50,972,111 Class A common stock purchase warrants to the investors, representing one Class A warrant issued for each one share which would be issued on the closing date assuming full conversion of the secured convertible notes issued on the closing date. The Class A warrants are exercisable until four years from the closing date at an exercise price of $0.045 per share. The exercise price of the Class A warrants will be adjusted in the event of any stock split or reverse stock split, stock dividend, reclassification of common stock, recapitalization, merger or consolidation. In addition, the exercise price of the warrants will be adjusted in the event that we spin off or otherwise divest ourselves of a material part of our business or operations or dispose all or a portion of our assets. The fair value of the warrants of $457,000 using the Black Scholes option pricing model is recorded as a derivative liability. The beneficial conversion feature of approximately $243,000 will be amortized over the life of the debt using the interest method.

                          ONE VOICE TECHNOLOGIES, INC.

On May 5, 2006 we completed a private placement pursuant to a Subscription Agreement which we entered into with several institutional investors, pursuant to which the investors subscribed to purchase an aggregate principal amount of $324,000 in 6% secured convertible promissory notes. The secured convertible notes bear simple interest at 6% per annum payable June 1, 2006 and semi-annually thereafter, and mature 2 years after the date of issuance. Each investor shall have the right to convert the secured convertible notes after the date of issuance and at any time, until paid in full into shares of our common stock. The conversion price per share shall be the lower of (i) $0.043 or (ii) 80% of the average of the three lowest closing bid prices for our common stock for the 30 trading days prior to, but not including, the conversion date as reported by Bloomberg, L.P. on any principal market or exchange where our common stock is listed or traded. The conversion price is adjustable in the event of any stock split or reverse stock split, stock dividend, reclassification of common stock, recapitalization, merger or consolidation. In addition, the conversion price of the secured convertible notes will be adjusted in the event that we spin off or otherwise divest ourselves of a material part of our business or operations or dispose all or a portion of our assets.

During the six months ended June 30, 2006, $1,029,000 of notes payable was converted into approximately 74,410,000 shares of the Company's common stock at an average conversion price of $0.014 per share.

          Convertible notes payable at June 30, 2006 consists of the following:

                                           Due                 Principal       Unamortized      Net
                                           Date                 Amount          Discount      Balance
                                      -----------------      -------------    ------------   ----------
          LONG-TERM PORTION

          Stonestreet Limited
          Partnership                 December 23, 2007      $      10,000    $    (5,206)   $   4,794
                                                             -------------    -----------    ----------

          Alpha Capital
          Aktiengesellschaft          March 18, 2008         $      25,000    $   (14,987)   $   10,013
                                                             -------------    -----------    ----------

          Alpha Capital
          Aktiengesellschaft          July 13, 2008          $     275,000    $  (186,537)   $   88,463
                                                             -------------    -----------    ----------

          Alpha Capital
          Aktiengesellschaft          March 17, 2008         $     250,000    $  (214,046)   $   35,954
                                                             -------------    -----------    ----------

          Ellis International
          Limited                     March 17, 2008         $      73,665    $   (63,073)   $   10,592
                                                             -------------    -----------    ----------

          Whalehaven Capital
          Fund Limited                March 17, 2008         $     250,000    $  (214,046)   $   35,954
                                                             -------------    -----------    ----------

          Momona Capital
          Corp.                       March 17, 2008         $      90,000    $   (77,056)   $   12,944
                                                             -------------    -----------    ----------

          Alpha Capital
          Aktiengesellschaft          May 5, 2008            $     108,000    $   (34,016)   $   73,984
                                                             -------------    -----------    ----------

          Whalehaven Capital
          Fund Limited                May 5, 2008            $     108,000    $   (34,016)   $   73,984
                                                             -------------    -----------    ----------

          Omega Capital
          Small Cap Fund              May 5, 2008            $     108,000    $   (34,016)   $   73,984
                                                             -------------    -----------    ----------


             TOTAL LONG TERM PORTION                         $   1,297,665    $  (876,999)  $   420,666
                                                             =============    ===========   ===========

                          ONE VOICE TECHNOLOGIES, INC.

(9) COMMON STOCK:

During the six months ended June 30, 2006, Alpha Capital Akteingesellschaft converted approximately $291,000 of notes payable into approximately 21,196,000 shares of the Company's common stock at an average conversion price of $0.014. During the same period, Alpha Capital Akteingesellschaft exercised warrants to purchase 14,300,000 shares of common stock for cash in the amount of $200,200.

During the six months ended June 30, 2006, Whalehaven Fund, Limited converted approximately $583,000 of notes payable into approximately 41,030,000 shares of the Company's common stock at an average conversion price of $0.014.

During the six months ended June 30, 2006, Momona Capital Corp. converted approximately $10,000 of notes payable into approximately 846,500 shares of the Company's common stock at an average conversion price of $0.012.

During the six months ended June 30, 2006, Ellis International Ltd. converted approximately $101,000 of notes payable into approximately 8,035,000 shares of the Company's common stock at an average conversion price of $0.013. During the same period, Ellis International Ltd. exercised warrants to purchase 6,250,000 shares of common stock for cash in the amount of $100,000.

During the six months ended June 30, 2006, Omega Capital Small Cap Fund converted approximately $28,000 of notes payable into approximately 2,167,000 shares of the Company's common stock at an average conversion price of $0.013.

During the six months ended June 30, 2006, Osher Capital Inc. converted approximately $16,000 of notes payable into approximately 1,134,000 shares of the Company's common stock at an average conversion price of $0.014.

During the six months ended June 30, 2006, an accredited investor purchased an aggregate of 3,000,000 shares of restricted common stock for a total purchase price of $60,000. In addition, the investor received an aggregate of 3,000,000 Class A and 3,000,000 Class B common stock purchase warrants with an exercise price of $0.045 and $0.06 per share respectively.

During the six months ended June 30, 2006, an accredited investor agreed to purchase an aggregate of 4,000,000 shares of restricted common stock for a total purchase price of $52,000. The shares were issued subsequent to June 30, 2006.

(10) ACCOUNTING FOR STOCK-BASED COMPENSATION

On January 1, 2006 the Company adopted Statement of Financial Accounting Standards ("SFAS") No.123 (Revised 2004), "Share Based Payment," ("SFAS 123"), using the modified prospective method. In accordance with SFAS No. 123, the Company measures the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost is recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period. The Company determines the grant-date fair value of employee share options using the Black-Scholes option-pricing model.

Under the modified prospective approach, SFAS 123 applies to new awards and to awards that were outstanding on January 1, 2006 that are subsequently modified, repurchased or cancelled. Under the modified prospective approach, compensation cost recognized for the first quarter of fiscal 2006 includes compensation cost for all share-based payments granted prior to, but not yet vested on, January 1, 2006, based on the grant-date fair value estimated in accordance with the pro forma provisions of SFAS 123, and compensation cost for all share-based payments granted subsequent to January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS 123R. Prior periods were not restated to reflect the impact of adopting the new standard. During the six months ended June 30, 2006, the Company recorded $194,636 in non-cash charges for the implementation of SFAS 123R. As of June 30, 2006, there was approximately $277,700 of total unrecognized compensation costs related to unvested options.

                          ONE VOICE TECHNOLOGIES, INC.

The fair value of stock options at date of grant was estimated using the Back-Scholes model with the following assumptions: expected volatility of 90.9%, expected term of 2.0 years, risk-free interest rate of 5.27%, and expected dividend yield of 0%. Expected volatility is based on the historical volatilities of the Company's common stock. The expected life of employee stock options is determined using historical data of employee exercises and represents the period of time that stock options are expected to be outstanding. The risk free interest rate is based on the U.S. Treasury Moody AAA for the expected life of the stock option.

The following table summarizes the stock option transactions during the six months ended June 30, 2006:

                                                      June 30, 2006
                                         -------------------------------------
                                                                   Weighted
                                                                   average
                                                       Weighted    remaining
                                                       average     contractual
                                                       exercise    life
                                          Shares       price       (in years)
                                         ----------  ------------  -----------
         Options outstanding 1/1/2006     1,921,500   $    1.47       5.63
         Options granted                 57,700,000   $    0.016      9.58
         Options exercised                       --          --         --
         Options terminated                      --          --         --
         Options outstanding 6/30/2006   59,621,500   $     .06       9.44
         Options exercisable 6/30/2006   20,911,083   $     .15       9.44

Prior to January 1, 2006, the Company accounted for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Had compensation cost for the plan been determined based on the fair value of the options at the grant dates consistent with the method of SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an Amendment of SFAS No. 123," the Company's net earnings and earnings per share would have been:

                                           Three Months Ended   Six Months Ended
                                              June 30, 2005      June 30, 2005
                                              -------------      -------------

          Net loss, as reported               $  (1,167,369)     $  (3,232,185)
          Deduct: total stock based
          employee compensation expense
          determined under fair value based
          methods for all options, net of              (200)              (300)
          related tax effects                            --                 --

               Pro forma net loss                (1,167,569)        (3,232,485)

          Earnings per share:

             Basic- as reported               $       (0.01)     $       (0.01)
                                              =============      =============
             Basic- pro forma                 $       (0.01)     $       (0.01)
                                              =============      =============

          Weighted average
             common equivalent
             shares outstanding
             basic and diluted                  280,726,000        270,987,000
                                              =============       ============

The pro forma compensation costs presented above were determined using the weighted average fair values of options granted under the Company's stock option plans. The fair value of the grants was estimated using the Black-Scholes option pricing model with the following weighted-average assumptions. See the 2005 assumptions below:

                  Expected life                          3 Years
                  Risk-free interest rate                   5.0%
                  Dividend yield                               -
                  Volatility                                100%

                          ONE VOICE TECHNOLOGIES, INC.

(11) SUBSEQUENT EVENTS:

On July 6, 2006, we completed a private placement pursuant to a Subscription Agreement which we entered into with several accredited and/or qualified institutional investors, pursuant towhich the investors subscribed to purchase an aggregate principal amount of $550,000 in 6% secured convertible promissory notes and one Class A common stock purchase warrant for each one share which would be issued on the closing date assuming full conversion of the secured convertible notes issued on the closing date.

The secured convertible notes bear simple interest at 6% per annum payable upon each conversion, June 1, 2006 and semi-annually thereafter, and mature 2 years after the date of issuance. Each investor shall have the right to convert the secured convertible notes after the date of issuance and at any time, until paid in full, at the election of the investor into fully paid and nonassessable shares of our common stock. The conversion price per share shall be the lower of
(i) $0.015 or (ii) 80% of the average of the three lowest closing bid prices for our common stock for the 30 trading days prior to, but not including, the conversion date as reported by Bloomberg, L.P. on any principal market or exchange where our common stock is listed or traded. The conversion price is adjustable in the event of any stock split or reverse stock split, stock dividend, reclassification of common stock, recapitalization, merger or consolidation. In addition, the conversion price of the secured convertible notes will be adjusted in the event that we spin off or otherwise divest ourselves of a material part of our business or operations or dispose all or a portion of our assets.

We issued an aggregate of 48,530,839 Class A common stock purchase warrants to the investors, representing one Class A warrant issued for each one share which would be issued on the closing date assuming full conversion of the secured convertible notes issued on the closing date. The Class A warrants are exercisable until four years from the closing date at an exercise price of $0.015 per share. The exercise price of the Class A warrants will be adjusted in the event of any stock split or reverse stock split, stock dividend, reclassification of common stock, recapitalization, merger or consolidation. In addition, the exercise price of the warrants will be adjusted in the event that we spin off or otherwise divest ourselves of a material part of our business or operations or dispose all or a portion of our assets.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THE INFORMATION CONTAINED IN THIS PROSPECTUS. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

                                                                                    UP TO 235,239,173 SHARES
                                                                                             OF OUR
                                                                                        OF COMMON STOCK


                    TABLE OF CONTENTS
                                                        Page
                                                        ----
Cautionary Note Regarding Forward-Looking Statements       6
Prospectus Summary                                         7
Risk Factors                                              11
Use of Proceeds                                           16                      One Voice Technologies, Inc.
Market For Common Equity And Related Stockholder
     Matters                                              16
Management's Discussion And Analysis and Results of
     Operations                                           17
Business                                                  22
Description of Property                                   25
Legal Proceedings                                         25
Management                                                26
Executive Compensation                                    27
Certain Relationships And Related Transactions            29                       _________________________
Security Ownership Of Certain Beneficial Owners
     And Management                                       29                               PROSPECTUS
                                                                                   _________________________
Description of Securities                                 30
Indemnification for Securities Act Liabilities            30
Plan of Distribution                                      31
Selling Stockholders                                      32
Legal Matters                                             36
Experts                                                   36
Changes In And Disagreements With Accountants On
     Accounting And Financial Disclosure                  37
Available Information                                     37
Index To Financial Statements                             F-1                           September 8, 2006

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under the Nevada General Corporation Law and our Articles of Incorporation, as amended, and our Bylaws, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care." This provision does not apply to the directors' (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its stockholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its stockholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its stockholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

The effect of this provision in our Articles of Incorporation and Bylaws is to eliminate the rights of our Company and our stockholders (through stockholder's derivative suits on behalf of our Company) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (vi) above. This provision does not limit nor eliminate the rights of our Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, our Bylaws provide that if the Nevada General Corporation Law is amended to authorize the future elimination or limitation of the liability of a director, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the law, as amended. The Nevada General Corporation Law grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

        SEC Registration fee                            $    327.22
        Accounting fees and expenses                      20,000.00*
        Legal fees and expenses                           25,000.00*
        Miscellaneous                                        672.78*
                                                        -----------
                                    TOTAL               $ 46,000.00*
                                                        ===========
        * Estimated.


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

Following is a summary of unregistered securities issued during the period May 2003 through September 2006.

On April 10, 2003, we entered into a securities purchase agreement with four accredited investors, Alpha Capital Aktiengesellschaft, Ellis Enterprises Ltd., Greenwich Growth Fund Limited, and 01144 Limited for the issuance of 4% convertible debentures in the aggregate amount of $600,000. The notes bear interest at 4% (effective interest rate in excess of 100%), mature on April 10, 2005, and are convertible into our common stock, at the holders' option, at the lower of (i) $0.1166 or (ii) 80% of the average of the five lowest closing bid prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. The note may not be paid, in whole or in part, before April 10, 2005 without the consent of the holder. The full principal amount of the convertible notes is due upon default under the terms of convertible notes. In addition, we issued an aggregate of 350,004 warrants to the investors. The warrants are exercisable until April 10, 2008 at a purchase price of $.1272 per share. Net proceeds amounted to approximately $540,000, net of debt issue cash cost of $60,000. The fair value of the warrants of $25,000 using Black Scholes option pricing model and the beneficial conversion feature of approximately $515,000 have been amortized over the life of the debt using the interest method. Upon conversion of the debt, any unamortized debt issue costs was charged to interest expense.

On June 30, 2003, we entered into a securities purchase agreement with two accredited investors, Alpha Capital Aktiengesellschaft, and Bristol Investment Fund Limited for the issuance of 4% convertible debentures in the aggregate amount of $500,000. The notes bear interest at 4% (effective interest rate in excess of 100% on the aggregate amount), mature on June 20, 2005, and are convertible into our common stock, at the holders' option, at the lower of (i) $0.1023 or (ii) 80% of the average of the five lowest closing bid prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. The note may not be paid, in whole or in part, before June 30, 2005 without the consent of the holder. The full principal amount of the convertible notes is due upon default under the terms of convertible notes. In addition, we issued an aggregate of 291,670 warrants to the investors. The warrants are exercisable until June 30, 2008 at a purchase price of $.1116 per share. Net proceeds amounted to approximately $437,500, net of debt issue cash cost of $62,500. The fair value of the warrants of $11,000 using Black Scholes option pricing model and the beneficial conversion feature of approximately $143,000 was amortized as interest expense over the life of the debt using the interest method. Upon conversion of the debt, any unamortized debt issue costs was charged to interest expense.

On September 17, 2003, we entered into a securities purchase agreement with three accredited investors, Alpha Capital Aktiengesellschaft, Bristol Investment Fund Limited and Ellis Enterprises Ltd for the issuance of 6% convertible debentures in the amount of $375,000. The notes bear interest at 6% (effective interest rate of 80% on the aggregate amount), mature on September 17, 2004, and are convertible into our common stock, at the holders' option, at the lower of
(i) $0.0474 or (ii) 78% of the average of the three lowest closing bid prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. The note may not be paid, in whole or in part, before September 17, 2004 without the consent of the holder. The full principal amount of the convertible notes is due upon default under the terms of convertible notes. In addition, we issued 4,746,837 warrants to the investors. The warrants are exercisable until September 17, 2010 at a purchase price of $.0474 per share. Net proceeds amounted to approximately $334,500, net of debt issue cash cost of $40,500. The relative value (limited to the face amount of the debt) of all the warrants of $164,000 using Black Scholes option pricing model, cash cost of $40,500 and the beneficial conversion feature of approximately $170,500 will be amortized over the life of the debt using the interest method. Upon conversion of the debt mentioned above, any unamortized debt issue costs will be charged to expense.

On November 10, 2003, we entered into a securities purchase agreement with three accredited investors, Alpha Capital Aktiengesellschaft, Bristol Investment Fund Limited and Ellis Enterprises Ltd for the issuance of 6% convertible debentures in the amount of $375,000. The notes bear interest at 6% (effective interest rate of 80% on the aggregate amount), mature on November 10, 2004, and are convertible into our common stock, at the holders' option, at the lower of (i) $0.0474 or (ii) 78% of the average of the three lowest closing bid prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. The note may not be paid, in whole or in part, before November 10, 2004 without the consent of the holder. The full principal amount of the convertible notes is due upon default under the terms of convertible notes. In addition, we issued 4,746,837 warrants to the investors. The warrants are exercisable until November 10, 2010 at a purchase price of $.0474 per share. Net proceeds amounted to approximately $345,000, net of debt issue cash cost of $30,000. The relative value (limited to the face amount of the debt) of all the warrants of $127,000 using Black Scholes option pricing model, cash cost of $30,000 and the beneficial conversion feature of approximately $211,000 will be amortized over the life of the debt using the interest method. Upon conversion of the debt mentioned above, any unamortized debt issue costs will be charged to expense.

On December 12, 2003, we entered into a securities purchase agreement with La Jolla Cove Investors, Inc. for the issuance of a 7.75% convertible debenture in the aggregate amount of $250,000. The note bears interest at 7.75%, matures on December 12, 2005, and is convertible into our common stock, at the holders' option. The number of common shares this debenture may be converted is equal to the dollar amount of the debenture being converted multiplied by eleven, minus the product of the Conversion Price multiplied by ten times the dollar amount of the Debenture being converted, and the entire forgoing result shall be divided by the Conversion Price. The Conversion Price is defined as the lower of (i) $0.25 or (ii) 80% of the average of the three lowest volume weighted average prices during the twenty (20) trading days prior to Holder's election to convert. Beginning in the first full calendar month after the Registration Statement is declared effective, Holder shall convert at least 7%, but no more than 15% (such 15% maximum amount to be cumulative from the deadline), of the face value of the debenture per calendar month into our common shares, provided that the common shares are available, registered and freely tradable. In addition, we issued an aggregate of 2,500,000 warrants to the investors. The warrants are exercisable until December 12, 2006 at a purchase price of $1.00 per share. Holder will exercise at least 7%, but no more than 15% (such 15% maximum amount to be cumulative from the Deadline), of the Warrants per calendar month, provided that the Common Shares are available, registered and freely tradable. The 15% monthly maximum amount shall not be applicable if the Current Market Price of the Common Stock at anytime during the applicable month is higher than the Current Market Price of the Common Stock on the Closing Date. In the event Holder does not exercise at least 7% of the Warrants in any particular calendar month, Holder shall not be entitled to collect interest on the Debenture for that month. The fair value of the warrants of $18,000 using Black Scholes option pricing model and the beneficial conversion feature of approximately $219,000 will be amortized as interest expense over the life of the debt using the interest method. Upon conversion of the debt mentioned here, any unamortized debt issue costs will be charged to expense. As of December 31, 2003 the principal balance amounted to $250,000 and the unamortized debt discount amounted to approximately $243,000.

On August 18, 2004, we entered into a securities purchase agreement with four accredited investors, Alpha Capital Aktiengesellschaft, Greenwich Growth Fund Limited, Whalehaven Capital, LP and Whalehaven Fund Limited for the issuance of 7% convertible debentures in the aggregate amount of $700,000. The notes bear interest at 7% (effective interest rate of 146% on the aggregate amount), mature on August 18, 2007, and are convertible into our common stock, at the holders' option, at the lower of (i) $0.085 or (ii) 80% of the average of the three lowest closing bid prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. The note may not be paid, in whole or in part, before August 18, 2007 without the consent of the holder. The full principal amount of the convertible notes is due upon default under the terms of convertible notes. In addition, we issued an aggregate of 7,063,774 warrants to the investors (3,531,887 Class A warrants and 3,531,887 Class B warrants).The Class A warrants are exercisable until August 18, 2009 at a purchase price of $.0935 per share. The Class B warrants are exercisable until August 18, 2009 at a purchase price of $.10625 per share. Net proceeds amounted to approximately $621,000, net of debt issue cash cost of $79,000. The fair value of the warrants of $323,000 using Black Scholes option pricing model and the beneficial conversion feature of approximately $298,000 will be amortized over the life of the debt using the interest method. Upon conversion of the debt, unamortized debt issue costs are charged to expense.

On October 28, 2004, we entered into a securities purchase agreement with four accredited investors, Alpha Capital Aktiengesellschaft, Stonestreet Limited Partnership, Ellis International Ltd. and Momona Capital Corp. for the issuance of 7% convertible debentures in the aggregate amount of $596,000. The notes bear interest at 7% (effective interest rate of 100% on the aggregate amount), mature on October 28, 2007 and are convertible into our common stock, at the holders' option, at the lower of (i) $0.074 or (ii) 80% of the average of the three lowest closing bid prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. The note may not be paid, in whole or in part, before October 28, 2007 without the consent of the holder. The full principal amount of the convertible note is due upon default under the terms of convertible notes. In addition, we issued an aggregate of 11,825,398 Class A warrants and 11,825,398 Class B warrants to the investors. The warrants are exercisable until October 28, 2009 at a purchase price of $0.07 per share. Net proceeds amounted to approximately $532,000, net of debt issue cash cost of $64,000. The relative value (limited to the face amount of the debt) of all the warrants of $276,000 using Black Scholes option pricing model and the beneficial conversion feature of approximately $319,000 will be amortized over the life of the debt using the interest method. As of December 31, 2004, the balance owed was $266,000 and the unamortized discount amounted to $250,000. Upon conversion of the debt mentioned above, any unamortized debt issue costs will be charged to expense.

On April 22, 2005, we held a closing with one accredited investor pursuant to which the investor subscribed to purchase an aggregate of 5,500,000 shares of restricted common stock for a total purchase price of $145,200. In addition, the investor received an aggregate of 5,500,000 Class A common stock purchase warrants and 5,500,000 Class B common stock purchase warrants to the investor, representing 100 Class A and Class B warrants issued for each 100 shares which were issued on the closing date. The Class A warrants are exercisable until four years from the closing date at an exercise price of $0.045 per share. The Class B warrants are exercisable until four years from the closing date at an exercise price of $0.06 per share. The holder of the Class B warrants will be entitled to purchase one share of common stock upon exercise of the Class B warrants for each share of common stock previously purchased upon exercise of the Class A warrants.

On May 6, 2005, we held a closing with one accredited investor pursuant to which the investor subscribed to purchase an aggregate of 2,500,000 shares of restricted common stock for a total purchase price of $66,000. In addition, the investor received an aggregate of 2,500,000 Class A common stock purchase warrants and 2,500,000 Class B common stock purchase warrants to the investor, representing 100 Class A and Class B warrants issued for each 100 shares which were issued on the closing date. The Class A warrants are exercisable until four years from the closing date at an exercise price of $0.045 per share. The Class B warrants are exercisable until four years from the closing date at an exercise price of $0.06 per share. The holder of the Class B warrants will be entitled to purchase one share of common stock upon exercise of the Class B warrants for each share of common stock previously purchased upon exercise of the Class A warrants.

On July 11, 2005, we held a closing with one accredited investor pursuant to which the investor subscribed to purchase an aggregate of 3,000,000 shares of restricted common stock for a total purchase price of $98,400. In addition, the investor received an aggregate of 3,000,000 Class A common stock purchase warrants and 3,000,000 Class B common stock purchase warrants to the investor, representing 100 Class A and Class B warrants issued for each 100 shares which were issued on the closing date. The Class A warrants are exercisable until four years from the closing date at an exercise price of $0.045 per share. The Class B warrants are exercisable until four years from the closing date at an exercise price of $0.06 per share. The holder of the Class B warrants will be entitled to purchase one share of common stock upon exercise of the Class B warrants for each share of common stock previously purchased upon exercise of the Class A warrants.

On October 13, 2005, we held our first closing with one accredited investor pursuant to which the investor subscribed to purchase an aggregate of 6,000,000 shares of restricted common stock for a total purchase price of $196,800. In addition, the investor received an aggregate of 6,000,000 Class A common stock purchase warrants and 6,000,000 Class B common stock purchase warrants to the investor, representing 100 Class A and Class B warrants issued for each 100 shares which were issued on the closing date. The Class A warrants are exercisable until four years from the closing date at an exercise price of $0.045 per share. The Class B warrants are exercisable until four years from the closing date at an exercise price of $0.06 per share. The holder of the Class B warrants will be entitled to purchase one share of common stock upon exercise of the Class B warrants for each share of common stock previously purchased upon exercise of the Class A warrants. We received $98,400 of the purchase price on the initial closing date of October 13, 2005 and received an additional $98,400 of the purchase price pursuant to the second closing, which took place on October 25, 2005.

On January 24, 2006, we issued nonstatutory options to purchase an aggregate of 57,200,000 shares of our common stock at a price equal to $0.016 per share to certain of our employees, directors and consultants. The aforementioned options were issued pursuant to our 2005 Stock Incentive Plan.

On February 7, 2006, we issued 10,000,000 restricted common shares to La Jolla Cove Investors, Inc. pursuant to a Settlement Agreement entered into on January 6, 2006.

On March 16, 2006, we held a closing with one accredited investor pursuant to which the investor subscribed to purchase an aggregate of 3,000,000 shares of restricted common stock for a total purchase price of $60,000. In addition, the investor received an aggregate of 3,000,000 Class A common stock purchase warrants and 3,000,000 Class B common stock purchase warrants to the investor, representing 100 Class A and Class B warrants issued for each 100 shares which were issued on the closing date. The Class A warrants are exercisable until four years from the closing date at an exercise price of $0.045 per share. The Class B warrants are exercisable until four years from the closing date at an exercise price of $0.06 per share. The holder of the Class B warrants will be entitled to purchase one share of common stock upon exercise of the Class B warrants for each share of common stock previously purchased upon exercise of the Class A warrants.

On March 20, 2006, we completed a private placement pursuant to a Subscription Agreement which we entered into with several accredited and/or qualified institutional investors dated as of dated as of March 17, 2006, pursuant to which the investors subscribed to purchase an aggregate principal amount of $700,000 in 6% secured convertible promissory notes and one Class A common stock purchase warrant for each one share which would be issued on the closing date assuming full conversion of the secured convertible notes issued on the closing date.

The secured convertible notes bear simple interest at 6% per annum payable upon each conversion, June 1, 2006 and semi-annually thereafter, and mature 2 years after the date of issuance. Each investor shall have the right to convert the secured convertible notes after the date of issuance and at any time, until paid in full, at the election of the investor into fully paid and nonassessable shares of our common stock. The conversion price per share shall be the lower of(i) $0.043 or (ii) 80% of the average of the three lowest closing bid prices for our common stock for the 30 trading days prior to, but not including, the conversion date as reported by Bloomberg, L.P. on any principal market or exchange where our common stock is listed or traded. The conversion price is adjustable in the event of any stock split or reverse stock split, stock dividend, reclassification of common stock, recapitalization, merger or consolidation. In addition, the conversion price of the secured convertible notes will be adjusted in the event that we spin off or otherwise divest ourselves of a material part of our business or operations or dispose all or a portion of our assets.

We issued an aggregate of 50,972,111 Class A common stock purchase warrants to the investors, representing one Class A warrant issued for each one share which would be issued on the closing date assuming full conversion of the secured convertible notes issued on the closing date. The Class A warrants are exercisable until four years from the closing date at an exercise price of $0.045 per share. The exercise price of the Class A warrants will be adjusted in the event of any stock split or reverse stock split, stock dividend, reclassification of common stock, recapitalization, merger or consolidation. In addition, the exercise price of the warrants will be adjusted in the event that we spin off or otherwise divest ourselves of a material part of our business or operations or dispose all or a portion of our assets.

On April 20, 2006, the Company issued 3,000,000 restricted common shares in exchange for an agreement to provide consulting services and a release on potential Claims.

On May 5, 2006, we completed a private placement pursuant to a Subscription Agreement which we entered into with several accredited and/or qualified institutional investors pursuant to which the investors subscribed to purchase an aggregate principal amount of $324,000 in 6% secured convertible promissory notes.

The secured convertible notes bear simple interest at 6% per annum payable upon each conversion, June 1, 2006 and semi-annually thereafter, and mature 2 years after the date of issuance. Each investor shall have the right to convert the secured convertible notes after the date of issuance at any time, until paid in full, at the election of the investor into fully paid and nonassessable shares of our common stock. The conversion price per share shall be the lower of (i) $0.043 or (ii) 80% of the average of the three lowest closing bid prices for our common stock for the 30 trading days prior to, but not including, the conversion date as reported by Bloomberg, L.P. on any principal market or exchange where our common stock is listed or traded. The conversion price is adjustable in the event of any stock split or reverse stock split, stock dividend, reclassification of common stock, recapitalization, merger or consolidation. In addition, the conversion price of the secured convertible notes will be adjusted in the event that we spin off or otherwise divest ourselves of a material part of our business or operations or dispose all or a portion of our assets.

Further, on June 27, 2006 we entered into a Subscription Agreement with one accredited investor pursuant to which we sold, and the investor purchased, an aggregate of 4,000,000 restricted shares of our common stock at a per share purchase price of $0.013.

On July 6, 2006, we completed a private placement pursuant to a Subscription Agreement which we entered into with several accredited and/or qualified institutional investors pursuant to which the investors subscribed to purchase an aggregate principal amount of $550,000 in 6% secured convertible promissory notes and 1 Class A common stock purchase warrant for each 1share which would be issued on the closing date assuming full conversion of the secured convertible notes issued on the closing date. We received gross proceeds of $300,000 on July 6, 2006 and will receive the remaining $250,000 on or prior to July 14, 2006.

The secured convertible notes bear simple interest at 6% per annum payable upon each conversion, August 1, 2006 and semi-annually thereafter, and mature 2 years after the date of issuance. Each investor shall have the right to convert the secured convertible notes after the date of issuance and at any time, until paid in full, at the election of the investor into fully paid and nonassessable shares of our common stock. The conversion price per share shall be the lower of
(i) $0.015 or (ii) 80% of the average of the three lowest closing bid prices for our common stock for the 30 trading days prior to, but not including, the conversion date as reported by Bloomberg, L.P. on any principal market or exchange where our common stock is listed or traded. The conversion price is adjustable in the event of any stock split or reverse stock split, stock dividend, reclassification of common stock, recapitalization, merger or consolidation. In addition, the conversion price of the secured convertible notes will be adjusted in the event that we spin off or otherwise divest ourselves of a material part of our business or operations or dispose all or a portion of our assets. Our obligation to repay all principal, and accrued and unpaid interest under the convertible notes is secured by all of our assets pursuant to a certain Security Agreement dated as of February 16, 2006, which also secures the remaining principal amount of our convertible notes in the aggregate amount of $2,374,000 which we issued on March 18, 2005, July 13, 2005, March 20, 2006, May 5, 2006 and July 6, 2006 to certain of the investors participating in this new private placement.

We issued an aggregate of 48,530,839 Class A common stock purchase warrants to the investors, representing 1 Class A warrant issued for each 1 share which would be issued on the closing date assuming full conversion of the secured convertible notes issued on the closing date. The Class A warrants are exercisable until four years from the closing date at an exercise price of $0.015 per share. The exercise price of the Class A warrants will be adjusted in the event of any stock split or reverse stock split, stock dividend, reclassification of common stock, recapitalization, merger or consolidation. In addition, the exercise price of the warrants will be adjusted in the event that we spin off or otherwise divest ourselves of a material part of our business or operations or dispose all or a portion of our assets.

On August 28, 2006, we entered into a Subscription Agreement with several accredited and/or qualified institutional investors pursuant to which the investors subscribed to purchase an aggregate principal amount of $410,000 in 6% secured convertible promissory notes and 1 Class A common stock purchase warrant for each 1share which would be issued on the closing date assuming full conversion of the secured convertible notes issued on the closing date.

The secured convertible notes bear simple interest at 6% per annum payable upon each conversion, September 1, 2006 and semi-annually thereafter, and mature 2 years after the date of issuance. Each investor shall have the right to convert the secured convertible notes after the date of issuance and at any time, until paid in full, at the election of the investor into fully paid and nonassessable shares of our common stock. The conversion price per share shall be the lower of
(i) $0.015 or (ii) 80% of the average of the three lowest closing bid prices for our common stock for the 30 trading days prior to, but not including, the conversion date as reported by Bloomberg, L.P. on any principal market or exchange where our common stock is listed or traded. The conversion price is adjustable in the event of any stock split or reverse stock split, stock dividend, reclassification of common stock, recapitalization, merger or consolidation. In addition, the conversion price of the secured convertible notes will be adjusted in the event that we spin off or otherwise divest ourselves of a material part of our business or operations or dispose all or a portion of our assets. Our obligation to repay all principal, and accrued and unpaid interest under the convertible notes is secured by all of our assets pursuant to a certain Security Agreement dated as of February 16, 2006, which also secures the remaining principal amount of our convertible notes in the aggregate amount of $2,374,000 which we issued on March 18, 2005, July 13, 2005, March 20, 2006, May 5, 2006 and July 6, 2006 to certain of the investors participating in this new private placement.


We issued an aggregate of 42,708,334 Class A common stock purchase warrants to the investors, representing 1 Class A warrant issued for each 1 share which would be issued on the closing date assuming full conversion of the secured convertible notes issued on the closing date. The Class A warrants are exercisable until four years from the closing date at an exercise price of $0.015 per share. The exercise price of the Class A warrants will be adjusted in the event of any stock split or reverse stock split, stock dividend, reclassification of common stock, recapitalization, merger or consolidation. In addition, the exercise price of the warrants will be adjusted in the event that we spin off or otherwise divest ourselves of a material part of our business or operations or dispose all or a portion of our assets.

* All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of One Voice Technologies, Inc. or executive officers of One Voice Technologies, Inc., and transfer was restricted by One Voice Technologies, Inc. in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.


ITEM 27. EXHIBITS.

The following exhibits are included as part of this Form SB-2.

                 Exhibit
                 -------
                   No.                Description
                   ---                -----------

                          PLANS OF ACQUISITION

                   2.1 Merger Agreement and Plan of Reorganization with Conversational Systems, Inc. dated June 22, 1999 (filed herewith).

                          ARTICLES OF INCORPORATION AND BYLAWS

                   3.1 Articles of Incorporation of Belridge Holdings Corp. filed with the Nevada Secretary of State on August 23, 1995 (incorporated by reference to Exhibit 3(i) to our Form 10-SB filed October 7, 1999).

                   3.2 Certificate of Amendment of Articles of Incorporation of Belridge Holdings Corp. changing its name to Dead On, Inc. (incorporated by reference to Exhibit 3(i) to our Form 10-SB filed October 7, 1999). The Certificate originally filed on September 25, 1998, was canceled and re-filed with the Nevada Secretary of State on June 10, 1999.

                   3.3 Articles of Merger for the merger of Conversational Systems, Inc. into Dead On, Inc. filed with the Nevada Secretary of State on July 14, 1999 with supporting documents (incorporated by reference to Exhibit 2 to our Form 10-SB, filed October 7, 1999). This document changed the name of the surviving entity, Dead On, Inc., to ConversIt.com, Inc.

                   3.4 Certificate of Amendment of Articles of Incorporation of ConversIt.com, Inc. changing its name to One Voice Technologies, Inc. (incorporated by reference to Exhibit 2 to our Form 10-SB filed October 7, 1999).

                   3.5 Bylaws of Belridge Holdings Corp. (incorporated by reference to Exhibit 3(ii) of our Form 10-SB, filed October 7, 1999).

                   3.6 Amendment to Bylaws dated July 11, 2000 (excerpted) (incorporated by reference to Exhibit 4.3 of our Form S-8, filed October 3, 2000).

                   3.7 Certificate of Amendment of Articles of Incorporation increasing One Voice's common stock to 250,000,000.

                          INSTRUMENTS DEFINING RIGHTS OF SECURITY HOLDERS

                   4.1 Common Stock Purchase Warrant with Veritas SG Investments from the January 2000 offering (incorporated by reference to Exhibit 4.1 of our Form SB-2, filed November 11, 2000).

                   4.2 Form of Common Stock Purchase Warrant from the March 2000 offering (incorporated by reference to Exhibit
                          4.1 of our Form SB-2, filed November 11, 2000).

                   4.3 Securities Purchase Agreement ("SPA") with Nevelle Investors LLC dated October 3, 2000, and Form of Debenture (Exhibit A to the SPA), Form of Warrant (Exhibit B to the SPA), Conditional Warrant dated October 3, 2000 (Exhibit C to the SPA) and Registration Rights Agreement dated October 3, 2000 (Exhibit E to the SPA), each with Nevelle Investors LLC (incorporated by reference to Exhibit 4 to our Form 10-QSB, filed November 14, 2000).

                          CONSENT

                   5.1 Consent of Sichenzia Ross Friedman Ference LLP (filed herewith).

                          MATERIAL CONTRACTS

                  10.1 Employment Agreement with Dean Weber dated July 14, 1999 (incorporated by reference to Exhibit 10 to our Form 10-SB, filed October 7, 1999). This agreement was amended on April 10, 2000, to increase Mr. Weber's annual salary to $252,000.

                  10.2 Consulting Agreement with KJN Management Ltd. For the services of James Hadzicki dated July 14, 1999 (incorporated by reference to Exhibit 10 to our Form 10-SB, filed October 7, 1999). This agreement was amended on April 10, 2000, to increase the annual consulting fee to $180,000.

                  10.3 Software Agreement with IBM/OEM dated September 21, 1999 (incorporated by reference to Exhibit 4.4 to our Form SB-2 filed November 20, 2000).

                  10.4 Software License Agreement with Philips Spech Processing dated March 3, 2000 (incorporated by reference to Exhibit 4.4 to our Form SB-2 filed November 20, 2000).

                  10.5 Amended and Restated 1999 Stock Option Plan (incorporated by reference to Exhibit 4.4 to our Form S-8, Amendment No. 1, filed October 4, 2000).

                  10.6 Subscription Agreement dated August 8, 2002 (incorporated by reference to our registration statement on Form SB-2 filed September 12, 2002).

                  10.7 Alpha Capital Note dated August 8, 2002 (incorporated by reference to our registration statement on Form SB-2 filed September 12, 2002)

                  10.8 Alpha Capital Warrant dated August 8, 2002 (incorporated by reference to our registration statement on Form SB-2 filed September 12, 2002)

                  10.9 Stonestreet Note dated August 8, 2002 (incorporated by reference to our registration statement on Form SB-2 filed September 12, 2002)

                  10.10 Stonestreet Warrant dated August 8, 2002 (incorporated by reference to our registration statement on Form SB-2 filed September 12, 2002)

                  10.11 Subscription Agreement dated November 14, 2002 (incorporated by reference to our registration statement on Form SB-2 filed September 12, 2002)

                  10.12 Alpha Capital Note dated August 8, 2002 (incorporated by reference to our registration statement on Form SB-2 filed September 12, 2002)

                  10.13 Alpha Capital Warrant dated August 8, 2002 (incorporated by reference to our registration statement on Form SB-2 filed September 12, 2002)

                  10.14 Ellis Note dated August 8, 2002 (incorporated by reference to our registration statement on Form SB-2 filed September 12, 2002)

                  10.15 Ellis Warrant dated August 8, 2002 (incorporated by reference to our registration statement on Form SB-2 filed September 12, 2002)

                  10.16 Bristol Note dated August 8, 2002 (incorporated by reference to our registration statement on Form SB-2 filed September 12, 2002)

                  10.17 Bristol Warrant dated August 8, 2002 (incorporated by reference to our registration statement on Form SB-2 filed September 12, 2002)

                  10.18 Subscription Agreement dated April 10, 2003 (incorporated by reference to our registration statement on Form SB-2 filed April 30, 2003)

                  10.19 Form of Warrant dated June 30, 2003 (incorporated by reference to our registration statement on Form SB-2 filed April 30, 2003)

                  10.20 Subscription Agreement dated September 17, 2003 (incorporated by reference to our registration statement on Form SB-2 filed October 20, 2003)

                  10.21 Form of convertible note dated September 17, 2003 (incorporated by reference to our registration statement on Form SB-2 filed October 20,2003)

                  10.22 Form of Warrant dated September 17, 2003 (incorporated by reference to our registration statement on Form SB-2 filed October 20, 2003)

                  10.23 Security Agreement dated September 17, 2003 (incorporated by reference to our registration statement on Form SB-2 filed October 20, 2003)

                  10.24 Modification Agreement dated September 17, 2003 (incorporated by reference to our registration statement on Form SB-2 filed October 20, 2003)

                  10.25 La Jolla Convertible Debenture (incorporated by Reference to our registration statement on Form SB-2 filed December 22, 2003)

                  10.26 La Jolla Registration Rights Agreement (incorporated by reference to our registration statement on Form SB-2 filed December 22, 2003)

                  10.27 La Jolla Letter Agreement (incorporated by reference to our registration statement on Form SB-2 filed December 22, 2003)

                  10.28 La Jolla Securities Purchase Agreement (incorporated by reference to our registration statement on Form SB-2 filed December 22, 2003)

                  10.29 La Jolla Warrant (incorporated by reference to our registration statement on Form SB-2 filed December 22,
                          2003)

                  10.30 La Jolla Letter Agreement (incorporated by reference to our registration statement on Form SB-2 filed December 22, 2003)

                  10.31 Subscription Agreement dated August 18, 2004 (incorporated by reference to our registration statement on Form SB-2 filed September 7, 2004)

                  10.32 Form of Convertible Note dated August 18, 2004 (incorporated by reference to our registration statement on Form SB-2 filed September 7, 2004)

                  10.33 Form of Class A Warrant dated August 18, 2004 (incorporated by reference to our registration statement on Form SB-2 filed September 7, 2004)

                  10.34 Form of Class B Warrant dated August 18, 2004 (incorporated by reference to our registration statement on Form SB-2 filed September 7, 2004)

                  10.35 Subscription Agreement, dated October 28, 2004, by and among One Voice Technologies, Inc., Alpha Capital Aktiengesellschaft, Stonestreet Limited Partnership, Ellis International Ltd., and Momona Capital Corp. (incorporated by reference to our current report on Form 8-K filed November 9, 2004)

                  10.36 Fund Escrow Agreement dated October 28, 2004, by and among One Voice Technologies, Inc., Alpha Capital Aktiengesellschaft, Stonestreet Limited Partnership, Ellis International Ltd., Momona Capital Corp., and Grushko & Mittman, P.C. (incorporated by reference to our current report on Form 8-K filed November 9, 2004)

                  10.37 Form of Convertible Note issued to Alpha Capital Aktiengesellschaft, Stonestreet Limited Partnership, Ellis International Ltd., and Momona Capital Corp. (incorporated by reference to our current report on Form 8-K filed November 9, 2004)

                  10.38 Form of Class A Share Purchase Warrant issued to Alpha Capital Aktiengesellschaft, Stonestreet Limited Partnership, Ellis International Ltd., and Momona Capital Corp. (incorporated by reference to our current report on Form 8-K filed November 9, 2004)

                  10.39 Form of Class B Share Purchase Warrant issued to Alpha Capital Aktiengesellschaft, Stonestreet Limited Partnership, Ellis International Ltd., and Momona Capital Corp. (incorporated by reference to our current report on Form 8-K filed November 9, 2004)

                  10.40 Subscription Agreement, dated March 18, 2005, by and among One Voice Technologies, Inc. and the investors named on the signature pages thereto. (incorporated by reference to our current report on Form 8-K filed March 24, 2005)

                  10.41 Form of Convertible Note of One Voice Technologies, Inc. issued to the investors named on the signature pages thereto. (incorporated by reference to our current report on Form 8-K filed March 24, 2005)

                  10.42 Form of Class A Common Stock Purchase Warrant of One Voice Technologies, Inc. issued to the investors named on the signature pages thereto. (incorporated by reference to our current report on Form 8-K filed March 24, 2005)

                  10.43 Form of Class B Common Stock Purchase Warrant of One Voice Technologies, Inc. issued to the investors named on the signature pages thereto. (incorporated by reference to our current report on Form 8-K filed March 24, 2005)

                  10.44 Subscription Agreement, dated March 17, 2006, by and among One Voice Technologies, Inc. and the investors named on the signature pages thereto. (incorporated by reference to our current report on Form 8-K filed March 23, 2006)

                  10.45 Form of Convertible Note of One Voice Technologies, Inc. issued to the investors named on the signature pages thereto. (incorporated by reference to our current report on Form 8-K filed March 23, 2006)

                  10.46 Form of Class A Common Stock Purchase Warrant of One Voice Technologies, Inc. issued to the investors named on the signature pages thereto. (incorporated by reference to our current report on Form 8-K filed March 23, 2006).

                  10.47 Subscription Agreement, dated May 5, 2006, by and among One Voice Technologies, Inc. and the investors named on the signature pages thereto. (incorporated by reference to our registration statement on Form SB-2 filed May 9, 2006)

                  10.48 Form of Convertible Note of One Voice Technologies, Inc. issued to the investors named on the signature pages thereto. (incorporated by reference to our registration statement on Form SB-2 filed May 9, 2006)

                  10.49 Subscription Agreement, dated July 6, 2006, by and among One Voice Technologies, Inc. and the investors named on the signature pages thereto. (incorporated by reference to our current report on Form 8-K filed July 11, 2006)

                  10.45 Form of Convertible Note of One Voice Technologies, Inc. issued to the investors named on the signature pages thereto. (incorporated by reference to our current report on Form 8-K filed July 11, 2006)

                  10.46 Form of Class A Common Stock Purchase Warrant of One Voice Technologies, Inc. issued to the investors named on the signature pages thereto. (incorporated by reference to our current report on Form 8-K filed July 11, 2006).

                  10.47 Subscription Agreement, dated August 28, 2006, by and among One Voice Technologies, Inc. and the investors named on the signature pages thereto. (incorporated by reference to our current report on Form 8-K filed September 1, 2006).

                  10.48 Form of Convertible Note of One Voice Technologies, Inc. issued to the investors named on the signature pages thereto. (incorporated by reference to our current report on Form 8-K filed September 1, 2006).

                  10.49 Form of Class A Common Stock Purchase Warrant of One Voice Technologies, Inc. issued to the investors named on the signature pages thereto. (incorporated by reference to our current report on Form 8-K filed September 1, 2006).

                          CONSENT

                  23.1 Consent of Independent Registered Accounting Firm, PETERSON & CO., LLP (filed herewith).


ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of La Jolla, State of California, on September 8, 2006.

                               ONE VOICE TECHNOLOGIES, INC.


                               BY: /S/ DEAN WEBER
                                   --------------------------------------------
                                   DEAN WEBER
                                   PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                   (PRINCIPAL EXECUTIVE OFFICER)


                               BY: /S/ JAMES HADZICKI
                                   --------------------------------------------
                                   JAMES HADZICKI
                                   CHIEF FINANCIAL OFFICER
                                   (PRINCIPAL ACCOUNTING AND FINANCIAL OFFICER)


In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

        SIGNATURE                       TITLE                        DATE
        ---------                       -----                        ----

   /S/ DEAN WEBER             PRESIDENT, CHIEF EXECUTIVE       SEPTEMBER 8, 2006
   --------------------       OFFICER (PRINCIPAL EXECUTIVE
   DEAN WEBER                 OFFICER) AND CHAIRMAN OF THE
                              BOARD


   /S/ JAMES HADZICKI         CHIEF FINANCIAL OFFICER          SEPTEMBER 8, 2006
   --------------------       (PRINCIPAL ACCOUNTING AND
   JAMES HADZICKI             FINANCIAL OFFICER)



   /S/ Rahoul Sharan          DIRECTOR                         SEPTEMBER 8, 2006
   --------------------
   Rahoul Sharan



   /S/ BRADLEY J. AMMON       DIRECTOR                         SEPTEMBER 8, 2006
   --------------------
   BRADLEY J. AMMON